As filed with the Securities and Exchange Commission on April 23, 2020

Registration No. 333-229687

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 2

Great American Life Insurance Company

(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber

Great American Life Insurance Company

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered pursuant to this Registration Statement	Proposed maximum offering price per unit	Proposed maximum aggregate offering price including previously registered securities	Amount of registration fee, including fee paid for previously registered securities
Individual Fixed-Indexed Flexible Premium Deferred Annuity Contract	$0(1)	N/A(2)	$500,000,000(1)	$50,350(3)

(1)

No amount is to be registered pursuant to this Registration Statement beyond the $500,000,000 of securities previously registered for sale pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-207914), which was filed and became effective on February 16, 2016 (“Registration Statement No. 1”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), all unsold securities from Registration Statement No. 1 will be added to this Registration Statement and the offering of securities under Registration Statement No. 1 will be deemed terminated as of the date of effectiveness of this Registration Statement. As of March 31, 2020 there were $398,249,120 of unsold shares registered pursuant to Registration Statement No. 1.

(2)	The proposed maximum offering price per unit is not applicable because these securities are not issued in predetermined amounts or units.
(3)

The Registrant previously paid a registration fee in the amount of $50,350 with respect to the securities registered pursuant to Registration Statement No. 1. Securities registered pursuant to the Registration Statement No. 1 that are unsold as of the effective date of this Registration Statement will be included in this Registration Statement pursuant to Rule 415(a)(6) as of the effective date. The previously paid fee will continue to be applied to such unsold shares, which the Registrant may continue to offer and sell.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX FRONTIERSM 7 ANNUITY

PROSPECTUS Dated May 1, 2020

The Index FrontierSM 7 annuity is a modified single premium deferred annuity contract (the “Contract”) issued by Great American Life Insurance Company® (“Great American Life,” “we” or “us”). It provides that we will pay annuity payout benefits to you in exchange for your purchase payments. The Contract offers you the opportunity to allocate funds to indexed strategies for one-year periods (a “Term”). Indexed strategies provide returns based, in part, on the change in the value of a market index or the share price of an exchange-traded fund (an “Index”).

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The value of an indexed strategy will increase if there is a positive change in the applicable Index value during a Term. Any increase during a Term is subject to an upper limit called the Maximum Gain. At least 10 days before a Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website. We can change the Maximum Gain for each new Term of an indexed strategy. Before the end of the Term, any increase is also subject to a vesting factor.

•

Before the end of a Term, any increase in the value of an indexed strategy is also subject to a vesting factor. The vesting factor limits the portion of the positive change in the Index that we take into account when we calculate the increase in the strategy value. The vesting factor varies depending on the day of the Term. It is 25% for the first half of a Term, 50% for the second half of a Term, and 100% at the end of a Term.

•	The value of a Conserve Strategy will not decrease even if there is a negative change in the applicable Index value during a Term.

•

The value of a Growth Strategy will decrease if there is a negative change in the applicable Index value during a Term. Any decrease during a Term for a Growth Strategy is subject to a lower limit called the Maximum Loss. The Maximum Loss for each Term of a Growth Strategy is 10%. Each Growth Strategy includes a risk of potential loss of up to 10% of principal and any prior earnings each Term.

•

The value of a Buffer Strategy will decrease if there is a negative change in the applicable Index Value that is larger than the Buffer during a Term. The Buffer is the portion of a negative Index Change for a Term that is disregarded when calculating Buffer Strategy losses. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. Each Buffer Strategy includes a risk of potential loss of principal and any prior earnings. At maximum, the Buffer protects 10% of principal and any prior earnings from loss each Term.

The Contract currently offers a Conserve Strategy and a Growth Strategy for each of four different Indexes. In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
iShares MSCI EAFE Conserve	iShares MSCI EAFE ETF

Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF
iShares MSCI EAFE Growth	iShares MSCI EAFE ETF

The Contract currently offers one Buffer Strategy. In general, we will set a higher Maximum Gain for a Buffer Strategy than the Maximum Gain for a Growth Strategy that uses the same Index.

Buffer Strategy	Index	End of Term Buffer of 10%
S&P 500 Buffer	S&P 500® Index	If you allocate money at the start of a Term to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative change in the Index. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.

Note: The S&P 500 Buffer strategy is not available for Contracts issued prior to May 2020.

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The Contract also offers a declared rate strategy, which earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Note: The declared rate strategy is not available for Contracts issued in Missouri.

An early withdrawal charge may apply if you take a withdrawal during the first seven contract years. That charge will reduce strategy values, including the value of a Conserve Strategy.

Risk Factors for this Contract appear on pages 10-14 and pages 77-81. Variable indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Frontier 7 and its features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•

Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value.

All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt or other investments. If you buy this Contract, you aren’t investing directly in an Index, the stocks included in an Index, or the underlying investments or other assets held by an Index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s® and S&P® are trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares U.S. Real Estate ETF and the iShares MSCI EAFE ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF or any data related thereto.

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The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

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This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1822317NW. Our form numbers for the strategy endorsements to the Contract are E1322417NW, E1322517NW, E1322617NW, E1322717NW, E1322817NW, E1322917NW, E1323017NW, E1829620NW, E1829720NW, and E1829820NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-229687.

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INDEX FRONTIERSM 7 ANNUITY INFORMATION

Special Terms

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. The sum of the values of each Crediting Strategy, plus the value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made.

BAILOUT TRIGGER. The Maximum Gain for the next Term of an Indexed Strategy that triggers a waiver of Early Withdrawal Charges under the Bailout right of an Indexed Strategy.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

BUFFER. The portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is equal to: 10% x ((365 – N) / 365), where N is equal to the number of days remaining until the final Market Day of the Term.

CONTRACT. The legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY. A specified method by which interest or gain or loss is calculated for a Term. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first seven Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that would otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund.

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INDEX CHANGE. The increase or decrease, if any, in the applicable Index Value over a Term of an Indexed Strategy.

INDEX VALUE. For Indexed Strategies that use the S&P 500 Index, the Index Value is the closing value of the Index. For Indexed Strategies that use the SPDR Gold Shares ETF, the iShares U.S. Real Estate ETF, or the iShares MSCI EAFE ETF, the Index Value is the fund’s closing share price on the NYSE Arca.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in an Index Value.

INVESTMENT BASE. The amount applied to an Indexed Strategy at the start of a current Term. A withdrawal or charge reduces the Investment Base. The reduction is proportional to the reduction in the value of that Indexed Strategy due to the withdrawal or charge.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Indexed Strategy.

MARKET DAY. Each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

MAXIMUM GAIN. The largest positive Index Change for a Term that is taken into account to determine the Vested Gain for a given Indexed Strategy. We set the Maximum Gain for each Term of an Indexed Strategy before the first day of that Term. For a given Term, we may set a different Maximum Gain for amounts attributable to Purchase Payments received on different dates. The Maximum Gain can also be called a “Cap”.

MAXIMUM LOSS. The most negative Index Change for a Term that is taken into account to determine a Vested Loss for a given Conserve Strategy or Growth Strategy. The Maximum Loss for a Growth Strategy is a loss of 10% and will apply to all Terms of that Growth Strategy. The Maximum Loss for a Conserve Strategy is 0% and will apply to all Terms of that Conserve Strategy. The Maximum Loss can also be called a “Floor”.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is after the deduction of any fee charged by the person remitting payment and any taxes withheld from the payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held from the date it is applied to the Contract until the first Strategy Application Date on or after that date.

REQUEST IN GOOD ORDER. Information provided or a request made that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

Information provided or a request made is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the information or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the information or the request. If you have any questions, you should contact us or your registered representative before submitting your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. The Account Value minus the Early Withdrawal Charge that would apply on a Surrender of the Contract.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

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TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or gain or loss is calculated. Each Term is one year long, and will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

VESTED GAIN. The portion of any positive Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Gain is equal to: (1) any positive Index Change for the Term, but not exceeding the Maximum Gain set for that Term; multiplied by (2) the applicable Vesting Factor for that day; and then multiplied by (3) the remaining Investment Base for that Term.

VESTED LOSS. The portion of any negative Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Loss is equal to: (1) any negative Index Change for the Term, after taking into account either the Maximum Loss for each Term of that Indexed Strategy or the Buffer; multiplied by (2) the remaining Investment Base for that Term.

VESTING FACTOR. A factor used to determine a Vested Gain. Vesting Factors are described in the Vested Gains and Losses section of this prospectus.

Summary

The Great American Life Index FrontierSM 7 annuity is a modified single premium deferred annuity contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The following chart describes the key features of the Contract. Read this prospectus for more detailed information about the Contract.

Benefits

•   The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•   The Cash Benefit lets you take out all of your Account Value (surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first seven Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

•   The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit Value, which will never be less than your Purchase Payments, reduced proportionately for withdrawals.

Purchase Payments

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date. The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:

•   you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or

•   you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

Issue Age	Each Owner must be age 80 or younger on the Contract Effective Date.

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Indexed Strategies	We currently offer nine Indexed Strategies.

	Conserve Strategies with 0% Maximum Loss	Index
	S&P 500 Conserve	S&P 500® Index
	SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
	iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
	iShares MSCI EAFE Conserve	iShares MSCI EAFE ETF

	Growth Strategies with a 10% Maximum Loss	Index
	S&P 500 Growth	S&P 500® Index
	SPDR Gold Shares Growth	SPDR® Gold Shares ETF
	iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF
	iShares MSCI EAFE Growth	iShares MSCI EAFE ETF

	Buffer Strategy with a 10% Buffer	Index
	S&P 500 Buffer	S&P 500® Index

Conserve Strategies

•   The value of a Conserve Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

• The value of a Conserve Strategy will never decrease due to a negative Index Change during a Term.

Growth Strategies

•   The value of a Growth Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

•   The value of a Growth Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative Index Change.

Buffer Strategy

•   The value of a Buffer Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

•   The value of a Buffer Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative Index Change. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.

Note: The S&P 500 Buffer strategy is not available for Contracts issued prior to May 2020.

Indexed Strategy Value and Investment Base

At the start of a Term, the value of an Indexed Strategy is equal to the Investment Base for that Term, which is the amount applied to that Strategy for that Term.

During a Term, a Vested Gain increases the Strategy value or a Vested Loss reduces the Strategy value.

A withdrawal reduces the Strategy value, including the value of any Conserve Strategy, by the amount of the withdrawal and related Early Withdrawal Charge.

A withdrawal reduces the Investment Base by the portion of the Investment Base needed to pay for the withdrawal and related Early Withdrawal Charge. The reduction in the Investment Base is proportional to the reduction in the Strategy value.

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Vested Gains and Losses

•   Each day of a Term, the value of an Indexed Strategy is adjusted for the Vested Gain or Loss since the start of that Term. We use the following formulas to calculate Vested Gains and Losses.

•   Vested Gain = any positive Index Change for the Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term.

•   Vested Loss = any negative Index Change for the Term (after taking into account either the Maximum Loss for the Term or the Buffer, as applicable) x remaining Investment Base for the current Term.

Maximum Gains	We set a Maximum Gain for each Indexed Strategy prior to the start of each Term. This means the Maximum Gain for an Indexed Strategy may change for each Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Maximum Gain for each Indexed Strategy that will apply to Contracts issued prior to May 1, 2019. In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index. In general, we will set a higher Maximum Gain for a Buffer Strategy than the Maximum Gain for a Growth Strategy that uses the same Index.

Maximum Losses	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Buffer	The Buffer at the end of each Term of a Buffer Strategy is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer.

Vesting Factors

Vesting Factors for the Indexed Strategies are fixed and are applied as follows:

•   For a positive Index Change during a Term, the Vesting Factors are 25% for any date within the first six months of a Term; 50% for any date within the final six months of a Term but before the final Market Date of the Term; and 100% on or after the final Market Date of the Term. A Vesting Factor below 100% limits any positive increase during a Term.

•   For a negative Index Change during a Term, there is no Vesting Factor.

Declared Rate Strategy	Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. A Declared Rate will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Declared Rate that will apply to Contracts issued prior to May 1, 2019.

Strategy Renewals	At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term will not include any amount that is moved as part of a reallocation at the Term end.

Strategy Reallocations	At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

Access to Your Money Through Withdrawals

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date.

•   During the first seven Contract Years, unless you qualify for the Free Withdrawal Allowance or the bailout right as described below, an Early Withdrawal Charge will apply.

•   A withdrawal from an Indexed Strategy during a Term will reduce the Investment Base used to calculate adjustments for any subsequent Vested Gain or Loss in that Term.

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Early Withdrawal Charge	An Early Withdrawal Charge applies during the first seven Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7	8+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	2%	0%

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance or to any withdrawal under the Bailout right.

Bailout Right	We will waive the Early Withdrawal Charge on an amount you withdraw if: (1) you withdraw it at the end of a Term from an Indexed Strategy; and (2) either the Maximum Gain for such Indexed Strategy for the next Term is less than the Bailout Trigger for the current Term, or such Indexed Strategy will not be available for the next Term. If the Bailout right will apply at the end of a Term, we will notify you at least 30 days before the end of that Term. The Bailout right does not apply to your initial Term, but see the Declared Rate Strategy section below and the Vested Gains and Losses section below for information regarding rescission rights available in certain circumstances for the Initial Term.

Payout Options

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•   Fixed Period Payout

•   Life Payout

•   Life Payout with Payments for at Least a Fixed Period

•   Joint and One-half Survivor Payout

Death Benefit

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit Value is the greater of: (1) the Account Value as of the applicable date; or (2) your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

Tax Deferral

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel	If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation.

Risk Factors

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

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Loss of Principal Related to Growth Strategy and Buffer Strategy due to Negative Index Changes

There is a significant risk of loss of principal and related earnings due to negative Index Changes if you allocate your Purchase Payment(s) to a Growth Strategy or Buffer Strategy. Such a loss may be substantial.

This risk exists for each Growth Strategy because you agree to absorb any loss in the Index during the Term up to the Maximum Loss of 10%. This risk exists for each Buffer Strategy because you agree to absorb any loss in the Index that exceeds the Buffer. This risk of loss does not exist if you allocate your Purchase Payment(s) to the Declared Rate Strategy or to a Conserve Strategy.

If you allocate money to a Growth Strategy, you may lose up to 10% at the end of each Term. If you allocate money to a Growth Strategy over multiple Terms, you may lose up to 10% each Term, which may result in a cumulative loss that is greater than 10%.

If you allocate money to a Buffer Strategy, you may lose up to 90% at the end of each Term. If you allocate money to a Buffer Strategy and withdraw it before the end of the Term, you may lose more than 90% because the Buffer is less than 10% until the end of the Term. If you allocate money to a Buffer Strategy over multiple Terms, you may lose up to 90% at the end of each Term, which may result in a cumulative loss that is greater than 90%.

Loss of Principal Related to Early Withdrawal Charge	There is also a risk of loss of principal and related earnings if you take a withdrawal from your Contract or Surrender it during the first seven Contract Years. This risk exists for each Strategy because an Early Withdrawal Charge may apply. A withdrawal from any Strategy, including any Conserve Strategy, when an Early Withdrawal Charge applies, will reduce the value of the Strategy. This reduction will occur even if there is a Vested Gain on the date of the withdrawal. An Early Withdrawal Charge may reduce the value of an Indexed Strategy by more than increases in the value of the Indexed Strategy resulting from Vested Gains in the current and prior Terms.

Long-Term Nature of Contract	The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Investment Return

Any positive adjustment to an Indexed Strategy is limited by a Maximum Gain. Any positive adjustment before the end of a Term is also limited by a Vesting Factor, which will be less than 100%. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy will not fully reflect the corresponding positive Index Change for a Term.

An adjustment only captures an Index Value at the applicable Market Close. You will bear the risk that an Index Value might be significantly lower at that Market Close than at another point during the Term.

Limits on Reallocations	You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of Strategy during a Term, you must take a withdrawal from that Strategy or Surrender your Contract.

Early Withdrawal Charge	If you withdraw money from or Surrender the Contract during the first seven Contract Years, we will deduct an Early Withdrawal Charge unless the Free Withdrawal Allowance or Bailout right applies. Deduction of the Early Withdrawal Charge may result in loss of principal and any prior earnings. An Early Withdrawal Charge will reduce Strategy values, including Conserve Strategy values.

Timing of Withdrawals, Surrender, Annuity Payout Initiation Date, or Death Benefit Claim

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal or Surrender, the Annuity Payout Initiation Date, or the submission of a Death Benefit claim.

For example, a withdrawal from an Indexed Strategy before the end of a Term will lock in the existing Vested Gain or Loss. In addition, due to the Vesting Factors that we use to calculate Vested Gains, the adjustment for the Vested Gain before the end of a Term will be less than the corresponding positive Index Change.

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No Ability to Determine Adjustments in Advance	If you request a withdrawal from an Indexed Strategy, we will process the withdrawal at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance whether the adjustment that applies due to the withdrawal will be positive or negative or to calculate the amount of that adjustment. Likewise, you will not be able to determine in advance the nature and size of an adjustment to an Indexed Strategy that applies to the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

Changes in Declared Rates	We set a Declared Rate for each new Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Changes in Maximum Gains	We set a Maximum Gain for each new Term of an Indexed Strategy. The Maximum Gain for a new Term of an Indexed Strategy may be lower than its Maximum Gain for the current Term and may be as low as 1%. You risk the possibility that the Maximum Gain for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies	At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. An Indexed Strategy you selected also may not be available after the end of a Term due to minimums and maximums that we set. In that case, we will reallocate the applicable funds to a default Strategy. The funds allocated to a default Strategy may earn a return that is lower than the return they would have earned if there had been no reallocation, but will not increase the risk of loss of principal and any prior earnings.

Unavailable Declared Rate Strategy	At the end of a Term, we may stop offering the Declared Rate Strategy and, consequently, only Indexed Strategies, which may earn 0% for any Term, will be available after the end of the Term. In this case, we will offer at least one Indexed Strategy with a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

Replacement of an Index	We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract	If your Account Value falls below the minimum value of $5,000 for any reason, we may terminate your Contract. For example, we may terminate your Contract if a loss on a Growth Strategy or a Buffer Strategy causes your Account Value to fall below $5,000.

No Direct Investment in the Market

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. Index Changes for these Strategies are calculated without taking into account dividends paid on stocks that make up the S&P 500 Index.

When you allocate money to an Indexed Strategy that uses the SPDR Gold Shares ETF, you will not be investing in that exchange-traded fund or in gold.

When you allocate money to an Indexed Strategy that uses the iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, in the securities or other assets that it holds, or in any real estate investment trust.

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF, you will not be investing in that exchange-traded fund or in the securities or other assets that it holds, or in any stock included in the MSCI EAFE Index.

Because changes in the value of an Indexed Strategy are subject to Maximum Gains and either Maximum Losses or a Buffer, as applicable, and may be subject to a Vesting Factor, the performance of an Indexed Strategy may diverge from the performance of the Index.

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Market Risk

Money allocated to a Growth Strategy or Buffer Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline. For a Growth Strategy, you will absorb any such market loss up to the amount of the Maximum Loss of 10%. For a Buffer Strategy, you will absorb any such market loss to the extent it exceeds the Buffer. In addition, any positive change in the Index Value over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because the total return will reflect dividend payments on those stocks and the Index Values will not reflect those dividend payments. Because the return on an Indexed Strategy that uses the S&P 500 Index will be subject to limitations and will be linked to its performance and not the performance of the underlying stocks, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index.

Money allocated to a Growth Strategy that uses the SPDR Gold Shares ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the SPDR Gold Shares ETF is tied to the price of gold, which has fluctuated widely over the past several years. The share price may not replicate the performance of gold. In addition, because the return on any indexed strategy that uses the SPDR Gold Shares ETF will be subject to limitations and will be linked to the performance of the SPDR Gold Shares ETF and not the performance of the price of gold, your return may be less than that of another investment linked directly to the fund’s performance or the price of gold. In addition, due to the same limitations, your return may be less than that of a direct investment in the SPDR Gold Shares ETF.

Money allocated to a Growth Strategy that uses the iShares U.S. Real Estate ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector, which is highly sensitive to general and local economic conditions and developments, characterized by intense competition and periodic overbuilding, and subject to risks associated with leverage. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares U.S. Real Estate ETF will be subject to limitations and will be linked to the performance of the iShares U.S. Real Estate ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares U.S. Real Estate ETF.

Money allocated to a Growth Strategy that uses the iShares MSCI EAFE ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equities, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares MSCI EAFE ETF will be subject to limitations and will be linked to the performance of the iShares MSCI EAFE ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares MSCI EAFE ETF.

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. As of the date of this prospectus, the COVID-19 pandemic has led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the Growth

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Strategies and Buffer Strategies are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected Crediting Strategies and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a Financial Professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

The historical performance of an Index does not guarantee future results.

Regulatory Risk	Great American Life is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims- paying ability.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages 77-81.

•   Adverse developments in financial markets and deterioration in global economic conditions

•   Unfavorable interest rate environments

•   Losses on our investment portfolio

•   Loss of market share due to intense competition

•   Ineffectiveness of risk management policies

•   Changes in applicable law and regulations

•   Inability to obtain reinsurance or to collect on reinsurance

•   Downgrade or potential downgrade in our financial strength rating

•   Variations from actual experience and management’s estimates and assumptions

•   The amount of capital we must hold to meet our statutory requirements can vary significantly from time to time

•   Legal actions and regulatory proceedings

•   Difficulties with technology or data security

•   Failure to protect the confidentiality of customer information

•   Failure to maintain effective and efficient information systems

•   Occurrence of catastrophic events, terrorism or military actions

The economic impacts of the COVID-19 pandemic may negatively affect our financial condition and results of operations. The extent to which the COVID-19 pandemic impacts financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Regulation”, “Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability”, and the consolidated financial statements for additional financial information about the company and the state solvency regulations to which we are subject.

Purchase

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

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The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Frontier annuity, directly transfer it to an Index Frontier annuity, or roll it over to an Index Frontier annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may also pay a sales charge under the new annuity or account, or you may pay an early withdrawal charge if you later take withdrawals from the new annuity or account. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Frontier annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

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Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

Unforeseen Processing Delays

We are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.

Initial Strategy Selections

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive your Request in Good Order with the Crediting Strategies you selected for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

Declared Rate Strategy

Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy.

We will set the Declared Rate for a Term before that Term starts. It is guaranteed for the entire Term. At least 10 days before the initial Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that Term on our website.

If you are not satisfied with the Declared Rate offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will not apply any adjustment for the Early Withdrawal Charge. No other fee or charge is applicable, and we will return your total Purchase Payment(s).

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Declared Rate that will apply to Contracts issued prior to May 1, 2019.

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In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

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You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the Declared Rate Strategy and both payments are applied on March 20. Each Term of the Declared Rate Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the Declared Rate Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. The Declared Rate Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

Indexed Strategies

The Indexed Strategies provide returns that are based, in part, upon changes in an Index Value. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

Each Indexed Strategy has a Maximum Gain for each Term.

•

We will set a new Maximum Gain for each Indexed Strategy prior to the start of each Term. In general, the Maximum Gain for a Growth Strategy will be higher than the Maximum Gain for a Conserve Strategy using the same Index, and the Maximum Gain for a Buffer Strategy will be higher than the Maximum Gain for a Growth Strategy using the same Index.

Each Conserve Strategy and Growth Strategy has a Maximum Loss for each Term.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Each Buffer Strategy has a Buffer for each Term.

•	The Buffer at the end of each Term is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer.

Changes in the value of an Indexed Strategy reflect the change in the applicable Index Value since the start of the applicable Term, the Maximum Gain we set for that Indexed Strategy for that Term, the applicable Vesting Factor, and the applicable Buffer or Maximum Loss for that Indexed Strategy. If you select a Growth Strategy or a Buffer Strategy, then each Term it is possible for you to lose a portion of your Purchase Payment(s) and any earnings allocated to that Indexed Strategy.

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See Vested Gains and Losses section below for additional details.

The Indexed Strategies that are currently available are listed below. You may allocate your funds to any of the Indexed Strategies, subject to the procedures disclosed in this prospectus.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
iShares MSCI EAFE Conserve	iShares MSCI EAFE ETF

Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF
iShares MSCI EAFE Growth	iShares MSCI EAFE ETF

Buffer Strategy	Index	End of Term Buffer of 10%
S&P 500 Buffer	S&P 500® Index	If you allocate money at the start of a Term to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative change in the Index. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.

Note: The S&P 500 Buffer strategy is not available for Contracts issued prior to May 2020.

An Early Withdrawal Charge may apply if you take a withdrawal during the first seven Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.

Term

Each Term of an Indexed Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Indexed Strategy Value

The value of an Indexed Strategy is equal to:

•	the Investment Base for that Term, which is the amount applied to the Strategy at the start of the current Term; minus

•	the portion of that Investment Base that is taken from the Strategy to pay for each withdrawal and related Early Withdrawal Charge during the current Term; and plus or minus

•	the Vested Gain or Loss for that Term on the remaining portion of the Investment Base.

The portion of the Investment Base that is taken from an Indexed Strategy to pay for a withdrawal or charge is the amount that, when Vested Gain or Loss is included, equals the withdrawal or charge.

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•	If there is a Vested Gain, then the portion of the Investment Base taken will be less than the withdrawal or charge.

•	If there is a Vested Loss, then the portion of the Investment Base taken will be greater than the withdrawal or charge.

•	A withdrawal or charge will reduce the value of an Indexed Strategy by an amount equal to the withdrawal or charge.

•	But the reduction in the Investment Base to pay for a withdrawal or charge is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal or charge.

Here are the formulas that we use to calculate a proportional reduction in the Investment Base and the remaining Investment Base.

Percentage reduction in Strategy value = withdrawal / Strategy value immediately before the withdrawal

Proportionate reduction in Investment Base = Investment Base immediately before the withdrawal x percentage reduction in Strategy value

Remaining Investment Base = Investment Base immediately before the withdrawal - reduction in Investment Base

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base for the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume at the time of your withdrawal that you have a Vested Gain of 5%.

•	The Vested Gain is equal to $250 ($5,000 x 0.05).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The percentage reduction in the Strategy value is 19.05% ($1,000 / $5,250).

•	The proportionate reduction in the Investment Base is $952 ($5,000 x 0.1905).

•	The remaining Investment Base is $4,048 ($5,000 - $952).

•

Due to the Vested Gain, the proportionate reduction in the Investment Base ($952) is less than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $4,048 rather than $4,000.

Assume at the time of your withdrawal that you have a Vested Loss of 10%.

•	The Vested Loss is equal to $500 ($5,000 x 0.10).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The percentage reduction in the Strategy value is 22.22% ($1,000 / $4,500).

•	The proportionate reduction in the Investment Base is $1,111 ($5,000 x 0.2222).

•	The remaining Investment Base is $3,889 ($5,000 - $1,111).

•

Due to the Vested Loss, the proportionate reduction in the Investment Base ($1,111) is greater than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $3,889 rather than $4,000.

Vested Gains and Losses

Overview

Each day of a Term, the value of an Indexed Strategy includes the Vested Gain or Loss, if any, since the start of that Term. Vested Gain or Loss is calculated on the remaining Investment Base for that Term.

Here is the formula that we use to calculate the amount of the Vested Gain or Loss.

Amount of Vested Gain or Loss = remaining Investment Base x Vested Gain or Loss percentage

Example. At the beginning of a Term, your entire Account Value of $100,000 is allocated to a Growth Strategy. You do not take any withdrawals during that Term. You Surrender your Contract at the end of that Term. For this example, we assume that no Early Withdrawal Charge applies when you Surrender your Contract.

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•	If the Vested Gain is 4%, then the Strategy value includes a $4,000 Vested Gain ($100,000 x 0.04). The amount payable upon Surrender will be $104,000 ($100,000 + $4,000).

•	If the Vested Loss is 3%, then the Strategy value includes a $3,000 Vested Loss ($100,000 x 0.03). The amount payable upon Surrender will be $97,000 ($100,000 - $3,000).

Index Change. Before we can calculate the Vested Gain or Loss since the start of a Term, we must determine the Index Change since the start of that Term. The Index Change is the increase or decrease in the applicable Index Value. This increase or decrease is expressed as a percentage of the applicable Index Value at the start of that Term. It is measured from the Index Value at the start of that Term to the Index Value at the last Market Close on or before the date the Index Change is determined.

Example. The Index Value was 1000 at the start of a Term.

•	If the Index Value at the applicable Market Close is 1065, then there is a positive Index Change of 6.5%

((1065 - 1000) / 1000).

•	If the Index Value at the applicable Market Close is 925, then there is a negative Index Change of 7.5%

((925 - 1000) / 1000).

Indexes. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this Index. Consequently, any positive change in the Index Value over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

The SPDR Gold Shares represent units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM. The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment performance of the Dow Jones U.S. Real Estate Index. This underlying index measures the performance of the real estate sector in the U.S. equity market. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with concentrated investment in REITS. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information, visit www.iShares.com and search ticker symbol IYR.

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with investment in non-U.S. issuers. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol EFA. For more information, visit www.iShares.com and search ticker symbol EFA.

Index Values. Index Values are determined at each Market Close. An Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. An Index Value at the end of a Term is its value at the Market Close on the last Market Day of that Term. We will use consistent sources to obtain the closing values of an Index. We currently obtain the closing values for the S&P 500 Index and the SPDR Gold Shares ETF from S&P Dow Jones Indices LLC and the closing values for the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

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Market Close. A Market Close is the close of the regular or core trading session on the market used to measure an Index Change for a give Indexed Strategy.

Market Day. A Market Day is each day that all markets that are used to measure Index Changes for available Indexed Strategies are open for regular trading.

Vested Gain

The Vested Gain is the portion of any positive Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Gain for any day of a Term.

Vested Gain = any positive Index Change since the start of the current Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term

Maximum Gain. The Maximum Gain for an Indexed Strategy is the largest positive Index Change for a Term that is taken into account to determine the Vested Gain for that Indexed Strategy for that Term. For example, if the Maximum Gain for a Term is 5% and the Index Change at the end of that Term is positive 8%, then the Vested Gain for that Term is 5%.

•	The Maximum Gain will vary between Indexed Strategies.

•	The Maximum Gain for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Maximum Gain for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy may be less than any positive Index Change over that Term.

•	For each Term, your return on an Indexed Strategy may be less than the Maximum Gain.

We set the Maximum Gain for each Indexed Strategy based on the cost of hedging, interest rates, and other market factors, and the Purchase Payments received for a Contract. In general, the Maximum Gain we set for a Growth Strategy will be higher than the Maximum Gain we set for the corresponding Conserve Strategy, and the Maximum Gain for a Buffer Strategy will be higher than the Maximum Gain for the corresponding Growth Strategy. Likewise, the Maximum Gains for Contracts with larger Purchase Payments generally will be higher than Maximum Gains for Contracts with smaller Purchase Payments.

For information about the current Maximum Gain for each Indexed Strategy offered for new Contracts, please contact your registered representative or refer to our website. At least 10 days before the initial Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website.

If you are not satisfied with the Maximum Gains offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will not apply any adjustment for the Early Withdrawal Charge. No other fee or charge is applicable, and we will return your total Purchase Payment(s).

Once your Contract is effective, we will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Maximum Gain for each Indexed Strategy that will apply to Contracts issued prior to May 1, 2019.

Because we can change the Maximum Gain that applies to an Indexed Strategy, the Contract has a Bailout right that allows you to take a withdrawal without incurring an Early Withdrawal Charge under certain circumstances. See Bailout Right discussion in the Early Withdrawal Charge section below.

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Vesting Factor. The Vesting Factor varies depending on the day of the Term for which the Vested Gain is calculated. A Vesting Factor limits the portion of a positive Index Change that is taken into account when calculating the Vested Gain for a given Indexed Strategy for a given Term.

Vesting Factor
Dates within first six months of a Term	25%
Dates within the final six months of a Term but before the final Market Day of that Term	50%
On the final Market Day of a Term	100%

A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.

Months are measured from the first day of the Term. For example, if a Term starts on January 20, the final six months of that Term will begin on July 20.

If any date in a Term is after the final Market Day of that Term, then a 100% Vesting Factor applies on that date when Vested Gain for that Term is calculated. For example, if a Term ends on a Monday when the markets are closed due to a holiday, then the final Market Day of that Term is the Friday before that holiday. If an automatic transaction is scheduled for Saturday, then the 100% Vesting Factor applies to that transaction.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 12% Maximum Gain for the Term. You Surrender your Contract in month 9 of that Term, which means a Vesting Factor of 50% applies. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a positive Index Change of 15% at the date on which you Surrender your Contract. Because the Index Change exceeds the Maximum Gain, the Maximum Gain applies and limits the Index Change to 12%. As a result, the Vested Gain is 6% (12% x 0.50). The Vested Gain that applies upon Surrender will be $6,000 ($100,000 x 0.06) and the amount payable will be $106,000.

Vested Loss

The Vested Loss is the portion of any negative Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Loss for any day of a Term.

Vested Loss = any negative Index Change since the start of the current Term (after taking into account either the Maximum Loss for each Term or the Buffer, as applicable) x remaining Investment Base for the current Term

Maximum Loss. The Maximum Loss for a Conserve Strategy or a Growth Strategy is the most negative Index Change for a Term that is taken into account to determine the Vested Loss for that Indexed Strategy for that Term. For example, if the Maximum Loss for a Term is 10% and the negative Index Change at the end of that Term is 14%, then the Vested Loss for that Term is 10%.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. This means that the value of a Conserve Strategy will not decrease due to a negative Index Change.

•	The Maximum Loss for each Term of a Growth Strategy is a loss of 10%. This means that the value of a Growth Strategy will not decrease by more than 10% during a Term due to a negative Index Change.

Buffer. The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. For example, when 40% of a Term has elapsed, the Buffer on that day equals 40% of the Buffer that would apply at the end of the Term. When 80% of a Term has elapsed, the Buffer on that day equals 80% of the Buffer that would apply at the end of the Term. As a result, a negative Index Change of 15% would produce different Vested Losses at the following junctures:

•	Day 146 of Term:

Days Remaining to last Market Day of Term: 219

Buffer: 10% x (365-219)/365 = 4%

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Vested Loss: 15% - 4% = 11%

•	Day 292 of Term:

Days Remaining to last Market Day of Term: 73

Buffer: 10% x (365-73)/365 = 8%

Vested Loss: 15% - 8% = 7%

•	End of Term:

Buffer: 10%

Vested Loss: 15% -10% = 5%

No Vesting Factor. A Vesting Factor does not apply when the Vested Loss is calculated. This means that all of the negative Index Change is taken into account when calculating the Vested Loss for a given Indexed Strategy for a given Term.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 10% Maximum Loss. You Surrender your Contract before the end of a Term. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a negative Index Change of 12.5% on the day that you Surrender your Contract. Because the Index Change exceeds the Maximum Loss, the Maximum Loss applies and limits the Index Change to 10%. As a result, the Vested Loss is 10%. The Vested Loss that applies upon Surrender will be $10,000 ($100,000 x 0.10 = $10,000) and the amount payable will be $90,000.

Effect of Vested Gains and Losses

Here is a summary of the effect of Vested Gains and Losses in various situations.

Vested Gain	A Vested Gain increases the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by less than the actual amount of the withdrawal and any charge because of the Vested Gain.

Vested Loss	A Vested Loss reduces the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by more than the actual amount of the withdrawal and any charge because of the Vested Loss.

Additional Information	Any change in an Indexed Strategy value will affect the Account Value, which is used to determine the Surrender Value, the Annuity Payout Value and the Death Benefit Value.	If you take a withdrawal, you will receive the amount you requested and the Indexed Strategy value will be reduced by the amount of the withdrawal and the related Early Withdrawal Charge.

Asymmetrical Impact of Index Changes on Growth and Buffer Strategies Using the Same Index

A Growth Strategy and a Buffer Strategy that use the same Index will often perform differently over identical time periods. These divergent results are produced by variations in the methods used to calculate Vested Gains and Vested Losses for Growth Strategies and Buffer Strategies. You should consider these variations if you are choosing between a Growth Strategy and a Buffer Strategy, and whether either is consistent with your income needs and risk tolerance. Currently, the only Index used by both a Growth Strategy and a Buffer Strategy is the S&P 500 Index.

Vested Gain Variations

Vested Gains for Growth Strategies and Buffer Strategies are calculated using the same formula, but that formula can produce different results when different Maximum Gains are applied. The Maximum Gain for a Buffer Strategy generally will be higher than the Maximum Gain for a Growth Strategy that uses the same Index. This is because the maximum amount of money you can lose is larger for a Buffer Strategy than a Growth Strategy.

For example, if we set a 12% Maximum Gain for the S&P 500 Growth Strategy and a 14% Maximum Gain for the S&P 500 Buffer Strategy, then the Vested Gains for identical investments in these two strategies would be the same over any period that the Index Value increased up to 12%, but would diverge over any period that the Index Value increased by more than 12%.

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During any such period, the Vested Gains for the Growth Strategy would be capped at 12%, while the Vested Gains for the Buffer Strategy may reach as high as 14%. As a result, it is possible for the Buffer Strategy to increase in value to a greater extent than the Growth Strategy.

Vested Loss Variations

The formulas used to calculate Vested Losses for Growth Strategies and Buffer Strategies are similar, except Vested Losses for a Growth Strategy are limited by a Maximum Loss, while Vested Losses for a Buffer Strategy are limited by a Buffer. The 10% Maximum Loss for a Growth Strategy does not change throughout the Term, which means that any negative Index Change between 0% and -10% is taken into account whenever Vested Loss is calculated. The amount of the Buffer for a Buffer Strategy increases each day during the course of each Term, culminating with a 10% Buffer at the end of each Term. This means that any a negative Index Change from 0 to -10% is disregarded when calculating Vested Loss at the end of the Term, but a smaller portion of a negative Index Change is disregarded when measuring a Vested Loss before the end of the Term.

The differences in the impact of negative Index Changes on a Growth Strategy and a Buffer Strategy using the same Index over the same Term depends on two variables: the size of the negative Index Change and the size of the Buffer on the date that the Vested Losses are measured.

The following chart illustrates how changes to these two variables impact Vested Losses for a Growth Strategy and a Buffer Strategy using the same Index over the same Term:

	Impact of Negative Index Changes on Growth and Buffer Strategy Values Throughout Term
	Vested Loss on:
	Day 73		Day 146		Day 219		Day 292		End of Term
	(20% of Term Elapsed)		(40% of Term Elapsed)		(60% of Term Elapsed)		(80% of Term Elapsed)		(100% of Term Elapsed)
Index Change	Growth Strategy	Buffer Strategy 2% Buffer	Growth Strategy	Buffer Strategy 4% Buffer	Growth Strategy	Buffer Strategy 6% Buffer	Growth Strategy	Buffer Strategy 8% Buffer	Growth Strategy	Buffer Strategy 10% Buffer
0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
-2%	-2%	0%	-2%	0%	-2%	0%	-2%	0%	-2%	0%
-4%	-4%	-2%	-4%	0%	-4%	0%	-4%	0%	-4%	0%
-6%	-6%	-4%	-6%	-2%	-6%	0%	-6%	0%	-6%	0%
-8%	-8%	-6%	-8%	-4%	-8%	-2%	-8%	0%	-8%	0%
-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%	-10%	0%
-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%
-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%
-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%
-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%
-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%
-22%	-10%	-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%

In general, Growth Strategies are designed to protect against larger negative Index Changes, while Buffer Strategies are designed to protect against smaller negative Index Changes. When identical investments are made in a Growth Strategy and a Buffer Strategy using the same Index over the same Term, a negative change in the Index produces the following results:

•	a negative Index Change between 0% and -10%, measured on any day, would have a greater negative impact on the Growth Strategy

•	a negative Index Change between -10% and -20% could have a greater negative impact on either strategy, depending on the Index Change and the size of the Buffer on the day the Index Change is measured

•	a negative Index Change below -20%, measured on any day, would have a greater negative impact on the Buffer Strategy

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See Examples - Impact of Withdrawals on Indexed Strategy Values section below for examples that illustrate these concepts.

Examples - Impact of Withdrawals on Indexed Strategy Values

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and Vested Gains and Losses at the end of the Term. These examples assume that you allocate a $50,000 Purchase Payment to the S&P 500 Growth Strategy and a $50,000 Purchase Payment to the S&P 500 Buffer Strategy. To simplify the examples, we assume that the stated withdrawal amounts include applicable Early Withdrawal Charges.

Example A: Withdrawal When Index Rising Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$10,000 / $50,500 = 19.80%	$10,000 / $50,500 = 19.80%
Proportional Reduction in Investment Base	$50,000 x .1980 = $9,901	$50,000 x .1980 = $9,901
Remaining Investment Base after Withdrawal	$50,000 - $9,901 = $40,099	$50,000 - $9,901 = $40,099

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$40,099	$40,099
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$40,099 x 12% = $4,812 Vested Gain	$40,099 x 13% = $5,213 Vested Gain
Strategy Value at Term End	$40,099 + $4,812 = $44,911	$40,099 + $5,213 = $45,312

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $54,911 ($10,000 withdrawal plus the $44,911 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $56,000 ($50,000 Investment Base plus $6,000 gain ($50,000 x 12%)).

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This hypothetical Strategy value of $56,000 exceeds the amount realized of $54,911 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($10,000 - $9,901 = $99); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($4,812 - $6,000 = -$1,188).

The result for the S&P 500 Growth Strategy ($99 - $1,188 = -$1,089) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $1,089 = $54,911).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $55,312 ($10,000 withdrawal plus the $45,312 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $56,500 ($50,000 Investment Base plus $6,500 gain ($50,000 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $401 in this example. The amount you realized under the Buffer Strategy ($55,312) exceeds the amount you realized under the Growth Strategy ($54,911) because the Growth Strategy had a lower Maximum Gain, and the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain.

Example B: Withdrawal When Index Falls and Then Rises

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	880	880
Negative Index Change	(880 - 1000) / 1000 = -12%	(880 - 1000) / 1000 = -12%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-12% - -4% = -8%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-8% x 100% = 8% Vested Loss
Vested Loss in Dollars	$50,000 x 10% = $5,000 Vested Loss	$50,000 x 8% = $4,000 Vested Loss
Strategy Value before Withdrawal	$50,000 - $5,000 = $45,000	$50,000 - $4,000 = $46,000
Percentage Reduction in Strategy Value	$10,000 / $45,000 = 22.22%	$10,000 / $46,000 = 21.74%
Proportional Reduction in Investment Base	$50,000 x 22.22% = $11,111	$50,000 x 21.74% = $10,870
Remaining Investment Base after Withdrawal	$50,000 - $11,111 = $38,889	$50,000 - $10,870 = $39,130

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$38,889	$39,130
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$38,889 x 12% = $4,667 Vested Gain	$39,130 x 13% = $5,087 Vested Gain
Strategy Value at Term End	$38,889 + $4,667 = $43,556	$39,130 + $5,087 = $44,217

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $53,556 ($10,000 withdrawal plus the $43,556 Strategy value at the end of the Term).

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Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $56,000 ($50,000 Investment Base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $53,556 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($10,000 - $11,111 = -$1,111); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($4,667 - $6,000 = -$1,333).

The result for the S&P 500 Growth Strategy (-$1,111 + -$1,333 = -$2,444) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $2,444 = $53,556).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $54,217 ($10,000 withdrawal plus the $44,217 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $56,500 ($50,000 Investment Base plus $6,500 gain ($50,000 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $661 in this example. The amount you realized under the Buffer Strategy ($54,217) exceeds the amount you realized under the Growth Strategy ($53,556) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed more of the negative Index Change (4 percentage points of the -12% change) than the Maximum Loss absorbed (2 percentage points of the -12% change), thus reducing the Investment Base of the Growth Strategy to a greater extent and (2) the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain, thus increasing the Buffer Strategy’s value to a greater extent.

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Example C: Withdrawal When Index Falling Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	980	980
Negative Index Change	(980 - 1000) / 1000 = -2%	(980 - 1000) / 1000 = -2%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-2%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -2% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as a Percentage	-2% x 100% = 2% Vested Loss	0% Vested Loss
Vested Loss in Dollars	$50,000 x 2% = $1,000 Vested Loss	$0 Vested Loss
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000	$50,000 - $0 = $50,000
Percentage Reduction in Strategy Value	$10,000 / $49,000 = 20.41%	$10,000 / $50,000 = 20.00%
Proportional Reduction in Investment Base	$50,000 x .2041 = $10,204	$50,000 x .2000 = $10,000
Remaining Investment Base after Withdrawal	$50,000 - $10,204 = $39,796	$50,000 - $10,000 = $40,000

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$39,796	$40,000
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$39,796 x 10% = $3,980 Vested Loss	$40,000 x 4% = $1,600 Vested Loss
Strategy Value at Term End	$39,796 - $3,980 = $35,816	$40,000 - $1,600 = $38,400

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,816 ($10,000 withdrawal plus the $35,816 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $45,816 exceeds this hypothetical Strategy value of $45,000 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($10,000 - $10,204 = -$204); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $3,890 = $1,020).

The result for the S&P 500 Growth Strategy ($1,020 - $204 = $816) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,816 - $816 = $45,000).

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S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,400 ($10,000 withdrawal plus the $38,400 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $48,000 ($50,000 Investment Base minus $2,000 loss ($50,000 x -4%)). This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,584 in this example. The amount you realized under the Buffer Strategy ($48,400) exceeds the amount you realized under the Growth Strategy ($45,816) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed all of the negative Index Change of -2%, while the Maximum Loss did not absorb any of the negative Index Change, thus reducing the Investment Base of only the Growth Strategy and (2) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the -14% change) than the Maximum Loss absorbed (4 percentage points of the -14% change), thus reducing the Strategy value of the Growth Strategy to a greater extent.

Example D: Withdrawal When Index Falling Steadily and Precipitously

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	850	850
Negative Index Change	(850 - 1000) / 1000 = -15%	(850 - 1000) / 1000 = -15%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-15% - -4% = -11%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-11% x 100% = 11% Vested Loss
Vested Loss in Dollars	$50,000 x 10% = $5,000 Vested Loss	$50,000 x 11% = $5,500 Vested Loss
Strategy Value before Withdrawal	$50,000 - $5,000 = $45,000	$50,000 - $5,500 = $44,500
Percentage Reduction in Strategy Value	$10,000 / $45,000 = 22.22%	$10,000 / $44,500 = 22.47%
Proportional Reduction in Investment Base	$50,000 x .2222 = $11,111	$50,000 x .2247 = $11,236
Remaining Investment Base after Withdrawal	$50,000 - $11,111 = $38,889	$50,000 - $11,236 = $38,764

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$38,889	$38,764
Index Value at Term Start	1000	1000
Index Value at Term End	750	750
Negative Index Change	(750 - 1000) / 1000 = -25%	(750 - 1000) / 1000 = -25%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-25% - -10% = -15%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-15% x 100% = 15% Vested Loss
Vested Loss in Dollars	$38,889 x 10% = $3,889 Vested Loss	$38,764 x 15% = $5,815 Vested Loss
Strategy Value at Term End	$38,889 - $3,889 = $35,000	$38,764 - $5,815 = $32,949

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S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,000 ($10,000 withdrawal plus the $35,000 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized equals this hypothetical Strategy value of $45,000 because the Maximum Loss equally limited the negative Index Change both at the time of withdrawal and at the end of the Term.

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $42,949 ($10,000 withdrawal plus the $32,949 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $42,500 ($50,000 Investment Base minus $7,500 loss ($50,000 x -15%)).

The amount realized of $42,949 exceeds this hypothetical Strategy value of $42,500 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($10,000 - $11,236 = -$1,236); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $5,815 = -$815).

The result for the S&P 500 Buffer Strategy ($1,236 + $815 = $2,051) is equal to the difference between the amount realized and the hypothetical Strategy value ($42,949 + $2,051 = $45,000).

Your investment in the S&P 500 Buffer Strategy underperformed the S&P 500 Growth Strategy by $2,051 in this example. The amount you realized under the Buffer Strategy ($42,949) is smaller than the amount you realized under the Growth Strategy ($45,000) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed less of the negative Index Change of -15%, thus reducing the Investment Base of the Buffer Strategy to a greater extent and (2) at the end of the Term, the Buffer absorbed less of the negative Index Change (10 percentage points of the -25% change) than the Maximum Loss absorbed (15 percentage points of the -25% change), thus reducing the Strategy value of the Buffer Strategy to a greater extent.

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Example E: Withdrawal When Index Rises and Then Falls

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1080	1080
Positive Index Change	(1080 - 1000) / 1000 = 8%	(1080 - 1000) / 1000 = 8%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	8%	8%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	8% x 25% = 2% Vested Gain	8% x 25% = 2% Vested Gain
Vested Gain in Dollars	$50,000 x 2% = $1,000 Vested Gain	$50,000 x 2% = $1,000 Vested Gain
Strategy Value before Withdrawal	$50,000 + $1,000 = $51,000	$50,000 + $1,000 = $51,000
Percentage Reduction in Strategy Value	$10,000 / $51,000 = 19.61%	$10,000 / $51,000 = 19.61%
Proportional Reduction in Investment Base	$50,000 x .1961 = $9,804	$50,000 x .1961 = $9,804
Remaining Investment Base after Withdrawal	$50,000 - $9,804 = $40,196	$50,000 - $9,804 = $40,196

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$40,196	$40,196
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$40,196 x 10% = $4,020 Vested Loss	$40,196 x 4% = $1,608 Vested Loss
Strategy Value at Term End	$40,196 - $4,020 = $36,176	$40,196 - $1,608 = $38,588

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $46,176 ($10,000 withdrawal plus the $36,176 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,176 exceeds this hypothetical Strategy value of $45,000 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($10,000 - $9,804 = $196); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $4,020 = $980).

The result for the S&P 500 Growth Strategy ($196 + $980 = $1,176) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,176 - $1,176 = $45,000).

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S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,588 ($10,000 withdrawal plus the $38,588 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $48,000 ($50,000 Investment Base minus $2,000 loss ($50,000 x -4%)). This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,412 in this example. The amount you realized under the Buffer Strategy ($48,588) exceeds the amount you realized under the Growth Strategy ($46,176) because, at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the -14% change) than the Maximum Loss absorbed (4 percentage points of the -14% change), thus reducing the Strategy value of the Growth Strategy to a greater extent.

Example F: Multiple Withdrawals in a Volatile Market

Impact of $2,500 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$2,500 / $50,500 = 4.95%	$2,500 / $50,500 = 4.95%
Proportional Reduction in Investment Base	$50,000 x .0495 = $2,475	$50,000 x .0495 = $2,475
Remaining Investment Base after Day 146 Withdrawal	$50,000 - $2,475 = $47,525	$50,000 - $2,475 = $47,525

Impact of $3,500 Withdrawal on Day 219 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 146 Withdrawal	$47,525	$47,525
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	970	970
Negative Index Change	(970 - 1000) / 1000 = -3%	(970 - 1000) / 1000 = -3%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-3%	N/A
Buffer on Day 219 of Term	N/A	10% x (365-146)/365 = 6% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -3% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as Percentage	-3% x 100% = 3% Vested Loss	0%
Vested Loss in Dollars	$47,525 x 3% = $1,426 Vested Loss	$0
Strategy Value before Withdrawal	$47,525 - $1,426 = $46,099	$47,725 - $0 = $47,725
Percentage Reduction in Strategy Value	$3,500 / $46,099 = 7.59%	$3,500 / $47,725 = 7.33%
Proportional Reduction in Investment Base	$47,525 x .0759 = $3,608	$47,725 x .0733 = $3,500
Remaining Investment Base after Day 219 Withdrawal	$47,525 - $3,607 = $43,917	$47,525 - $3,500 = $44,025

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Impact of $4,000 Withdrawal on Day 292 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 219 Withdrawal	$43,917	$44,025
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1150	1150
Positive Index Change	(1150 - 1000) / 1000 = 15%	(1150 - 1000) / 1000 = 15%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	14%
Vesting Factor in Month 8	50%	50%
Vested Gain as a Percentage	12% x 50% = 6% Vested Gain	14% x 50% = 7% Vested Gain
Vested Gain in Dollars	$43,917 x 6% = $2,635 Vested Gain	$44,025 x 7% = $3,082 Vested Gain
Strategy Value before Withdrawal	$43,917 + $2,635 = $46,551	$44,025 + $3,082 = $47,106
Percentage Reduction in Strategy Value	$4,000 / $46,551 = 8.59%	$4,000 / $47,106 = 8.49%
Proportional Reduction in Investment Base	$43,917 x .0859 = $3,774	$44,025 x .0849 = $3,738
Remaining Investment Base after Day 292 Withdrawal	$43,917 - $3,774 = $40,143	$44,025 - $3,738 = $40,286

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 292 Withdrawal	$40,143	$40,286
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$40,143 x 10% = $4,014 Vested Loss	$40,286 x 4% = $1,611 Vested Loss
Strategy Value at Term End	$40,143 - $4,014 = $36,129	$40,286 - $1,611 = $38,675

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $46,129 ($10,000 total withdrawal plus the $36,129 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,129 exceeds this hypothetical Strategy value of $45,000 because:

•	the gains at the time of the $2,500 and $4,000 withdrawals caused the reductions in the Investment Base to be less than the actual amounts withdrawn ($2,500 - $2,475 = $25 and $4,000 - $3,774 = $226);

•	the loss at the time of the $3,500 withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($3,500 - $3,608 = -$108); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be less than the hypothetical loss ($5,000 - $4,014 = $986).

The result for the S&P 500 Growth Strategy ($25 + $226 - $108 + $986 = $1,129) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,129 - $1,129 = $45,000).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,675 ($10,000 total withdrawals plus the $38,675 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $48,000 ($50,000 Investment Base minus $2,000 loss ($50,000 x -4%)). This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

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Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,546 in this example. The amount you realized under the Buffer Strategy ($48,675) exceeds the amount you realized under the Growth Strategy ($46,129) for three reasons: (1) at the time of the Day 219 withdrawal, the Buffer absorbed all of the negative Index Change of -3%, while the Maximum Loss did not absorb any of the negative Index Change, thus reducing the Investment Base of the Growth Strategy only, (2) at the time of the Day 292 withdrawal, the Index Change exceeded the Maximum Gain of both the Buffer Strategy and the Growth Strategy, but the Buffer Strategy had a higher Maximum Gain than the Growth Strategy, so the Buffer Strategy’s Investment Base increased to a greater extent, and (3) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the -14% change) than the Maximum Loss absorbed (4 percentage points of the -14% change), thus reducing the Strategy value of the Growth Strategy to a greater extent.

Strategy Renewals and Reallocations at Term End

Renewals

At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term of the same Strategy will not include any amount that is moved to a different Strategy as part of a reallocation at the Term end.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any renewal or reallocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to a Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate or Maximum Gain in effect for that Strategy for that new Term. For example, the Declared Rate for a new Term of the Declared Rate Strategy may be different than the Declared Rate for the Term that is ending. Likewise, the Maximum Gain for an Indexed Strategy for a new Term may be different than the Maximum Gain for that Indexed Strategy for the Term that is ending.

Availability of Strategies

At the end of a Term, we may eliminate a particular Strategy in our discretion. We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate and the Maximum Gains that will apply for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Declared Rate and the Maximum Gains that will apply to contracts issued prior to May 1, 2019.

We are not obligated to offer the Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Strategy at our discretion. For example, we could stop offering Growth Strategies after the first seven Contract Years. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

One Indexed Strategy will always be available. If the Declared Rate Strategy is no longer available, then we must offer an Indexed Strategy that has a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

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If we add or stop offering a Strategy at the end of a Term, we will send you a notification. If funds are held in a Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

If you have allocated money to an Indexed Strategy and that Indexed Strategy will not be available for the next Term, then the Bailout right will apply. In this case, you may withdraw money from that Indexed Strategy at the end of the current Term without incurring an Early Withdrawal Charge. If you have allocated money to the Declared Rate Strategy and it will not be available for the next Term, the Bailout right will not apply.

Reallocations to Default Strategies

At the end of a Term, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will reallocate the amount to a default Strategy.

Here are the rules that will apply to reallocations to a default Strategy.

•	We will reallocate to the Declared Rate Strategy.

•	If no Declared Rate Strategy is available, then we will designate an Indexed Strategy that has a Maximum Loss of 0% and we will reallocate to that designated Strategy.

If the amount to be applied exceeds the maximum, then the default reallocation rules will apply only to the excess amount. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then the default reallocation rules will apply only to the excess $4,000.

Cash Benefit

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. Unless you instruct us otherwise by a Request in Good Order prior to the date of the withdrawal, a withdrawal will be taken in the following order:

•	first proportionally from funds that then qualify for a waiver of the Early Withdrawal Charge pursuant to the Bailout right;

•	then from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategies until all Declared Rate Strategies are exhausted; and

•	then proportionally from Indexed Strategies.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

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If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Vested Gain or Loss for the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value. See Vested Gains and Losses section above.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor. Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract. Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below. Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

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Examples - Amount Available for Withdrawal

The following examples are intended to help you understand the amount that may be available for withdrawal in different market environments.

Example G: Amount Available for a Withdrawal When Index Rises

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth Strategy and a $50,000 Purchase Payment to the S&P 500 Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	the Maximum Gain for the initial Term of the S&P 500 Growth Strategy is 12% and the S&P 500 Buffer Strategy is 14%;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	Gain of 14%	See Footnote 2 below.
Index Value	1900	1900

Withdrawal Date - August 30, 2020
Index Value	1976	1976
Positive Index Change	4%	4%	See Footnote 3 below.
Positive Index Change Limited by Maximum Gain	4%	4%	See Footnote 4 below.
Vesting Factor on Day 146	25%	25%	See Footnote 5 below.
Vested Gain as a Percentage	1%	1%	See Footnote 6 below.
Vested Gain	$500	$500	See Footnote 6 below.
Strategy Value before Withdrawal	$50,500	$50,500	See Footnote 7 below.
Amount of Withdrawal Requested	$10,000	$10,000
Free Withdrawal Allowance	$5,000	$5,000	See Footnote 8 below.
Early Withdrawal Charge	$435	$435	See Footnote 9 below.
Total Amount Withdrawn	$10,435	$10,435	See Footnote 10 below.
Percentage Reduction in Strategy Value	20.66%	20.66%	See Footnote 11 below.
Proportional Reduction in Investment Base	$10,332	$10,332	See Footnote 11 below.
Remaining Investment Base after Withdrawal	$39,668	$39,668	See Footnote 12 below.
Strategy Value after Withdrawal	$40,065	$40,065	See Footnote 13 below.

Term End Date - April 6, 2021
Index Value	2033	2033
Positive Index Change	7%	7%	See Footnote 14 below.
Positive Index Change Limited by Maximum Gain	7%	7%	See Footnote 15 below.
Vesting Factor at Term End	100%	100%	See Footnote 16 below.
Vested Gain as a Percentage	7%	7%	See Footnote 17 below.
Remaining Investment Base after Withdrawal	$39,668	$39,668	See Footnote 12 below.
Vested Gain	$2,777	$2,777	See Footnote 17 below.
Strategy Value at Term End	$42,445	$42,445	See Footnote 18 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

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Footnote 2. The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12% (for the Growth Strategy) or 14% (for the Buffer Strategy), which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12% or 14%, respectively.

Footnote 3. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1976 - 1900) / 1900 = 4%

Footnote 4. In this example, the Index Change on the withdrawal date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.

Footnote 5. A Vesting Factor limits the portion of a positive Index Change that is taken into account to determine the Vested Gain. The Vesting Factor for a positive Index Change varies depending on the day of the Term. The Vesting Factor for a positive Index Change on any date within the first six months of a Term is 25%. The Vesting Factor for a positive Index Change on any date within the final six months of a Term (but before the Final Market Day of the Term) is 50%. The Vesting Factor for a positive Index Change on the final Market Day of the Term (or any date after that when the Vested Gain for the Term is calculated) is 100%. In this example, the Vesting Factor is 25% because the withdrawal date is a date within the first six months of the Term.

Footnote 6. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	4% x 25% = 1%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$50,000 x 0.01 = $500

Footnote 7. In this example, there is a Vested Gain on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the Vested Gain as of that date.

Formula	Investment Base + Vested Gain = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 8. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 0.10 = $5,000

Footnote 9. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 10. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

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Footnote 11. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Gain as of the withdrawal date, the reduction in the Investment Base will be less than the total amount withdrawn. This difference occurs because your withdrawal is credited with a proportionate share of the Vested Gain.

Formula	Total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 0.2066 = $10,332

Footnote 12. On the withdrawal date after the withdrawal, the remaining Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,332 = $39,668

Footnote 13. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065

Footnote 14. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2033 - 1900) / 1900 = 7%

Footnote 15. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.

Footnote 16. The Vesting Factor for a positive Index Change on the Term End Date is 100%.

Footnote 17. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	7% x 100% = 7%

Footnote 18. In this example, there is a Vested Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$39,668 + $2,777 = $42,445

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Example H: Amount Available for a Withdrawal When Index Falls

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth Strategy and a $50,000 Purchase Payment to the S&P 500 Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy		S&P 500 Buffer Strategy
Strategy Value		$50,000		$50,000	See Footnote 1 below.
Investment Base		$50,000		$50,000	See Footnote 1 below.
Maximum Loss		Loss of 10%		N/A	See Footnote 2 below.
End of Term Buffer		N/A		10% Buffer	See Footnote 3 below.
Index Value		1900		1900

Withdrawal Date - August 30, 2020
Index Value		1786		1786
Negative Index Change		-6%		-6%	See Footnote 4 below.
Negative Index Change Limited by Maximum Loss		-6%		N/A	See Footnote 5 below.
Buffer on Day 146		N/A		4% Buffer	See Footnote 6 below.
Vested Loss Percentage		-6%		-2%	See Footnote 7 below.
Vested Loss	-$	3,000	-$	1,000	See Footnote 7 below.
Strategy Value before Withdrawal		$47,000		$49,000	See Footnote 8 below.
Amount of Withdrawal Requested		$10,000		$10,000
Free Withdrawal Allowance		$5,000		$5,000	See Footnote 9 below.
Early Withdrawal Charge		$435		$435	See Footnote 10 below.
Total Amount Withdrawn		$10,435		$10,435	See Footnote 11 below.
Percentage Reduction in Strategy Value		22.2%		21.30%	See Footnote 12 below.
Proportional Reduction in Investment Base		$11,101		$10,648	See Footnote 12 below.
Remaining Investment Base after Withdrawal		$38,899		$39,352	See Footnote 13 below.
Strategy Value after Withdrawal		$36,565		$38,565	See Footnote 14 below.

Term End Date - April 6, 2021
Index Value		1748		1748
Negative Index Change		-8%		-8%	See Footnote 15 below.
Negative Index Change Limited by Maximum Loss		-8%		N/A	See Footnote 16 below.
Negative Index Change Limited by Buffer		N/A		0%	See Footnote 17 below.
Vested Loss Percentage		-8%		0%	See Footnote 18 below.
Remaining Investment Base		$38,899		$39,352	See Footnote 13 below.
Vested Loss	-$	3,112		$0	See Footnote 18 below.
Strategy Value at Term End		$35,787		$39,352	See Footnote 19 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss for Growth Strategies. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

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Footnote 3. The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is:

10%    x    365 – N

           365

where N is equal to the number of days remaining until the final Market Day of the Term.

Footnote 4. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1786 - 1900) / 1900 = -6%

Footnote 5. In this example, the negative Index Change on the withdrawal date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 6. In this example, only a portion of the negative Index Change on the withdrawal date is limited by the Buffer because the Index went down more than 4%.

Footnote 7.

Vested Loss – Growth Strategies: When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-6% = -6%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$50,000 x -0.06 = -$3,000

Vested Loss – Buffer Strategies: When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-6% Index Change - -4% Buffer = -2%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$50,000 x -0.02 = -$1,000

Footnote 8. In this example, there is a Vested Loss on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the Vested Loss as of that date.

Formula	Investment Base - Vested Loss = Strategy value
Calculation	For Growth Strategy: $50,000 - $3,000 = $47,000
For Buffer Strategy: $50,000 - $1,000 = $49,000

Footnote 9. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 10. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the

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withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 11. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 12. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Loss as of the withdrawal date, the reduction in the Investment Base will be more than the total amount withdrawn. This difference occurs because your withdrawal is charged with a proportionate share of the Vested Loss.

Formula	total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	For Growth Strategy: $10,435 / $47,000 = 22.20%
For Buffer Strategy: $10,435 / $49,000 = 21.30%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	For Growth Strategy: $50,000 x 0.2220 = $11,101
For Buffer Strategy: $50,000 x 0.2130 = $10,648

Footnote 13. On the withdrawal date, the remaining Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	For Growth Strategy: $50,000 - $11,101 = $38,899
For Buffer Strategy: $50,000 - $10,648 = $39,352

Footnote 14. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	For Growth Strategy: $47,000 - $10,435 = $36,565
For Buffer Strategy: $49,000 - $10,435 = $38,565

Footnote 15. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1748 - 1900) / 1900 = -8%

Footnote 16. For the Growth Strategy, in this example, the negative Index Change on the Term End Date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 17. For the Buffer Strategy, in this example, the entire negative Index Change on the Term End Date is limited by the Buffer because the Index went down less than 10%.

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Footnote 18.

Vested Loss – Growth Strategies: When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-8% = -8%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$38,899 x -0.08 = -$3,112

Vested Loss – Buffer Strategies: When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-8% Index Change > -10% Buffer = 0%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$39,352 x 0.00 = $0

Footnote 19. In this example, there is a Vested Loss on the Term End Date for the Growth Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date minus the Vested Loss as of that date.

Formula	Remaining Investment Base on Term End Date - Vested Loss = Strategy value
Calculation	$38,899 - $3,112 = $35,787

In this example, there is no Vested Loss on the Term End Date for the Buffer Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date.

Formula	Remaining Investment Base on Term End Date = Strategy value
Calculation	$39,352 = $39,352

Early Withdrawal Charge

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to support higher Declared Rate Strategy interest rates and Indexed Strategy Maximum Gains by investing assets for a longer duration.

The Early Withdrawal Charge applies if, during the first seven Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•

The amount subject to the charge will not include: (1) the Free Withdrawal Allowance; (2) the amount, if any, that qualifies under the Bailout right; or (3) the amount, if any, that qualifies for another waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7	8+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	2%	0%

Example. You Surrender your annuity in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 0.04) and you receive $96,000.

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An Early Withdrawal Charge may apply if you take a withdrawal during the first seven Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.

Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 ($200,000 x 0.10). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

Early Withdrawal Charge Waivers

Bailout Right. We will waive the Early Withdrawal Charge on amounts that you withdraw from this Contract at the end of a current Term if the amounts are held under an Indexed Strategy for that Term and either:

•	the Maximum Gain for the next Term of that Strategy is less than its Bailout Trigger for the current Term; or

•	that Strategy will not be available for the next Term.

Each current Term of an Indexed Strategy has its own Bailout Trigger, even if no funds are held under the Indexed Strategy for that Term. If your Contract has multiple Purchase Payments, the Bailout Trigger for one current Term of an Indexed Strategy may be different from the Bailout Trigger for another current Term of the same Indexed Strategy that started on a different date.

The initial Bailout Trigger for each Indexed Strategy is set out in the Indexed Strategy endorsement. It is less than the Maximum Gain that we anticipate setting for the initial Term of that Indexed Strategy.

For each subsequent Term, the Bailout Trigger is the lesser of:

•	the Bailout Trigger for the Term that ended on the date the current Term began; or

•	the Maximum Gain set for the current Term.

This means that:

•	if the Maximum Gain is never set below the Bailout Trigger, then the Bailout Trigger will not change; and

•	if the Maximum Gain is ever set below the Bailout Trigger, then the Bailout Trigger will be reduced for the new Term and for each Term that starts on an anniversary of that Term start date.

The Bailout Trigger will never increase from one Term to the next.

Example. The Bailout Trigger for the initial Term of an Indexed Strategy is 6.5%.

•

If we set the Maximum Gain for the next Term of that Indexed Strategy at 7.5%, then you will not qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will continue to be 6.5%.

•

If we set the Maximum Gain for the next Term of that Indexed Strategy at 5.5%, then you will qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will change to 5.5%.

If this waiver will apply to an Indexed Strategy at the end of a Term, we will notify you in writing at least 30 days before that Term ends. You may elect a withdrawal under the Bailout right by a Request in Good Order. We must receive your request before the end of the applicable Term.

This waiver will only apply to the amount held under the Indexed Strategy for the Term that is ending. It will not apply to amounts then held under a different Strategy, or to amounts held under the same Strategy for a Term ending on a different date. You may not carry over any unused part of the waiver from one Term to the next.

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If you withdraw funds that qualify for a waiver under the Bailout right, the withdrawal will reduce the Free Withdrawal Allowance for the applicable Contract Year. For example, if the amount you withdraw that qualifies for a waiver under the Bailout right in Contract Year 4 is more than 10% of your Account Value as of the most recent Contract Anniversary, then no Free Withdrawal Allowance will be available for subsequent withdrawals in Contract Year 4.

Instead of withdrawing amounts that qualify for a waiver under the Bailout right, you may wish to reallocate those amounts to a different Strategy. A Request in Good Order to reallocate funds must be received by us before the end of the applicable Term.

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. In California, the Extended Care Waiver Rider has been replaced with the Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider, which provides for a waiver of Early Withdrawal Charges under an expanded variety of circumstances. Please see the rider for details.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Please see the rider for details.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

Annuity Payout Benefit

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

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You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•

Unless we agree, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout Value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout Value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

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Death Benefit

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after the receipt of proof of death and a Request in Good Order for a lump sum payment.

•

If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit Value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit Value, increased by any additional post- death interest as required by law.

•

If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit Value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit Value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit Value is the greater of:

•	the Account Value determined as of the date that the Death Benefit Value is determined; or

•	the Purchase Payments, reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges (the “Purchase Payment base”).

In either case, the Death Benefit Value is reduced by premium tax or other taxes not previously deducted.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%

Purchase Payment Base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 0.08 = $9,600

Determination Date

The date that the Death Benefit Value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit Value is determined

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will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.

Proof of Death

Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit Value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules

Any election is subject to the Death Benefit Distribution Rules described below.

A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated.

We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit Value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•

in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

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Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•

For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

Payout Options

The standard Payout Options are described below.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2029 and you select annual payments, then the first payment will be paid as of October 31, 2030.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Fixed Period Payout

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select.

•   If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•   In all cases, payments will stop at the end of the fixed period.

For a nonqualified contract, fixed periods shorter than 10 years are not available. For a tax-qualified contract, the only fixed period available is 10 years.

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.

•   If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•   In all cases, payments will stop at the end of the fixed period.

The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, the fixed period also cannot exceed 10 years.

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Option	Description for Annuity Payout Benefit	Description for Death Benefit
Life Payout

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

•   If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•   If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

For a tax-qualified contract, a Life Payout is not available to all Beneficiaries.

Life Payout with Payments for at Least a Fixed Period

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

•   If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

•   If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

For a tax-qualified contract, fixed periods longer than 10 years are not available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•   If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

•   If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

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Option	Description for Annuity Payout Benefit	Description for Death Benefit
Joint and One-Half Survivor Payout

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

•   If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant.

•   If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

•   If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•   If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•   If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary.

•   If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

A Joint and One-Half Survivor Payout is only available to a Beneficiary who is the surviving spouse of the owner.

We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

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Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•

Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

Processing Applications and Requests

Processing Applications and Initial Purchase Payments

We will process an application when we have received both the application and the initial Purchase Payment.

•	If that happens on a Market Day before the Market Close, we will process the application and apply the Purchase Payment on that Market Day.

•	If that happens on a Market Day after the Market Close or on a day that is not a Market Day, then we will process the application and apply the Purchase Payment on the next Market Day.

We cannot process your application if it is not a Request in Good Order or if we have not received your initial Purchase Payment. Likewise, we cannot apply your initial Purchase Payment if we have not received your application.

If you have any questions, you should contact us or your registered representative before submitting your application or sending your initial Purchase Payment.

Processing Additional Purchase Payments

•	If we receive an additional Purchase Payment on a Market Day before the Market Close, we will apply it on that Market Day.

•	If we receive an additional Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it on the next Market Day.

We cannot apply an additional Purchase Payment if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending an additional Purchase Payment.

Processing Requests

Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423. Request by fax may be made at 513-768-5115.

Requests for reallocations among Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website GAIG annuities. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.

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We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

NYSE	NYSE Arca
Regular trading hours usually end at 4:00 PM Eastern Time	Core trading session usually ends at 4:00 PM Eastern Time

Trading hours end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.	Core trading session ends at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

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Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index Value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted;

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index; or

•	we are permitted to do so under a regulatory order.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

Right to Cancel (Free Look)

If you change your mind about owning the Contract, you can cancel it within 20 days after you receive it. If you purchased this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. Your request to cancel must be in writing and signed by you.

When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge. Unless otherwise required by state law, you will receive the Account Value of your Contract on the day that we receive your cancellation request. The amount you receive may be more or less than your Purchase Payment(s) depending upon the amount of interest earned by your Contract during the free look period and any Vested Gain or Loss that applies as of the day that we receive your cancellation request. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period. We do not refund any charges or deductions assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

Annual Statement and Confirmations

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) the interest credited to your Contract and Vested Gains and Losses credited to your Contract.

We will also send you written confirmations of Purchase Payments, Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

Electronic Delivery

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.

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Abandoned Property Requirements

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Owner

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•

For a Nonqualified Contract. You may change the Owner at any time during your lifetime. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•

For a Nonqualified Contract. You may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot assign your rights under this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be made by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

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The rights of a person holding an assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

Annuitant

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•

For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

Beneficiary

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•

If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

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A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•

You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

Other Contract Provisions

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

We may terminate your Contract at any time that the Account Value is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract. For example, we may terminate your Contract if a loss on a Growth Strategy or a Buffer Strategy causes your Account Value to fall below $5,000. If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract.

Loans

Loans are not available under the Contract.

Previous Notice Methods

For contracts issued before May 1, 2019, we will send you a written notice at least 30 days before the end of each Term with the Declared Rate and the Maximum Gains that will apply for the next Term.

State Variations

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois and New Jersey: References to “spouse” have been changed to “spouse or civil union partner.”

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Availability of Strategies

For Contract Issued in Michigan: We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider. The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Extended Care Waiver Rider
California	The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) replaces the Extended Care Waiver Rider. The CA Rider provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

Connecticut	The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

Kansas	The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

Massachusetts and Missouri	This waiver rider in not available in Massachusetts or Missouri.

Montana	The definition of medically necessary has been modified and refers to the insured’s physician.

Nebraska	The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

New Hampshire	The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill.

The definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

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For Contracts Issued in:	Variations in Extended Care Waiver Rider
Washington	The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider. The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Terminal Illness Waiver Rider
Illinois, Kansas, Washington	As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Kansas	The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

New Jersey	The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

Massachusetts	This waiver rider in not available in Massachusetts.

Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date.

The waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

Texas	The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

Form of Annuity Payout Benefit

For Contracts Issued in Texas: Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Alabama, Colorado, Hawaii, Iowa, Maine, Mississippi, Montana, New Mexico, Ohio, Oregon, Vermont, Virginia, West Virginia	20 days Account Value	30 days Account Value + Fees/Charges

Alaska, Arizona, Connecticut, Illinois, Kansas, Michigan, New Jersey, North Dakota, South Dakota	20 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Arkansas, District of Columbia, Pennsylvania	20 days Account Value	30 days Account Value

Delaware, Indiana, Massachusetts, Tennessee	20 days Account Value	30 days Purchase Payments

Georgia, Idaho, Missouri, Nevada, Oklahoma, Utah	20 days Purchase Payments	30 days Purchase Payments

Kentucky, Louisiana, Maryland, Nebraska, New Hampshire, North Carolina, Rhode Island, South Carolina, Texas	20 days Purchase Payments	30 days Account Value + Fees/Charges

California	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments

Florida	21 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Minnesota	20 days Account Value + Fees/Charges	30 days Purchase Payments

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For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Washington	20 days Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days Purchase Payments

Wisconsin	30 days Account Value	30 days Account Value + Fees/Charges

Wyoming	20 days Account Value	30 days Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio: Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida and Texas: You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas: Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

Index Replacement

We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity.

If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new Index will reflect the Index Change for the old Index from the start of the Term to the replacement date.

If we replace an Index, the applicable Maximum Gain and Bailout Trigger for the Term, the applicable Maximum Loss or Buffer, and the Vesting Factors will not change.

Example. This example is intended to show how we would calculate Vested Gain or Loss on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to a Growth Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Index Change on Replacement Date for Old Index

Old Index Value at Term Start	1000
Old Index Value on Replacement Date	1050
Old Index Change on Replacement Date	(1050 -1000) / 1,000 = 5%

The 5% Index Change on the Replacement Date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index

Old Index Change on Replacement Date	5%
New Index Value on Replacement Date	1785
Modified Start of Term Value for New Index	1785 / (100% + 5%) = 1700

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The modified start of Term value for the new Index is then used to calculate the Strategy value on any date after the replacement date, including the value at the Term end.

Strategy Value at Term End

Investment Base at Term Start	$50,000
Modified Start of Term Value for New Index	1700
Value of New Index at Term End	1853
Positive Index Change	(1853 - 1,700) / 1700) = 9%
Maximum Gain	Gain of 8%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor for Positive Index Change at Term End	100%
Vested Gain as a Percentage	8% x 100% = 8%
Vested Gain in Dollars	$50,000 x 8% = $4,000
Strategy Value at Term End	$50,000 + $4,000 = $54,000

Federal Tax Considerations

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

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Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section

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457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•   IRC §408 (IRA, SEP, SIMPLE IRA)

•   IRC §408A (Roth IRA)

•   IRC §403(b) (Tax-Sheltered Annuity)

•   IRC §401 (Pension, Profit– Sharing, 401(k))

•   Governmental IRC §457(b)

•   IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

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	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued. All required minimum distributions due in 2020 from an IRA, a 403(b) Tax-Sheltered Annuity Plan, a 401 defined contribution plan, or a 457(b) Governmental Deferred Compensation Plan have been waived.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 72 (age 70 1/2 if born before July 1, 1950). However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

A tax-qualified Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within

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five or ten years after death. A non-tax-qualified Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

Premium and Other Taxes

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout Value or Death Benefit Value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

Distribution of the Contracts

Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because both companies are subsidiaries of Great American Financial Resources, Inc. (“GAFRI”). GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GAFRI pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

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The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 6% of each Purchase Payment. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

Great American Life’s General Account

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to pay adjustments for Vested Gains and Losses associated with the Indexed Strategies. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to pay adjustments for Vested Gains and Losses associated with the Indexed Strategies, we may move money between the Separate Account and our General Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

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Legal Matters

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life. As a participant in various stock and employee benefit plans, Mr. Gruber owns shares of, and options to purchase, common stock of American Financial Group, Inc., the parent company of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Experts

The consolidated financial statements and the accompanying financial statement schedule of Great American Life Insurance Company at December 31, 2019, and 2018, and for each of the three years in the period ended December 31, 2019, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Registration Statement

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-229687.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

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GREAT AMERICAN LIFE INFORMATION

Overview

Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia, Guam and the U.S. Virgin Islands. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.

We are a wholly-owned subsidiary of American Financial Group, Inc., (“AFG”), a publicly traded company (NYSE: AFG). AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, fixed-indexed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets.

Below is a chart that shows the relationships among AFG, Great American Life, and other AFG subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.

American Financial Group, Inc. (“AFG”)

        Great American Financial Resources, Inc. (“GAFRI”) is a subsidiary of AFG. It is a financial services holding company.

        Great American Life Insurance Company (“GALIC”) is a subsidiary of GAFRI. It is the issuer of the Index Frontier annuities and other annuity products.

        Annuity Investors Life Insurance Company is a subsidiary of GALIC. It also issues annuity products.

        Great American Advisors, Inc. (“GAA”) is a subsidiary of AFG. It is the principal underwriter and distributor of the Index Frontier annuities.

        Great American Insurance Company (“GAI) is the principal insurance subsidiary of AFG.

        American Money Management Corporation (“AMMC”) is a subsidiary of AFG. It provides investment services for AFG and certain of its affiliated companies, including Great American Life.

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

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Directors and Executive Officers of Great American Life

Below is a list of the names and ages, as of March 31, 2020, of the directors and executive officers of the Company and a description of the business experience of each of the respective individuals.

Name	Age	Position(s) with Great American Life	Served in Position(s) Since
John P. Gruber	58	Director Senior Vice President and Secretary General Counsel	May 2018 November 2005 November 2005

Jeffrey G. Hester	54	Director	December 2010

Christopher P. Miliano	61	Director Executive Vice President and Treasurer Chief Financial Officer and Chief Accounting Officer	May 2002 May 2002 May 2002

Mark F. Muething	60	Director President Chief Operating Officer	October 1993 April 2018 April 2012

Michael J. Prager	60	Director	May 2002

John P. Gruber

Mr. Gruber has served as GALIC’s Senior Vice President, General Counsel and Secretary since November, 2005. He also serves as Chief Compliance Officer of GAFRI. Mr. Gruber has served in various positions with AFG since July, 1993.

Jeffrey G. Hester

Mr. Hester has served as Divisional Senior Vice President of GAFRI since 2013. Mr. Hester has served in various positions with AFG since December 1993.

Christopher P. Miliano

Mr. Miliano has served as Executive Vice President, Chief Financial Officer and Treasurer of GALIC since May 2002. Mr. Miliano has served in various positions with AFG since September 1979.

Mark F. Muething

Mr. Muething has served as President of GALIC since April 2018 and as Chief Operating Officer since April 2012. Mr. Muething has served in various positions with AFG since October 1993.

Michael J. Prager

Mr. Prager has served as Executive Vice President, Chief Risk Officer and Chief Actuary of GAFRI since 2006.

Executive Compensation

Great American Life does not have any employees. Its parent, Great American Financial Resources, Inc. (GAFRI), provides personnel to Great American Life pursuant to a Services Agreement between Great American Life and GAFRI.

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As a result, Great American Life does not determine or pay any compensation to its executive officers or additional personnel provided by GAFRI. GAFRI determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by GAFRI commensurate with their positions, tenure and levels of responsibility. GAFRI also determines whether and to what extent it will provide employee benefits plans to such persons.

See “Transactions with Related Persons” for more information about the Services Agreement.

Director Compensation

All directors of Great American Life are employees of GAFRI. No director receives any additional compensation for serving as a director.

Director Independence

No director is considered independent under independence standards applicable to Great American Life. Great American Life does not have a separately designated audit, nominating or compensation committee, nor does it have any committees that perform a similar function to any of those committees.

Compensation Committee Interlocks and Insider Participation

Great American Life does not have a compensation committee.

Security Ownership of Certain Beneficial Owners and Management

AFG indirectly owns 100% of the voting securities of Great American Life. AFG’s principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio, 45202.

The table below reports common shares of AFG owned by officers and directors of Great American Life. Except as otherwise provided below, information in the table is as of March 31, 2020 and, to Great American Life’s knowledge, all common shares are beneficially owned, and investment and voting power is held solely by the persons named as owners. Unless otherwise indicated, the address of each person listed below is 301 East Fourth Street, Cincinnati, Ohio, 45202.

Common Share Ownership	Beneficial Ownership Amount (1)	Percent of Class (* means less than 1%)
Security Ownership of Directors and Executive Officers		*
John P. Gruber	38,191	*
Jeffrey G. Hester	33,840	*
Christopher P. Miliano	37,441	*
Mark F. Muething	110,963	*
Michael J. Prager	23,678	*
All Directors and Executive Officers as a Group (5 persons)	244,113	*

(1)

Includes the following numbers of shares that may be acquired within 60 days after March 31, 2020 through the exercise of options held by such person: John P. Gruber – 28,824; Jeffrey G. Hester – 22,390; Christopher P. Miliano – 2,300; Mark F. Muething – 49,721; and Michael J. Prager – 13,500. Also includes the following numbers of shares held in AFG’s 401(k) Retirement and Savings Plan: Jeffrey G. Hester – 679; Christopher P. Miliano – 15,517; Mark F. Muething – 6,177; and Michael J. Prager – 3,760.

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Transactions with Related Persons

Transactions between GALIC and GAFRI

Pursuant to a Services Agreement between Great American Life and GAFRI, GAFRI furnishes Great American Life with infrastructure, printing, office, duplicating, telecommunications, purchasing, personnel, data processing, administrative, consultative, legal, financial, actuarial and other services requested by Great American Life. Great American Life pays for these services on the basis of cost, which may not be greater than the costs that Great American Life would expend in providing such services to itself. Payments for these services by Great American Life to GAFRI were approximately $59.8 million in 2019, $55.2 million in 2018, and $50.5 million in 2017.

Transactions between GALIC and AFG or Other AFG Subsidiaries

GALIC and AMMC are parties to an Investment Services Agreement under which AMMC provides investment services to GALIC in accordance with guidelines. GALIC pays AMMC a fee based on AMMC’s cost of providing these services. Investment charges paid by GALIC to AMMC were approximately $10.5 million in 2019, $6.0 million in 2018, and $3.7 million in 2017.

GALIC is a member of AFG’s consolidated tax group. GALIC has a tax allocation agreement with AFG which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. GALIC and its subsidiaries, which are included in the AFG consolidated tax group, incurred income tax expense of approximately $106.6 million in 2019, $51.1 million in 2018, and $108.2 million in 2017.

The chart below shows the amounts paid by GALIC to AFG in 2019, 2018, and 2017 for various services. All of these transactions were based on fair market value.

	2019	2018	2017
Information technology services	$5.5 million	$5.7 million	$6.0 million
Business support and human resources services	$4.3 million	$4.2 million	$3.6 million
Internal audit support	$1.1 million	$1.0 million	$1.0 million
Creative marketing services	$1.0 million	$0.9 million	$1.0 million

In July 2000, GAI entered into a thirty-two-year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” GALIC participates in the stadium naming rights agreement and accordingly paid GAI approximately $0.8 million in 2019, 2018, and 2017 under the agreement. GALIC’s payments to GAI will average approximately $0.8 million annually over the remaining term of the agreement.

Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers

A subsidiary of AFG employs a brother of GALIC’s President and Chief Operating Officer. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $0.9 million in 2019, $0.8 million in 2018, and $0.7 million for 2017. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

A subsidiary of AFG employs a brother of GALIC’s Senior Vice President, General Counsel and Secretary. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $4.0 million in 2019, $4.3 million in 2018, and $3.5 million for 2017. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

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A brother of GALIC’s President and Chief Operating Officer is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. AFG and its subsidiaries paid Keating Muething & Klekamp approximately $1.2 million in 2019, $1.1 million in 2018, and $2.1 million in 2017 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require AFG to conduct an appropriate review of all related party transactions (including those required to be disclosed by AFG pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by the AFG Audit Committee or another committee comprised of independent directors. The AFG Audit Committee reviews and evaluates all transactions with related parties and reviews and approves all related party transactions involving directors, executive officers and significant shareholders of the Company that require disclosure pursuant to SEC Regulation S-K Item 404.

While AFG adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the New York Stock Exchange. However, approval of such related person transactions is evidenced by AFG Audit Committee resolutions in accordance with AFG’s practice of reviewing and approving transactions in this manner.

GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. GALIC’s policy with respect to potential related party transactions is not in written form. However, approval of such related person transactions is evidenced by resolutions of the AFG Audit committee in accordance with its practice of reviewing and approving transactions in this manner.

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Information on GALIC’s Business and Property

NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.

ANNUITY SEGMENT

General

GALIC’s annuity business is focused on the sale of fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets through independent producers and through direct relationships with certain financial institutions. See Note B — “Segments of Operations” to the financial statements for information on GALIC’s assets, revenues and earnings before income taxes by segment. GALIC has a long history in the annuities industry, long-term agent relationships and a reputation for simple, consumer-friendly products. Disciplined product management and operations have enabled GALIC to maintain a consistent crediting rate strategy and low-cost structure. GALIC’s annuity products are designed to be simple and easy to understand. Lower upfront commissions and bonuses as compared to many competitors allows GALIC to pay higher annual crediting rates. In the current low interest rate environment, management is focused on earning the appropriate returns on GALIC’s products rather than growing premiums. The annuity operations had approximately 600 employees at December 31, 2019.

GALIC’s annuity operations are conducted primarily through the companies listed in the following table, which includes 2019 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

		Annuity
	Annuity	Policies	Ratings
Company	Premiums	In Force	AM Best	S&P
Great American Life Insurance Company	$4,799	436,000	A	A+
Annuity Investors Life Insurance Company	161	107,000	A	A+

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

Due to the deposit-type nature of annuities, annuity premiums received and benefit payments are recorded as increases or decreases in the annuity benefits accumulated liability rather than as revenue and expense under Generally Accepted Accounting Principles (“GAAP”). Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Statutory Premiums
	2019	2018	2017
Financial institutions single premium annuities — indexed	$1,537	$1,776	$1,711
Financial institutions single premium annuities — fixed	1,229	492	622
Retail single premium annuities — indexed	943	1,418	990
Retail single premium annuities — fixed	120	87	70
Broker dealer single premium annuities — indexed	657	1,271	733
Broker dealer single premium annuities — fixed	32	14	7
Pension risk transfer	257	132	6
Education market — fixed and indexed annuities	164	192	174

Total fixed annuity premiums	4,939	5,382	4,313
Variable annuities	21	25	28

Total annuity premiums	$4,960	$5,407	$4,341

Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred basis. The issuer of the annuity collects premiums, credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time, lump-sum premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.

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Annuity contracts are generally classified as either fixed rate (including indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of the duration of assets and liabilities.

An indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing stock market or other financial index (generally the S&P 500) or other external rate, price, or unit value (an “index”). A fixed-indexed annuity (“FIA”) protects against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). In 2018, GALIC began offering registered index-linked annuities, which are similar to fixed-indexed annuities except that the product offers greater upside participation in the selected index as compared to a fixed-indexed annuity and replaces the guarantee of principal in a fixed-indexed annuity with a guaranteed maximum loss. GALIC purchases and sells call and put options designed to substantially offset the effect of the index participation in the liabilities associated with indexed annuities.

As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of unlocking, changes in the fair value of derivatives and other impacts of changes in the stock market and interest rates on annuity segment results (in millions):

	Year ended December 31,
	2019	2018	2017
Annuity earnings before income taxes — before the impact of unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$410	$411	$393
Unlocking	(1)	(31)	(3)
Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs (a):
Change in fair value of derivatives related to FIAs	(294)	(51)	(70)
Accretion of guaranteed minimum FIA benefits	(408)	(347)	(289)
Other annuity benefits	(14)	(83)	(58)
Less cost of equity options	586	506	395
Related impact on the amortization of deferred policy acquisition costs (b)	84	(42)	17

Annuity segment earnings before income taxes	$363	$363	$385

(a)

FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative with a fair value of $3.73 billion at December 31, 2019) and the related call and put options (net fair value of $923 million at December 31, 2019) are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.

(b)	An estimate of the related acceleration/deceleration of the amortization of deferred policy acquisition costs and deferred sales inducements.

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Marketing

GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 60 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct approximately 1,000 actively producing agents.

GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2019 statutory premiums):

	2019	2018	2017
Wells Fargo & Company	12.0%	7.4%	8.1%
The PNC Financial Services Group, Inc.	8.8%	6.6%	9.1%
Regions Financial Corporation	6.7%	4.8%	6.5%
BB&T Corporation	5.1%	3.7%	5.5%
LPL Financial	4.4%	4.8%	5.5%

In the education market, schools may allow employees to save for retirement through contributions made on a before-tax basis. Federal income taxes are not payable on pretax contributions or earnings until amounts are withdrawn. GALIC sells its education market annuities through regional and national agencies.

GALIC is licensed to sell its fixed annuity products in all states except New York; it is licensed to sell its variable annuity products in all states except New York and Vermont. At December 31, 2019, GALIC had approximately 544,000 annuity policies in force. The states that accounted for 5% or more of GALIC’s statutory annuity premiums in 2019 and the comparable preceding years are shown below:

	2019	2018	2017
California	9.9%	10.2%	10.0%
Florida	8.3%	8.1%	7.3%
North Carolina	6.0%	4.5%	4.8%
Ohio	5.9%	5.2%	5.4%
Pennsylvania	5.2%	5.5%	6.1%

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability. GALIC’s competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Run-off Life Segment

Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force block of approximately 88,000 policies and $9.53 billion gross ($3.30 billion net of reinsurance) of life insurance in force at December 31, 2019. Renewal premiums, net of reinsurance, were $22 million in 2019, $21 million in 2018 and $17 million in 2017. At December 31, 2019, GALIC’s life insurance reserves were $282 million, net of reinsurance recoverables.

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Investment Portfolio

General

AFG’s in-house team of investment professionals have followed a consistent strategy over many years and changing economic conditions. Management believes that AFG’s investment expertise has been the driver of consistently strong investment results and effective portfolio risk management over many years.

For additional information of GALIC’s investments, see Note E — “Investments” to the financial statements and Management’s Discussion and Analysis — “Investments.”

GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2019 (dollars in millions).

	Amortized	Fair Value
	Cost	Amount	%
S&P or comparable rating
AAA, AA, A	$21,288	$22,183	59%
BBB	11,858	12,533	33%

Total investment grade	33,146	34,716	92%

BB	584	594	2%
B	134	131	—%
CCC, CC, C	318	372	1%
D	122	143	—%

Total non-investment grade	1,158	1,240	3%

Not rated	1,840	1,943	5%

Total	$36,144	$37,899	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 8% of GALIC’s fixed maturity investments are MBS. At December 31, 2019, 98% (based on statutory carrying value of $36.17 billion) of GALIC’s fixed maturity investments had an NAIC designation of 1 or 2 (the highest of the six designations).

Regulation

GALIC is subject to regulation in the jurisdictions where GALIC does business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2020 by GALIC to its parent without seeking regulatory approval is $287 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2020 without seeking regulatory approval is $35 million.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

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Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

Properties

GALIC leases the majority of its office and storage facilities from American Financial Group (“AFG”).

Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability

We make annuity payout benefits payments and pay death benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.

Financial losses could adversely affect our financial strength and claims-paying ability.

Owners of GALIC’s insurance products do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in our insurance contracts. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

Adverse developments in financial markets and deterioration in global economic conditions.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.

Unfavorable interest rate environments.

During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.

Losses on our investment portfolio.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.

A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.

GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.

Loss of market share due to intense competition.

There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain

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distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

Ineffectiveness of risk management policies.

Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

Changes in applicable law and regulations may affect our financial strength and claims-paying ability.

We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.

Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.

The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.

We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.

GALIC’s claims-paying and financial strength is rated A (Excellent) by A.M. Best, A+ by Standard & Poor’s and A2 by Moody’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners, financial institutions and school districts often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates for our annuity products.

Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.

We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders,

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annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.

Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.

Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.

We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.

We may experience difficulties with technology or data security, which could have an adverse effect on our business.

We use computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a malicious software attack, a terrorist attack or war, our systems may be inaccessible to employees, customers or business partners for an extended period of time. Even if our employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.

Our computer systems are subject to cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures and to unauthorized or illegitimate actions by employees, consultants, agents and other persons with legitimate access to our systems. In addition, over time, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent future unauthorized access, other physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business.

We have increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. If we do not effectively develop, implement and monitor these relationships, third-party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to our business process functions are terminated, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.

The increased risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations. As a result, our ability to conduct business and our results of operations might be materially and adversely affected.

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Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.

We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.

If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of business partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.

Failure to maintain effective and efficient information systems could adversely affect our business.

Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, business partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.

The occurrence of catastrophic events, pandemics, terrorism or military actions could adversely affect our business operations.

The occurrence of natural or man-made disasters and catastrophes, including pandemics such as the recent outbreak of the coronavirus commonly referred to as “COVID-19”), acts of terrorism, floods, earthquakes, industrial accident, blackout, cyber-attack, malicious software, insider threat, insurrections and military actions, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

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FINANCIAL INFORMATION

Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•

changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•

disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.

The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

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Selected Financial Data

The following table sets forth certain data for the periods indicated (in millions).

	Year ended December 31,
	2019	2018	2017	2016	2015
Earnings Statement Data:
Total revenues	$2,081	$1,691	$1,598	$1,499	$1,340
Earnings before income taxes	497	256	381	367	319

Net earnings, including noncontrolling interests	$395	$209	$276	$240	$211
Less: Net earnings attributable to noncontrolling interests	2	2	6	4	6

Net earnings attributable to shareholder	$393	$207	$270	$236	$205

	December 31,
	2019	2018	2017	2016	2015
Balance Sheet Data:
Cash and investments	$42,028	$37,356	$34,500	$30,976	$28,026
Total assets	45,893	40,801	38,120	34,362	30,828
Annuity benefits accumulated	40,406	36,616	33,316	29,907	26,622
Life, accident and health reserves	612	635	658	691	705
Shareholder’s equity	3,433	2,492	2,761	2,509	2,293

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

INDEX TO MD&A

GENERAL

Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.

OVERVIEW

Financial Condition

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

GALIC predominately markets individual and group traditional fixed and indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business. GALIC is licensed to write life, annuity and accident  & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note A — “Accounting Policies” to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the amortization of annuity deferred policy acquisition costs,

•	the measurement of the derivatives embedded in indexed annuity liabilities, and

•	the valuation of investments, including the determination of other-than-temporary impairments.

See “Liquidity and Capital Resources — Uncertainties” for a discussion of recoverables from reinsurers and indexed annuity embedded derivatives and “Liquidity and Capital Resources — Investments” for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.

LIQUIDITY AND CAPITAL RESOURCES

Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payment of dividends to GAFRI and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and

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investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, AFG may contribute funds to GALIC.

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2019, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

Condensed Consolidated Cash Flows GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Year ended December 31,
	2019	2018	2017
Net cash provided by operating activities	$1,334	$1,068	$796
Net cash used in investing activities	(2,449)	(4,052)	(2,433)
Net cash provided by financing activities	1,520	2,702	1,749

Net change in cash and cash equivalents	$405	$(282)	$112

Net Cash Provided by Operating Activities GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $1.33 billion, $1.07 billion and $796 million in 2019, 2018 and 2017, respectively.

Net Cash Used in Investing Activities GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $2.45 billion in 2019 compared to $4.05 billion in 2018, a decrease of $1.60 billion. GALIC had net cash flows from annuity policyholders of $1.66 billion in 2019 and $2.54 billion in 2018, which is the primary source of GALIC’s cash used in investing activities.

Net cash used in investing activities was $4.05 billion in 2018 compared to $2.43 billion in 2017, an increase of $1.62 billion. GALIC had net cash flows from annuity policyholders of $2.54 billion in 2018 and $2.10 billion in 2017. In addition, the $165 million decrease in cash dividends paid in 2018 compared to 2017 and the $225 million advance from the Federal Home Loan Bank of Cincinnati (“FHLB”) increased the amount of cash available for investing activities in 2018 compared to 2017.

Net Cash Provided by Financing Activities GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided by financing activities was $1.52 billion in 2019 compared to $2.70 billion in 2018, a decrease of $1.18 billion. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $1.66 billion in 2019 compared to $2.76 billion in 2018, resulting in a $1.10 billion decrease in net cash provided by financing activities. In addition, there were $140 million of cash dividends paid in 2019 compared to $60 million paid in 2018, resulting in a $80 million decrease in net cash provided by financing activities.

Net cash provided by financing activities was $2.70 billion in 2018 compared to $1.75 billion in 2017, an increase of $953 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $2.76 billion in 2018 compared to $1.99 billion in 2017, resulting in a $773 million increase in net cash provided by financing activities. In addition, there were $60 million of cash dividends paid in 2018 compared to $225 million paid in 2017, resulting in a $165 million increase in net cash provided by financing activities.

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Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.

GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At December 31, 2019, GALIC had $1.10 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.13% to 0.21% over LIBOR (average rate of 1.95% at December 31, 2019). While these advances must be repaid between 2020 and 2021 ($310 million in 2020 and $786 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. At December 31, 2019, GALIC estimated that it had additional borrowing capacity of approximately $800 million from the FHLB.

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit). The treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact GALIC’s risk-based capital and the amount of dividends available in future periods. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payments of dividends and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.

In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment, significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). At December 31, 2019, GALIC could reduce the average crediting rate on approximately $30 billion of traditional fixed, fixed-indexed and registered index-linked annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	at December 31,
GMIR	2019	2018	2017
1 — 1.99%	81%	79%	76%
2 — 2.99%	3%	4%	5%
3 — 3.99%	7%	8%	10%
4.00% and above	9%	9%	9%

Annuity benefits accumulated (in millions)	$40,406	$36,616	$33,316

For statutory accounting purposes, equity securities of non-affiliates and equity call and put options used in the fixed-indexed and registered index-linked annuity business are generally carried at fair value. At December 31, 2019, GALIC owned publicly traded equity securities with a fair value of $809 million and equity index call and put options with a net fair value of $923 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.

GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.

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Contractual Obligations The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2019 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$45,451	$3,546	$8,819	$11,035	$22,051
Life, accident and health liabilities (*)	1,283	101	207	163	812

Total	$46,734	$3,647	$9,026	$11,198	$22,863

(*)

Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $40.41 billion for annuity benefits accumulated and $612 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2019. Based on the same assumptions, GALIC projects reinsurance recoveries related to life, accident and health reserves totaling $597 million as follows: Within 1 year — $60 million; 2-3 years — $100 million; 4-5 years — $76 million; and thereafter — $361 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2019.

Off-Balance Sheet Arrangements See Note L — “Additional Information — Financial Instruments — Unfunded Commitments” to the financial statements.

Investments GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.

GALIC’s investment portfolio at December 31, 2019, contained $37.90 billion in fixed maturity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax basis and $54 million in fixed maturities were classified as trading with holding gains and losses included in net investment income. In addition, GALIC’s investment portfolio includes $667 million in equity securities carried at fair value with holding gains and losses included in realized gains (losses) on securities and $142 million in equity securities carried at fair value with holding gains and losses included in net investment income.

As detailed in Note D — “Balance Sheet Impact of Net Unrealized Gains on Securities” to the financial statements, unrealized gains and losses on GALIC’s fixed maturity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.

Fixed income investment funds are generally invested in securities with intermediate-term maturities with an objective of optimizing total return while allowing flexibility to react to changes in market conditions. At December 31, 2019, the average life of GALIC’s fixed maturities was about 6 years.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. For GALIC’s fixed maturity portfolio, approximately 91% are priced using pricing services at December 31, 2019 and the balance was priced primarily by using non-binding broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of mortgage backed securities (“MBS”) are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

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Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31, 2019 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

Fair value of fixed maturity portfolio	$37,953
Pretax impact on fair value of fixed maturity portfolio	$(1,708)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%	)

Approximately 92% of the fixed maturities held by GALIC at December 31, 2019, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.

MBS are subject to significant prepayment risk because, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates.

Summarized information for GALIC’s MBS (including those classified as trading) at December 31, 2019, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency; Alt-A mortgages are those with risk profiles between prime and subprime. The average life of the residential and commercial MBS is approximately 4-1/2 years and 3 years, respectively.

	Amortized Cost	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$234	$235	100%	$1	100%
Non-agency prime	877	962	110%	85	50%
Alt-A	633	717	113%	84	40%
Subprime	167	187	112%	20	36%
Commercial	807	835	103%	28	97%

	$2,718	$2,936	108%	$218	64%

The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At December 31, 2019, 97% (based on statutory carrying value of $2.69 billion) of GALIC’s MBS had an NAIC designation of 1.

Municipal bonds represented approximately 13% of GALIC’s fixed maturity portfolio at December 31, 2019. GALIC’s municipal bond portfolio is high quality, with 99% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At December 31, 2019, approximately 72% of the municipal bond portfolio was held in revenue bonds, with the remaining 28% held in general obligation bonds.

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Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at December 31, 2019, is shown in the following table (dollars in millions). Approximately $860 million of available for sale fixed maturity securities had no unrealized gains or losses at December 31, 2019.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$32,162	$4,877
Amortized cost of securities	$30,339	$4,945
Gross unrealized gain (loss)	$1,823	$(68)
Fair value as % of amortized cost	106%	99%
Number of security positions	3,751	509
Number individually exceeding $2 million gain or loss	146	3
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Banks, savings, and credit institutions	$280	$(2)
States and municipalities	270	(1)
Mortgage-backed securities	221	(3)
Other asset-backed securities	138	(16)
Insurance	135	(1)
Collateralized loan obligations	8	(30)
Percentage rated investment grade	93%	93%

The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at December 31, 2019, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	4%	2%
After one year through five years	25%	5%
After five years through ten years	39%	9%
After ten years	9%	10%

	77%	26%
Collateralized loan obligations and other asset-backed securities (average life of approximately 4-1/2 years)	15%	67%
Mortgage-backed securities (average life of approximately 4-1/2 years)	8%	7%

	100%	100%

The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at December 31, 2019
Securities with unrealized gains:
Exceeding $500,000 (1,133 securities)	$18,187	$1,394	108%
$500,000 or less (2,618 securities)	13,975	429	103%

	$32,162	$1,823	106%

Securities with unrealized losses:
Exceeding $500,000 (27 securities)	$514	$(30)	94%
$500,000 or less (482 securities)	4,363	(38)	99%

	$4,877	$(68)	99%

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The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at December 31, 2019
Investment grade fixed maturities with losses for:
Less than one year (242 securities)	$2,919	$(25)	99%
One year or longer (141 securities)	1,594	(26)	98%

	$4,513	$(51)	99%

Non-investment grade fixed maturities with losses for:
Less than one year (93 securities)	$282	$(9)	97%
One year or longer (33 securities)	82	(8)	91%

	$364	$(17)	96%

When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as a realized loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the fixed maturity securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2019. Although GALIC has the ability to continue holding its fixed maturity investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change regarding a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, including charges for other-than-temporary impairment, see “Results of Operations — Realized Gains (Losses) on Securities.”

Uncertainties GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.

Reinsurance In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. Substantially all of GALIC’s reinsurance is with companies having an A.M. Best rating in the A category. At December 31, 2019, GALIC’s largest reinsurer directly or indirectly accounts for approximately 69% of GALIC’s reinsurance in force and is rated A+ by A.M. Best.

RESULTS OF OPERATIONS

GALIC’s operations produced $497 million in pretax earnings in 2019 compared to $256 million in 2018, an increase of $241 million (94%). GALIC’s results for 2019 compared to 2018 reflects net realized gains on securities in the 2019 period

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compared to net realized losses on securities in the 2018 period, the positive impact of strong market performance in the 2019 period, the unfavorable impact of the decline in the stock market in 2018 and higher unlocking charges in the 2018 period, partially offset by the unfavorable impact of significantly lower than anticipated interest rates on the fair value of derivatives related to FIAs in 2019 compared to the favorable impact of higher than anticipated interest rates in 2018. GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its annual unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim quarter. In addition to the fourth quarter detailed review, AFG unlocked its assumptions for option costs and interest rates in the second quarter of 2018 due to continued higher FIA option costs (resulting primarily from higher than expected risk-free rates). GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $1 million in 2019 compared to $31 million in 2018.

GALIC’s operations produced $256 million in pretax earnings in 2018 compared to $381 million in 2017, a decrease of $125 million (33%). This decrease reflects growth in the annuity business and higher earnings from limited partnerships and similar investments, more than offset by higher net realized losses on securities, higher unlocking charges, the impact of lower investment yields due to the run-off of higher yielding investments and the impact from changes in stock market and interest rates on the fair value of derivatives related to FIAs. GALIC’s unlocking of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $3 million in 2018 compared to a net annuity expense reduction of $1 million in 2017.

Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in earnings related to FIAs before realized gains (losses) on securities and income taxes that can be inconsistent with the long-term economics of the FIA business, management analyzes these impacts separately as shown in the following table. This table highlights the impact of unlocking, changes in the fair value of derivatives and other impacts of the changes in the stock market and interest rates on earnings before realized gains (losses) on securities and income taxes (dollars in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Earnings before realized gains (losses) on securities and income taxes — before the impact of unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$412	$409	$402	1%	2%
Unlocking	(1)	(31)	(3)	(97%)	933%
Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs:
Change in fair value of derivatives related to FIAs	(294)	(51)	(70)	476%	(27%)
Accretion of guaranteed minimum FIA benefits	(408)	(347)	(289)	18%	20%
Other annuity benefits	(14)	(83)	(58)	(83%)	43%
Less cost of equity options	586	506	395	16%	28%
Related impact on the amortization of deferred policy acquisition costs	84	(42)	17	(300%)	(347%)

Earnings before realized gains (losses) on securities and income taxes	365	361	394	1%	(8%)
Realized gains (losses) on securities	132	(105)	(13)	(226%)	708%

Earnings before income taxes	$497	$256	$381	94%	(33%)

Net Investment Income

Net investment income in 2019 was $1.81 billion compared to $1.66 billion in 2018, an increase of $156 million (9%). This increase primarily reflects growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

Net investment income in 2018 was $1.66 billion compared to $1.48 billion in 2017, an increase of $179 million (12%). This increase primarily reflects growth in GALIC’s annuity business and higher earnings from limited partnerships and similar investments, partially offset by the impact of lower investment yields. GALIC’s operations recorded $114 million in earnings from partnerships and similar investments and AFG-managed CLO’s in 2018 compared to $53 million in 2017, an increase of $61 million (115%).

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Realized Gains (Losses) on Securities

GALIC’s realized gains (losses) on securities were net gains of $132 million in 2019 compared to net realized losses of $105 million in 2018, a change of $237 million (226%). GALIC’s net realized losses on securities were $105 million in 2018 compared to $13 million in 2017, an increase of $92 million (708%). Realized gains (losses) on securities consisted of the following (in millions):

	Year ended December 31,
	2019	2018	2017
Realized gains (losses) before impairments:
Disposals	$16	$12	$22
Change in the fair value of derivatives	5	(7)	(3)
Change in the fair value of equity securities (*)	122	(107)	—
Adjustments to annuity deferred policy acquisition costs and related items	(1)	11	(3)

	142	(91)	16

Impairment charges:
Securities	(21)	(21)	(43)
Adjustments to annuity deferred policy acquisition costs and related items	11	7	14

	(10)	(14)	(29)

Realized gains (losses) on securities	$132	$(105)	$(13)

(*)

As discussed in Note A - “Accounting Policies —Investments,” beginning in January 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. These amounts include a $123 million net gain and a $110 million net loss on securities that were still held at December 31, 2019 and 2018, respectively.

Policy Charges and Other Income

Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $114 million in 2019 compared to $115 million in 2018, a decrease of $1 million (1%). Excluding the favorable impact of unlocking of $1 million in 2019 and the unlocking charge of $1 million in 2018 related to unearned revenue, policy charges and other income were $113 million in 2019 and $116 million in 2018, a decrease of $3 million (3%).

Excluding the impact of unlocking charges of $1 million in 2018 and $3 million in 2017 related to unearned revenue, policy charges and other income were $116 million in 2018 and $114 million in 2017, an increase of $2 million (2%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

Annuity Benefits

Annuity benefits were $1.15 billion in 2019, $998 million in 2018 and $892 million in 2017, representing an increase of $153 million (15%) in 2019 compared to 2018 and an increase of $106 million (12%) in 2018 compared to 2017.

Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in annuity benefits expense related to FIAs that can be inconsistent with the long-term economics of the FIA business, management believes that annuity benefits expense should be analyzed by including the actual cost of the equity options purchased in the FIA business and isolating the impact of unlocking, the impact of changes in the fair value of derivatives related to FIAs, and other impacts of changes in the stock market and interest rates on the accounting for FIAs. This analysis provides investors with a better view of the true cost of funds in the business and a more comparable measure to the cost of funds reported by its peers. The cost of the equity options included in this analysis is the net purchase price of the option contracts amortized on a straight-line basis over

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the life of the contracts, which is generally one year. The following table reconciles this non-GAAP analysis using the cost of funds measure to total annuity benefits expense (in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Interest credited — fixed	$396	$357	$344	11%	4%
Include cost of equity options	586	506	395	16%	28%

Cost of funds	982	863	739	14%	17%
Interest credited — fixed component of variable annuities	4	5	5	(20%)	—%
Other annuity benefits, excluding the impact of interest rates and the stock market on FIAs	109	96	91	14%	5%

	1,095	964	835	14%	15%
Unlocking, changes in fair value of derivatives related to FIAs, and other impacts of the stock market and interest rates over or under option costs:
Unlocking	(74)	59	35	(225%)	69%
Impact of derivatives related to FIAs	294	51	70	476%	(27%)
Accretion of guaranteed minimum FIA benefits	408	347	289	18%	20%
Other annuity benefits — impact of the stock market and interest rates on FIAs	14	83	58	(83%)	43%
Less cost of equity options (included in cost of funds)	(586)	(506)	(395)	16%	28%

Total annuity benefits	$1,151	$998	$892	15%	12%

As shown in the table above, cost of funds for 2019 was $982 million compared to $863 million in 2018, an increase of $119 million (14%). This increase reflects growth in the annuity business and higher renewal option costs. Cost of funds for 2018 was $863 million compared to $739 million in 2017, an increase of $124 million (17%). This increase reflects growth in the annuity business and higher renewal option costs.

As discussed under “Annuity Benefits Accumulated” in Note A — “Accounting Policies” to the financial statements, guaranteed withdrawal benefit reserves are accrued for and modified using assumptions similar to those used in establishing and amortizing deferred policy acquisition costs. In addition, the guaranteed withdrawal benefit reserve related to FIAs can be inversely impacted by the calculated FIA embedded derivative reserve as the value to policyholders of the guaranteed withdrawal benefits decreases when the benefit of stock market participation increases. As shown in the table above, changes in the stock market and interest rates increased GALIC’s guaranteed withdrawal benefit reserve by $14 million, $83 million and $58 million in 2019, 2018 and 2017, respectively.

See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on annuity benefits expense.

Change in Fair Value of Derivatives Related to Fixed-Indexed (Including Registered Index-Linked) Annuities and Other Impacts of Changes in the Stock Market and Interest Rates on FIAs

GALIC’s fixed-indexed (including registered index-linked) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market, other financial index or other external rate, price or unit value (an “index”). GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the embedded derivative component of GALIC’s annuity benefits accumulated, see Note C — “Fair Value Measurements” to the financial statements. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.

As discussed above, the periodic accounting for DPAC and guaranteed withdrawal benefits related to FIAs is also impacted by changes in the stock market and interest rates. These impacts may be temporary in nature and not necessarily indicative of the long-term performance of the FIA business. The table below highlights the impact of changes in the fair value of derivatives

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related to FIAs and the other impacts of the stock market and interest rates (excluding the impact of unlocking) over or under the cost of the equity index options (discussed above) on earnings before income taxes (dollars in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Change in the fair value of derivatives related to FIAs	$(294)	$(51)	$(70)	476%	(27%)
Accretion of guaranteed minimum FIA benefits	(408)	(347)	(289)	18%	20%
Other annuity benefits	(14)	(83)	(58)	(83%)	43%
Less cost of equity options	586	506	395	16%	28%
Related impact on the amortization of DPAC	84	(42)	17	(300%)	(347%)

Impact on earnings before income taxes	$(46)	$(17)	$(5)	171%	240%

During 2019, the negative impact of significantly lower than anticipated interest rates, partially offset by the positive impact of strong stock market performance, reduced earnings before income taxes (excluding unlocking) by $46 million compared to the $17 million negative impact of the stock market and interest rates (excluding unlocking) on earnings before income taxes for 2018, an increase of $29 million (171%). In 2018, the positive impact of higher than expected interest rates was more than offset by higher interest on the embedded derivative, the negative impact of higher than expected option costs and significantly lower stock market performance. In 2017, the negative impact of significantly lower than anticipated interest rates was partially offset by the positive impact of strong stock market performance.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on the change in the fair value of the embedded derivative and other annuity liabilities.

Insurance Acquisition Expenses, Net

Insurance acquisition expenses, net, include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable expenses and commission charges on sales of insurance products.

Excluding the impact of unlocking expense of $76 million in 2019 and expense reductions of $29 million in 2018 and $35 million in 2017 (discussed below), insurance acquisition expenses, net, were $177 million in 2019, $289 million in 2018 and $207 million in 2017, representing a decrease of $112 million (39%) in 2019 compared to 2018 and an increase of $82 million (40%) in 2018 compared to 2017. The decrease in 2019 compared to 2018 is due to the deceleration (in 2019) and acceleration (in 2018) of DPAC amortization related to changes in the fair value of derivatives related to FIAs. The increase in 2018 compared to 2017 reflects growth in the business and the acceleration (in 2018) and deceleration (in 2017) of DPAC amortization related to changes in the fair value of derivatives related to FIAs.

See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience and higher than expected lapse rates could lead to write-offs of DPAC or PVFP in the future.

Other Expenses

Other expenses were $144 million in 2019 compared to $140 million in 2018, an increase of $4 million (3%), reflecting growth in the business. Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred.

Other expenses were $140 million in 2018 compared to $130 million in 2017, an increase of $10 million (8%), reflecting growth in the business.

93

Statutory Annuity Premiums

GALIC’s annuity operations generated statutory premiums of $4.96 billion in 2019, $5.41 billion in 2018 and $4.34 billion in 2017, a decrease of $447 million (8%) in 2019 compared to 2018 and an increase of $1.07 billion (25%) in 2018 compared to 2017. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Financial institutions single premium annuities — indexed	$1,537	$1,776	$1,711	(13%)	4%
Financial institutions single premium annuities — fixed	1,229	492	622	150%	(21%)
Retail single premium annuities — indexed	943	1,418	990	(33%)	43%
Retail single premium annuities — fixed	120	87	70	38%	24%
Broker dealer single premium annuities — indexed	657	1,271	733	(48%)	73%
Broker dealer single premium annuities — fixed	32	14	7	129%	100%
Pension risk transfer	257	132	6	95%	2,100%
Education market — fixed and indexed annuities	164	192	174	(15%)	10%

Total fixed annuity premiums	4,939	5,382	4,313	(8%)	25%
Variable annuities	21	25	28	(16%)	(11%)

Total annuity premiums	$4,960	$5,407	$4,341	(8%)	25%

Management believes the 8% decrease in annuity premiums in 2019 compared to 2018 to the lower market interest rate environment. In response to the continued drop in market interest rates during 2019, GALIC lowered crediting rates on several products, which has slowed annuity sales compared to 2018 levels.

Management attributes the 25% increase in annuity premiums in 2018 compared to 2017 to the introduction of new products, efforts to expand in the retail and broker dealer markets and an improving interest rate environment in 2018.

Annuity Unlocking

GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim period.

The unlocking of the major actuarial assumptions underlying GALIC’s annuity operations resulted in net charges related to its annuity business of $1 million, $31 million and $3 million in 2019, 2018 and 2017, respectively, which impacted GALIC’s financial statements as follows (in millions):

	Year ended December 31,
	2019	2018	2017
Policy charges and other income:
Unearned revenue	$1	$(1)	$(3)

Total revenues	1	(1)	(3)
Annuity benefits:
Fixed-indexed annuities embedded derivative	(181)	44	25
Guaranteed withdrawal benefit reserve	102	10	13
Other reserves	4	5	3
Sales inducements asset	1	—	(6)

Total annuity benefits	(74)	59	35
Insurance acquisition expenses, net:
Deferred policy acquisition costs	76	(29)	(35)

Total costs and expenses	2	30	—

Net charge	$(1)	$(31)	$(3)

94

The net charge from unlocking annuity assumptions in 2019 is due primarily to the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates and the impact of lower than previously anticipated interest rates on floating rate investments) and higher assumed persistency in certain blocks of business, offset by lowering projected FIA option costs, including anticipated renewal rate actions. For the 2019 unlocking, reinvestment rate assumptions are based primarily on the expectation that the 7-year U.S. Treasury rate will increase to 3.20% and the 10-year U.S. Treasury rate will increase to 3.50% over time. For the unlocking in the third quarter of 2019, AFG assumed a net reinvestment rate (net of default and expense assumptions) of 3.38% for the fourth quarter of 2019, grading up ratably to an ultimate net reinvestment rate of 5.34% in 2029 and beyond.

The net charge of $4 million from unlocking annuity assumptions in the fourth quarter of 2018 reflects the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher actual yields than previously anticipated), more than offset by a slight increase in projected expenses and the unfavorable impact of changes in projected policyholder annuitization and lapse behavior.

In addition to the $4 million net charge from the periodic review of annuity assumptions in the fourth quarter of 2018, AFG recorded a $27 million net unlocking charge in the second quarter of 2018 due primarily to the unfavorable impact of higher projected option costs, partially offset by the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher than previously anticipated reinvestment rates).

The 2017 net charge reflects the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates), a slight increase in projected expenses (due primarily to an increase in projected trailer commissions) and slightly higher projected option costs in the near term, substantially offset by the favorable impact of changes in projected policyholder annuitization and lapse behavior.

Income Taxes GALIC’s provision for income taxes was $102 million in 2019 compared to $47 million in 2018, an increase of $55 million (117%). GALIC’s provision for income taxes was $47 million in 2018 compared to $105 million in 2017, a decrease of $58 million (55%). See Note I — “Income Taxes” to the financial statements for an analysis of items affecting GALIC’s effective tax rate.

ACCOUNTING STANDARDS TO BE ADOPTED

See Note A — “Accounting Policies — Credit Impairment Guidance Effective in 2020” to the financial statements for a discussion of accounting guidance adopted on January 1, 2020, which provides a new credit loss model for determining credit-related impairments for financial instruments measured at amortized cost (mortgage loans, premiums receivable and reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The new guidance did not have a material impact on GALIC’s results of operations or financial position.

In August 2018, the FASB issued ASU 2018-12, Financial Services – Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts, which changes the assumptions used to measure the liability for future policy benefits for traditional and limited pay contracts (e.g. life, accident and health benefits) from being locked in at inception to being updated at least annually and standardizes the liability discount rate to be used and updated each reporting period, requires the measurement of market risk benefits associated with deposit contracts (e.g. annuities) to be recorded at fair value, simplifies the amortization of deferred policy acquisition costs to a constant level basis over the expected life of the related contracts and requires enhanced disclosures. GALIC will be required to adopt this guidance effective January 1, 2022. GALIC cannot estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is closer to adoption.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

Fixed Maturity Portfolio In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.

95

Consistent with the discussion in Management’s Discussion and Analysis — “Investments,” the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	2019	2018
Fair value of fixed maturity portfolio	$37,953	$34,187
Pretax impact on fair value of fixed maturity portfolio	$(1,708)	$(1,538)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%)	(4.5%)

Annuity Contracts Substantially all of GALIC’s fixed rate annuity contracts permit GALIC to change crediting rates (subject to minimum interest rate guarantees as determined by applicable law) enabling management to react to changes in market interest rates. At December 31, 2019, GALIC could reduce the average crediting rate on approximately $30 billion of traditional fixed, fixed-indexed annuities and registered index-linked annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis).

The cost of funds as a percent of fixed annuity benefits accumulated on GALIC’s in-force block of fixed annuities was 2.55% for the year ended December 31, 2019. Management estimates that the cost of funds rate on this in-force business will range from 2.40% to 2.55% over the next three years. This rate reflects actuarial assumptions as to (i) expected investment spreads, (ii) deaths, (iii) annuitizations, (iv) surrenders and other withdrawals, (v) renewal premiums, and (vi) stock market performance and the cost of equity options. Actual experience and changes in actuarial assumptions may result in different effective cost of funds rates than those above.

Actuarial assumptions used to estimate DPAC and certain annuity liabilities, as well as GALIC’s ability to maintain spread, could be impacted if a low interest rate environment continues for an extended period, or if increases in interest rates cause policyholder behavior to differ significantly from current expectations.

Projected payments (in millions) in each of the subsequent five years and for all years thereafter on GALIC’s fixed annuity liabilities at December 31 were as follows:

	First	Second	Third	Fourth	Fifth	Thereafter	Total	Fair Value (*)
2019	$3,546	$4,185	$4,634	$5,196	$5,839	$22,051	$45,451	$40,182
2018	3,493	3,989	4,609	4,701	4,640	22,156	43,588	34,765

(*)	Fair value of annuity benefits accumulated excluding life contingent annuities in the payout phase (carrying value of $247 million at December 31, 2019 and $232 million at December 31, 2018).

GALIC’s fixed-indexed (including registered index-linked) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. See Note C — “Fair Value Measurements” and Note F — “Derivatives” to the financial statements for a discussion of these derivatives.

96

Financial Statements and Supplementary Data

Financial statements of Great American Life Insurance Company and supplementary data are included in this prospectus. The table of contents is set out below.

97

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholder

Great American Life Insurance Company and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2019 and 2018, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Adoption of New Accounting Standard

As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for equity investments, other than those accounted for under the equity method, to measure equity investments at fair value with changes in fair value recognized in net earnings in 2018.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ERNST & YOUNG LLP
We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 17, 2020

A-1

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Dollars in Millions, Except Per Share Data)

	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$734	$329
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $36,144 and $34,024)	37,899	34,132
Fixed maturities, trading at fair value	54	55
Equity securities, at fair value	809	743
Investments accounted for using the equity method	985	817
Mortgage loans	1,072	783
Policy loans	164	174
Real estate and other investments	311	323

Total cash and investments	42,028	37,356
Recoverables from reinsurers	282	298
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $681 and $42)	713	1,381
Accrued investment income	335	326
Equity index call options	924	184
Variable annuity assets (separate accounts)	628	557
Funds held as collateral	577	103
Net deferred tax assets	44	168
Other assets	362	428

Total assets	$45,893	$40,801

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $220 and $14)	$40,406	$36,616
Life, accident and health reserves	612	635
Variable annuity liabilities (separate accounts)	628	557
Liability for funds held as collateral	577	103
Other liabilities	189	351

Total liabilities	42,412	38,262
Shareholder’s equity:
Common Stock, par value — $12.50 per share:— 1,200,000 shares authorized — 201,000 shares issued and outstanding	3	3
Capital surplus	989	970
Retained earnings	1,741	1,488
Accumulated other comprehensive income, net of tax	700	31

Total shareholder’s equity	3,433	2,492
Noncontrolling interests	48	47

Total equity	3,481	2,539

Total liabilities and equity	$45,893	$40,801

See notes to consolidated financial statements.

A-2

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS

(In Millions)

	Year ended December 31,
	2019	2018	2017
Revenues:
Net investment income	$1,813	$1,657	$1,478
Realized gains (losses) on securities (*)	132	(105)	(13)
Life, accident and health net earned premiums	22	24	22
Policy charges and other income	114	115	111

Total revenues	2,081	1,691	1,598
Costs and Expenses:
Annuity benefits	1,151	998	892
Life, accident and health benefits	36	37	23
Insurance acquisition expenses, net	253	260	172
Other expenses	144	140	130

Total costs and expenses	1,584	1,435	1,217

Earnings before income taxes	497	256	381
Provision for income taxes	102	47	105

Net earnings, including noncontrolling interests	395	209	276
Less: Net earnings attributable to noncontrolling interests	2	2	6

Net Earnings Attributable to Shareholder	$393	$207	$270

(*) Consists of the following:
Realized gains (losses) before impairments	$142	$(91)	$16
Losses on securities with impairment	(10)	(14)	(30)
Non-credit portion recognized in other comprehensive income (loss)	—	—	1

Impairment charges recognized in earnings	(10)	(14)	(29)

Total realized gains (losses) on securities	$132	$(105)	$(13)

See notes to consolidated financial statements.

A-3

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In Millions)

	Year ended December 31,
	2019	2018	2017
Net earnings, including noncontrolling interests	$395	$209	$276
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	654	(443)	194
Reclassification adjustment for realized (gains) losses included in net earnings	(13)	5	2

Total net unrealized gains (losses) on securities	641	(438)	196
Net unrealized gains (losses) on cash flow hedges	28	2	(4)

Other comprehensive income (loss), net of tax	669	(436)	192

Total comprehensive income (loss), net of tax	1,064	(227)	468
Less: Comprehensive income attributable to noncontrolling interests	2	2	6

Comprehensive income (loss) attributable to shareholder	$1,062	$(229)	$462

See notes to consolidated financial statements.

A-4

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Total Equity
Balance at December 31, 2016	201,000	$941	$1,302	$266	$2,509	$58	$2,567
Net earnings	—	—	270	—	270	6	276
Other comprehensive income	—	—	—	192	192	—	192
Impact of the U.S. corporate tax rate change on AOCI	—	—	(99)	99	—	—	—
Capital contributions from parent	—	14	—	—	14	—	14
Dividends	—	—	(225)	—	(225)	—	(225)
Other	—	1	—	—	1	(17)	(16)

Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
Cumulative effect of accounting change	—	—	93	(90)	3	—	3
Net earnings	—	—	207	—	207	2	209
Other comprehensive loss	—	—	—	(436)	(436)	—	(436)
Capital contributions from parent	—	17	—	—	17	—	17
Dividends	—	—	(60)	—	(60)	—	(60)
Other	—	—	—	—	—	(2)	(2)

Balance at December 31, 2018	201,000	$973	$1,488	$31	$2,492	$47	$2,539
Net earnings	—	—	393	—	393	2	395
Other comprehensive income	—	—	—	669	669	—	669
Capital contributions from parent	—	19	—	—	19	—	19
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	—	—	—	—	(1)	(1)

Balance at December 31, 2019	201,000	$992	$1,741	$700	$3,433	$48	$3,481

See notes to consolidated financial statements.

A-5

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In Millions)

	Year ended December 31,
	2019	2018	2017
Operating Activities:
Net earnings, including noncontrolling interests	$395	$209	$276
Adjustments:
Depreciation and amortization	(59)	(67)	(80)
Annuity benefits	1,151	998	892
Realized (gains) losses on investing activities	(132)	105	13
Net sales of trading securities	3	59	3
Deferred annuity and life policy acquisition costs	(206)	(263)	(225)
Amortization of insurance acquisition costs	202	215	133
Change in:
Recoverables from reinsurers	16	14	16
Accrued investment income	(9)	(35)	(29)
Funds held as collateral	(474)	286	(9)
Other assets	112	(71)	(25)
Life, accident and health reserves	(23)	(23)	(33)
Liability for funds held as collateral	474	(286)	9
Other liabilities	(42)	11	(106)
Other operating activities, net	(74)	(84)	(39)

Net cash provided by operating activities	1,334	1,068	796

Investing Activities:
Purchases of:
Fixed maturities	(6,177)	(7,898)	(7,062)
Equity securities	(126)	(326)	(128)
Mortgage loans	(407)	(142)	(130)
Equity index options	(600)	(567)	(432)
Other investments	(220)	(296)	(409)
Real estate, property and equipment	(8)	(15)	(10)
Proceeds from:
Maturities and redemptions of fixed maturities	3,215	3,551	4,247
Repayments of mortgage loans	118	155	156
Sales of fixed maturities	801	447	315
Sales of equity securities	214	121	82
Settlements of equity index options	666	786	717
Sales of other investments	65	122	186
Sales of real estate, property and equipment	—	—	27
Other investing activities, net	10	10	8

Net cash used in investing activities	(2,449)	(4,052)	(2,433)

Financing Activities:
Annuity receipts	4,960	5,407	4,341
Annuity surrenders, benefits and withdrawals	(3,358)	(2,916)	(2,341)
Net transfers from variable annuity assets	60	47	54
Advances from Federal Home Loan Bank	—	225	—
Repayments to Federal Home Loan Bank	—	—	(64)
Cash dividends paid	(140)	(60)	(225)
Other financing activities, net	(2)	(1)	(16)

Net cash provided by financing activities	1,520	2,702	1,749

Net Change in Cash and Cash Equivalents	405	(282)	112
Cash and cash equivalents at beginning of period	329	611	499

Cash and cash equivalents at end of period	$734	$329	$611

See notes to consolidated financial statements.

A-6

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.     Accounting Policies

Basis of Presentation The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). GALIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2019, and prior to April 17, 2020, have been evaluated for potential recognition or disclosure herein.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

On January 1, 2018, GALIC adopted Accounting Standards Update (“ASU”) 2014-09, which provides guidance on recognizing revenue when (or as) performance obligations under the contract are satisfied. The guidance also updates the accounting for certain costs associated with obtaining and fulfilling contracts with customers and requires certain new disclosures. Because revenue recognition for insurance contracts and financial instruments (GALIC’s primary sources of revenue) were excluded from the scope of the new guidance, the adoption of ASU 2014-09 did not have a material impact on GALIC’s results of operations or financial position.

Fair Value Measurements Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any material nonrecurring fair value measurements in 2019 or 2018.

Investments On January 1, 2018, GALIC adopted ASU 2016-01, which requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At December 31, 2017, GALIC had $593 million in equity securities classified as “available for sale” under the prior guidance with holding gains and losses included in accumulated other comprehensive income (“AOCI”) instead of net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI was reclassified to retained earnings as the cumulative effect of an accounting change. The cumulative effect of the accounting change also includes the net unrealized gain on GALIC’s small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under the new guidance ($3 million net of tax at the date of adoption).

Following the adoption of ASU 2016-01, holding gains and losses on equity securities carried at fair value are generally recorded in realized gains (losses) on securities. However, GALIC records holding gains and losses on securities classified as “trading” under previous guidance, its small portfolio of limited partnerships and similar investments carried at fair value and certain other securities classified at purchase as “fair value through net investment income” in net investment income.

A-7

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Under the new guidance, GALIC recorded holding gains of $140 million on equity securities in net earnings during 2019 on securities that were still held December 31, 2019 and holding losses of $97 million on equity securities in net earnings during 2018 on securities that were still owned at December 31, 2018. Under the prior guidance, these holding losses would have been recorded in AOCI until the securities were disposed (with the exception of any impairment charge that may have been recorded). Because almost all of the equity securities impacted by the new guidance were carried at fair value through AOCI under the prior guidance, the adoption of the new guidance did not have a material impact on GALIC’s financial position.

Fixed maturity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in AOCI in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

Limited partnerships and similar investments are generally accounted for using the equity method of accounting. Under the equity method, GALIC records its share of the earnings or losses of the investee based on when they are reported by the investee in its financial statements rather than in the period in which the investee declares a dividend. GALIC’s share of the earnings or losses from equity method investments is generally recorded on a quarter lag due to the timing of the receipt of the investee’s financial statements. GALIC’s equity in the earnings (losses) of limited partnerships and similar investments is included in net investment income.

Gains or losses on fixed maturity securities classified as “available for sale” are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the statement of earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only and principal-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.

To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.

Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.

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Funds Held as Collateral GALIC receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.

Reinsurance Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

Deferred Policy Acquisition Costs (“DPAC”) Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Annuity Benefits Accumulated Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue. For traditional fixed annuities, the liability for annuity benefits accumulated represents the account value that had accrued to the benefit of the policyholder as of the balance sheet date. For fixed-indexed annuities (“FIAs”), the liability for annuity benefits accumulated includes an embedded derivative that represents the estimated fair value of the index participation with the remaining component representing the discounted value of the guaranteed minimum contract benefits.

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.

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Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.

Unearned Revenue Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.

Life, Accident and Health Reserves Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Variable Annuity Assets and Liabilities Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.

GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.

Leases On January 1, 2019, GALIC adopted ASU 2016-02, which requires entities that lease assets for terms longer than one year to recognize assets and liabilities for the rights and obligations created by those leases on the balance sheet based on the present value of contractual cash flows. As permitted under the ASU, GALIC adopted the guidance on a modified retrospective basis (comparative periods were not adjusted) and elected the following accounting policies and practical expedients:

•	exclude leases with a term of 12 months or less from the calculation of lease assets and liabilities,

•	not separate lease and non-lease components except for buildings (office space and storage facilities),

•

for contracts existing at the date of adoption — not reassess whether a contract is a lease or contains a lease, how initial direct costs were accounted for or whether the lease is an operating or finance lease, and

•	use hindsight to determine the lease term for leases existing at the date of adoption.

GALIC did not have any material leases at December 31, 2019 or January 1, 2019.

Noncontrolling Interests For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.

Premium Recognition For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

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Income Taxes GALIC and its subsidiaries have an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date. This includes the impact on deferred tax assets or liabilities established through AOCI, which results in an amount equal to the difference between the deferred tax at the historical corporate rate and the newly enacted rate stranded in AOCI. As permitted under guidance adopted effective December 31, 2017 (ASU 2018-02), GALIC reclassified the $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings at December 31, 2017. See Note I — “Income Taxes” for further information.

Benefit Plans GALIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

Credit Impairment Guidance Effective in 2020 In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which provides a new loss model for determining credit-related impairments for financial instruments measured at amortized cost (mortgage loans, premiums receivable and reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses considers historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. Expected credit losses, and subsequent increases or decreases in such expected losses, will be recorded immediately through net earnings as an allowance that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the balance sheet at the amount expected to be collected. The updated guidance also amends the current other-than-temporary impairment model for available for sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. Subsequent increases or decreases in expected credit losses will be recorded immediately in net earnings through realized gains (losses). GALIC will adopt this guidance effective January 1, 2020. The new guidance did not have a material impact on GALIC’s results of operations or financial position.

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B.    Segments of Operations

GALIC manages its business as two segments: (i) Annuity and (ii) Run-off life. GALIC’s annuity business sells traditional fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.

The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	2019	2018	2017
Assets
Annuity	$45,217	$40,115	$37,392
Run-off life	676	686	728

Total assets	$45,893	$40,801	$38,120

Revenues
Annuity:
Net investment income	$1,792	$1,638	$1,458
Other income	108	108	106

Total annuity	1,900	1,746	1,564
Run-off life	49	50	47

Total revenues before realized gains (losses)	1,949	1,796	1,611
Realized gains (losses) on securities	132	(105)	(13)

Total revenues	$2,081	$1,691	$1,598

Earnings Before Income Taxes
Annuity	$363	$363	$385
Run-off life	2	(2)	9

Total earnings before realized gains (losses) and income taxes	365	361	394
Realized gains (losses) on securities	132	(105)	(13)

Total earnings before income taxes	$497	$256	$381

C.    Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, corporate and municipal fixed maturity securities, asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), certain non-affiliated common stocks and equity index options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best

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information available at the valuation date. Financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information are classified as Level 3.

AFG’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company’s internal investment professionals are a group of approximately 20 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

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Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2019
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$6	$24	$15	$45
States, municipalities and political subdivisions	—	4,284	65	4,349
Foreign government	—	34	—	34
Residential MBS	—	1,971	128	2,099
Commercial MBS	—	806	29	835
Collateralized loan obligations	—	3,365	14	3,379
Other asset-backed securities	—	4,357	1,030	5,387
Corporate and other	16	20,220	1,535	21,771

Total AFS fixed maturities	22	35,061	2,816	37,899
Trading fixed maturities	—	54	—	54
Equity securities	492	41	276	809
Equity index call options	—	924	—	924
Variable annuity assets (separate accounts) (*)	—	628	—	628
Other assets — derivatives	—	50	—	50

Total assets accounted for at fair value	$514	$36,758	$3,092	$40,364

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$3,730	$3,730
Other liabilities — derivatives	—	10	—	10

Total liabilities accounted for at fair value	$—	$10	$3,730	$3,740

December 31, 2018
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$6	$25	$8	$39
States, municipalities and political subdivisions	—	4,238	59	4,297
Foreign government	—	13	—	13
Residential MBS	—	1,787	161	1,948
Commercial MBS	—	788	48	836
Collateralized loan obligations	—	3,298	85	3,383
Other asset-backed securities	—	3,627	543	4,170
Corporate and other	14	17,713	1,719	19,446

Total AFS fixed maturities	20	31,489	2,623	34,132
Trading fixed maturities	—	55	—	55
Equity securities	493	38	212	743
Equity index call options	—	184	—	184
Variable annuity assets (separate accounts) (*)	—	557	—	557
Other assets — derivatives	—	16	—	16

Total assets accounted for at fair value	$513	$32,339	$2,835	$35,687

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,720	$2,720
Other liabilities — derivatives	—	49	—	49

Total liabilities accounted for at fair value	$—	$49	$2,720	$2,769

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

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The transfers between Level 1 and Level 2 for the years ended December 31, 2019, 2018 and 2017 are reflected in the table below at fair value as of the end of the reporting period (dollars in millions):

	Level 2 To Level 1 Transfers						Level 1 To Level 2 Transfers
	# of Transfers			Fair Value			# of Transfers			Fair Value
	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017
Perpetual preferred stocks	—	—	1	$—	$—	$1	—	—	1	$—	$—	$1
Common stocks	2	—	—	—	—	—	—	—	—	—	—	—

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in observable trade activity.

Approximately 8% of the total assets carried at fair value on December 31, 2019 were Level 3 assets. Approximately 61% ($1.87 billion) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by GALIC.

Internally developed Level 3 asset fair values represent approximately $996 million at December 31, 2019. Of this amount, approximately $565 million relates to fixed maturity securities that were priced using management’s best estimate of an appropriate credit spread over the treasury yield (of a similar duration) to discount future expected cash flows using a third-party model. The credit spread applied by management is the significant unobservable input. For this group of approximately 34 securities, the average spread used was 400 basis points over the reference treasury yield and the spreads ranged from 100 basis points to 1,253 basis points (approximately 70% of the spreads were between 200 and 700 basis points). Had management used higher spreads, the fair value of this group of securities would have been lower. Conversely, if the spreads used were lower, the fair values would have been higher. For the remainder of the internally developed prices, any justifiable changes in unobservable inputs used to determine fair value would not have resulted in a material change in GALIC’s financial position.

The derivatives embedded in GALIC’s fixed-indexed and registered index-linked annuity liabilities are measured using a discounted cash flow approach and had a fair value of $3.73 billion at December 31, 2019. The following table presents information about the unobservable inputs used by management in determining fair value of these Level 3 liabilities. See Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for credit risk	0.2% – 2.4% over the risk-free rate
Risk margin for uncertainty in cash flows	0.80% reduction in the discount rate
Surrenders	3% – 22% of indexed account value
Partial surrenders	2% – 9% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	1.5% – 10.6% of indexed account value
Budgeted option costs	2.5% – 3.3% of indexed account value

The range of adjustments for credit risk is based on the Moody’s corporate A2 bond index and reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed and registered index-linked annuity products with an expected range of 7% to 10% in the majority of future calendar years (3% to 22% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed and registered index-linked annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

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Changes in balances of Level 3 financial assets and liabilities carried at fair value during 2019, 2018 and 2017 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs and $20 million of equity securities transferred into Level 3 in the first quarter of 2018 related to a small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under new guidance adopted on January 1, 2018, as discussed in Note A — “Accounting Policies — Investments.” All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2018	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2019
AFS fixed maturities:
U.S. government agency	$8	$—	$7	$—	$—	$—	$—	$15
State and municipal	59	—	6	—	(3)	10	(7)	65
Residential MBS	161	3	(3)	—	(18)	36	(51)	128
Commercial MBS	48	2	—	—	(13)	3	(11)	29
Collateralized loan obligations	85	(4)	4	—	—	14	(85)	14
Other asset-backed securities	543	—	5	727	(162)	23	(106)	1,030
Corporate and other	1,719	(1)	53	378	(250)	28	(392)	1,535

Total AFS fixed maturities	2,623	—	72	1,105	(446)	114	(652)	2,816
Equity securities	212	8	—	36	(2)	22	—	276

Total Level 3 assets	$2,835	$8	$72	$1,141	$(448)	$136	$(652)	$3,092

Embedded derivatives (*)	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

Total Level 3 liabilities	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

(*)

Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes a favorable adjustment related to the unlocking of actuarial assumptions of $181 million in 2019.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2017	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2018
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	72	—	(3)	—	(2)	—	(8)	59
Residential MBS	99	(5)	(4)	—	(18)	106	(17)	161
Commercial MBS	34	—	—	14	—	—	—	48
Collateralized loan obligations	142	(2)	(9)	24	(11)	2	(61)	85
Other asset-backed securities	398	—	(1)	292	(171)	69	(44)	543
Corporate and other	941	(9)	(18)	986	(148)	26	(59)	1,719

Total AFS fixed maturities	1,694	(16)	(35)	1,316	(350)	203	(189)	2,623
Equity securities	105	(4)	—	106	(4)	20	(11)	212

Total Level 3 assets	$1,799	$(20)	$(35)	$1,422	$(354)	$223	$(200)	$2,835

Embedded derivatives (*)	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

Total Level 3 liabilities	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes losses related to the unlocking of actuarial assumptions of $44 million in 2018.

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		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2016	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2017
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	75	—	1	—	(2)	—	(2)	72
Residential MBS	148	(3)	1	1	(26)	32	(54)	99
Commercial MBS	25	2	—	13	(10)	4	—	34
Collateralized loan obligations	113	—	—	41	(12)	—	—	142
Other asset-backed securities	246	—	1	254	(83)	154	(174)	398
Corporate and other	652	(5)	3	440	(120)	29	(58)	941

Total AFS fixed maturities	1,267	(6)	6	749	(253)	219	(288)	1,694
Equity securities	110	(14)	7	25	(10)	—	(13)	105

Total Level 3 assets	$1,377	$(20)	$13	$774	$(263)	$219	$(301)	$1,799

Embedded derivatives (*)	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

Total Level 3 liabilities	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes losses related to the unlocking of actuarial assumptions of $25 million in 2017.

Fair Value of Financial Instruments The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying	Fair Value
	Value	Total	Level 1	Level 2	Level 3
December 31, 2019
Financial assets:
Cash and cash equivalents	$734	$734	$734	$—	$—
Mortgage loans	1,072	1,081	—	—	1,081
Policy loans	164	164	—	—	164

Total financial assets not accounted for at fair value	$1,970	$1,979	$734	$—	$1,245

Financial liabilities:
Annuity benefits accumulated (*)	$40,159	$40,182	$—	$—	$40,182

Total financial liabilities not accounted for at fair value	$40,159	$40,182	$—	$—	$40,182

December 31, 2018
Financial assets:
Cash and cash equivalents	$329	$329	$329	$—	$—
Mortgage loans	783	772	—	—	772
Policy loans	174	174	—	—	174

Total financial assets not accounted for at fair value	$1,286	$1,275	$329	$—	$946

Financial liabilities:
Annuity benefits accumulated (*)	$36,384	$34,765	$—	$—	$34,765

Total financial liabilities not accounted for at fair value	$36,384	$34,765	$—	$—	$34,765

(*)	Excludes $247 million and $232 million of life contingent annuities in the payout phase at December 31, 2019 and 2018, respectively.

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D.    Balance Sheet Impact of Net Unrealized Gains on Securities

In addition to adjusting fixed maturity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
December 31, 2019
Fixed maturities	$36,144	$1,755	$37,899
Deferred policy acquisition costs	1,394	(681)	713
Annuity benefits accumulated	(40,186)	(220)	(40,406)
Unearned revenue (included in other liabilities)	(23)	11	(12)

Net unrealized gain, pretax		865
Deferred tax on unrealized gain		(182)

Net unrealized gain, after tax (included in AOCI)		$683

December 31, 2018
Fixed maturities	$34,024	$108	$34,132
Deferred policy acquisition costs	1,423	(42)	1,381
Annuity benefits accumulated	(36,602)	(14)	(36,616)
Unearned revenue (included in other liabilities)	(29)	1	(28)

Net unrealized gain, pretax		53
Deferred tax on unrealized gain		(11)

Net unrealized gain, after tax (included in AOCI)		$42

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

E.    Investments

Available for sale fixed maturities at December 31 consisted of the following (in millions):

	2019					2018
	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value
		Gains	Losses				Gains	Losses
Fixed maturities:
U.S. Government and government agencies	$38	$7	$—	$7	$45	$41	$1	$(3)	$(2)	$39
States, municipalities and political subdivisions	4,080	270	(1)	269	4,349	4,195	130	(28)	102	4,297
Foreign government	31	3	—	3	34	11	2	—	2	13
Residential MBS	1,909	193	(3)	190	2,099	1,749	203	(4)	199	1,948
Commercial MBS	807	28	—	28	835	822	16	(2)	14	836
Collateralized loan obligations	3,401	8	(30)	(22)	3,379	3,440	—	(57)	(57)	3,383
Other asset-backed securities	5,265	138	(16)	122	5,387	4,067	122	(19)	103	4,170
Corporate and other	20,613	1,176	(18)	1,158	21,771	19,699	158	(411)	(253)	19,446

Total fixed maturities	$36,144	$1,823	$(68)	$1,755	$37,899	$34,024	$632	$(524)	$108	$34,132

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2019 and December 31, 2018 were $94 million and $112 million, respectively. Gross unrealized gains on such securities at December 31, 2019 and December 31, 2018 were $87 million and $89 million, respectively. Gross unrealized losses on such securities at December 31, 2019 and December 31, 2018 were $1 million and $5 million, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate primarily to residential MBS.

Equity securities, which are reported at fair value with holding gains and losses recognized in net earnings, consisted of the following at December 31 (in millions):

	2019			2018
			Fair Value			Fair Value
			over (under)			over (under)
	Actual Cost	Fair Value	Cost	Actual Cost	Fair Value	Cost
Common stocks	$497	$552	$55	$562	$518	$(44)
Perpetual preferred stocks	249	257	8	236	225	(11)

Total equity securities carried at fair value	$746	$809	$63	$798	$743	$(55)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More
	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
December 31, 2019
Fixed maturities:
U.S. Government and government agencies	$—	$—	—%	$—	$—	—%
States, municipalities and political subdivisions	(1)	105	99%	—	5	100%
Residential MBS	(2)	315	99%	(1)	15	94%
Commercial MBS	—	11	100%	—	—	—%
Collateralized loan obligations	(9)	995	99%	(21)	1,363	98%
Other asset-backed securities	(11)	838	99%	(5)	91	95%
Corporate and other	(11)	937	99%	(7)	202	97%

Total fixed maturities	$(34)	$3,201	99%	$(34)	$1,676	98%

December 31, 2018
Fixed maturities:
U.S. Government and government agencies	$—	$1	100%	$(3)	$11	79%
States, municipalities and political subdivisions	(12)	773	98%	(16)	471	97%
Residential MBS	(3)	203	99%	(1)	32	97%
Commercial MBS	(1)	117	99%	(1)	30	97%
Collateralized loan obligations	(48)	2,807	98%	(9)	147	94%
Other asset-backed securities	(12)	1,231	99%	(7)	293	98%
Corporate and other	(294)	9,616	97%	(117)	1,761	94%

Total fixed maturities	$(370)	$14,748	98%	$(154)	$2,745	95%

At December 31, 2019, the gross unrealized losses on fixed maturities of $68 million relate to 509 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 75% of the gross unrealized loss and 93% of the fair value.

The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

GALIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. During 2019, 2018 and 2017, GALIC recorded other-than-temporary impairment charges related to its residential MBS of $1 million, $5 million and $1 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

In 2019, GALIC recorded other-than-temporary impairment charges of $12 million on third-party collateralized loan obligations and $8 million on corporate bonds. Other-than-temporary impairment charges on fixed maturities other than residential MBS were $16 million in 2018 and $13 million in 2017. In addition, GALIC recorded $2 million in other-than-temporary impairment charges in 2017 on investments that are included in other investments on the balance sheet.

Management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2019.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities previously classified as “available for sale” are required to be carried at fair value through net earnings instead of accumulated other comprehensive income and therefore are no longer evaluated for other-than-temporary impairment. In 2017, GALIC recorded other-than-temporary impairment charges on equity securities classified as available for sale of $27 million.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in millions):

	2019	2018	2017
Balance at January 1	$97	$99	$104
Additional credit impairments on:
Previously impaired securities	1	—	1
Securities without prior impairments	—	1	2
Reductions due to sales or redemptions	(6)	(3)	(8)

Balance at December 31	$92	$97	$99

The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2019 (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
	Cost	Amount	%
Maturity
One year or less	$1,334	$1,356	4%
After one year through five years	8,151	8,510	22%
After five years through ten years	12,092	12,940	34%
After ten years	3,185	3,393	9%

	24,762	26,199	69%
Collateralized loan obligations and other ABS (average life of approximately 4-1/2 years)	8,666	8,766	23%
MBS (average life of approximately 4-1/2 years)	2,716	2,934	8%

Total	$36,144	$37,899	100%

Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of shareholder’s equity at December 31, 2019 or 2018.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Net Investment Income The following table shows (in millions) investment income earned and investment expenses incurred.

	2019	2018	2017
Investment income:
Fixed maturities	$1,600	$1,450	$1,342
Equity securities:
Dividends	34	30	21
Change in fair value (*)	17	13	—
Equity in earnings of partnerships and similar investments	90	96	37
Mortgage loans	43	45	46
Policy loans	9	10	11
Real estate and other	36	26	31

Gross investment income	1,829	1,670	1,488
Investment expenses	(16)	(13)	(10)

Net investment income	$1,813	$1,657	$1,478

(*)

Although the change in the fair value of the majority of GALIC’s equity securities is recorded in realized gains (losses) on securities, GALIC records holding gains and losses in net investment income on equity securities classified as “trading” under previous guidance and on a small portfolio of limited partnership and similar investments that do not qualify for the equity method of accounting.

GALIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses, which included investment management fees charged by this subsidiary, for 2019, 2018 and 2017 were $11 million, $7 million and $5 million, respectively.

Realized gains (losses) and changes in unrealized appreciation (depreciation) included in AOCI related to fixed maturity and equity security investments are summarized as follows (in millions):

	2019				2018
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$19	$(21)	$(2)	$1,647	$5	$(21)	$(16)	$(1,057)
Equity securities	122	—	122	—	(107)	—	(107)	—
Mortgage loans and other investments	2	—	2	—	—	—	—	—
Other (*)	(1)	11	10	(835)	11	7	18	502

Total pretax	142	(10)	132	812	(91)	(14)	(105)	(555)
Tax effects	(30)	2	(28)	(171)	19	3	22	117

Net of tax	$112	$(8)	$104	$641	$(72)	$(11)	$(83)	$(438)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

	2017
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$15	$(14)	$1	$455
Equity securities	12	(27)	(15)	66
Mortgage loans and other investments	(8)	(2)	(10)	—
Other (*)	(3)	14	11	(219)

Total pretax	16	(29)	(13)	302
Tax effects:
Reclassify impact of U.S. corporate tax rate change	—	—	—	101
Other	(6)	10	4	(106)

Total tax effects	(6)	10	4	(5)

Net of tax	$10	$(19)	$(9)	$297

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. GALIC recorded net holding gains (losses) on equity securities during 2019 and 2018 on securities that were still owned at December 31 as follows (in millions):

	2019	2018
Included in realized gains (losses)	$123	$(110)
Included in net investment income	17	13

	$140	$(97)

Gross realized gains and losses (excluding impairment write-downs and mark-to-market of derivatives) on available for sale fixed maturity investment transactions consisted of the following (in millions):

	2019	2018	2017
Gross gains	$30	$17	$37
Gross losses	(16)	(12)	(19)

During 2017, GALIC recorded gross gains of $23 million and gross losses of $11 million on available for sale equity securities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

F.    Derivatives

As discussed under “Derivatives” in Note A — “Accounting Policies,” GALIC uses derivatives in certain areas of its operations.

Derivatives That Do Not Qualify for Hedge Accounting The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		December 31, 2019		December 31, 2018
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability
MBS with embedded derivatives	Fixed maturities	$74	$—	$84	$—
Public company warrants	Equity securities	—	—	—	—
Fixed-indexed and registered index-linked annuities (embedded derivative)	Annuity benefits accumulated	—	3,730	—	2,720
Equity index call options	Equity index call options	924	—	184	—
Equity index put options	Other liabilities	—	1	—	1
Reinsurance contract (embedded derivative)	Other liabilities	—	4	—	2

		$998	$3,735	$268	$2,723

The MBS with embedded derivatives consist of primarily interest-only and principal-only MBS. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.

Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.

GALIC’s fixed-indexed and registered index-linked annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($577 million at December 31, 2019 and $103 million at December 31, 2018) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the net change in the fair value of the call and put options will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for current reporting period but rather impact the timing of reported results.

As discussed under “Reinsurance” in Note A, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following table summarizes the gains (losses) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting for 2019, 2018, and 2017 (in millions):

Derivative	Statement of Earnings Line	2019	2018	2017
MBS with embedded derivatives	Realized gains (losses) on securities	$5	$(4)	$(3)
Public company warrants	Realized gains (losses) on securities	—	(3)	—
Fixed-indexed and registered index-linked annuities (embedded derivative) (*)	Annuity benefits	(919)	204	(589)
Equity index call options	Annuity benefits	804	(298)	494
Equity index put options	Annuity benefits	2	(1)	—
Reinsurance contract (embedded derivative)	Net investment income	(2)	2	(2)

		$(110)	$(100)	$(100)

(*)

The change in fair value of the embedded derivative includes a favorable adjustment related to unlocking of actuarial assumptions of $181 million in 2019 and losses of $44 million in 2018 and $25 million in 2017.

Derivatives Designated and Qualifying as Cash Flow Hedges As of December 31, 2019, GALIC has thirteen active interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.

Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between April 2020 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps was $1.98 billion at December 31, 2019 compared to $2.35 billion at December 31, 2018, reflecting the scheduled amortization discussed above, the termination of two swaps with notional amounts of $138 million and $100 million (on the settlement dates) in the second quarter and fourth quarter of 2019, respectively, and the expiration of a swap with a notional amount of $78 million (on the expiration date) in the third quarter of 2019. The fair value of the interest rate swaps in an asset position and included in other assets was $50 million at December 31, 2019 and $16 million at December 31, 2018. The fair value of the interest rate swaps in a liability position and included in other liabilities was $5 million at December 31, 2019 and $46 million at December 31, 2018. The net unrealized gain or loss on cash flow hedges is included in AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were income of $3 million in 2019, losses of $3 million in 2018 and income of $6 million in 2017. A collateral receivable supporting these swaps of $20 million at December 31, 2019 and $135 million at December 31, 2018 is included in other assets in GALIC’s Balance Sheet.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

G.    Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2016	$1,106	$110	$46	$1,262	$(265)	$997
Additions	225	4	—	229	—	229
Amortization:
Periodic amortization	(160)	(19)	(8)	(187)	—	(187)
Annuity unlocking	34	6	1	41	—	41
Included in realized gains	9	1	—	10	—	10
Other	—	—	10	10	—	10
Change in unrealized	—	—	—	—	(157)	(157)

Balance at December 31, 2017	1,214	102	49	1,365	(422)	943

Additions	263	2	—	265	—	265
Amortization:
Periodic amortization	(237)	(19)	(7)	(263)	—	(263)
Annuity unlocking	29	—	—	29	—	29
Included in realized gains	14	1	—	15	—	15
Change in unrealized	—	—	—	—	392	392

Balance at December 31, 2018	1,283	86	42	1,411	(30)	1,381

Additions	206	2	—	208	—	208
Amortization:
Periodic amortization	(120)	(13)	(6)	(139)	—	(139)
Annuity unlocking	(76)	(1)	—	(77)	—	(77)
Included in realized gains	8	1	—	9	—	9
Change in unrealized	—	—	—	—	(669)	(669)

Balance at December 31, 2019	$1,301	$75	$36	$1,412	$(699)	$713

(*)	Adjustments to DPAC related to net unrealized gains/losses on securities and cash flow hedges.

The present value of future profits (“PVFP”) amounts in the table above are net of $154 million and $148 million of accumulated amortization at December 31, 2019 and 2018, respectively. During each of the next five years, the PVFP is expected to decrease at a rate of approximately one-eighth of the balance at the beginning of each respective year.

H.    Shareholder’s Equity

Capital Contributions from Parent GALIC received non-cash capital contributions from GAFRI totaling $19 million in 2019, $17 million in 2018 and $14 million in 2017. The non-cash capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

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Accumulated Other Comprehensive Income, Net of Tax (“AOCI”) Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (c)	AOCI Ending Balance
Year ended December 31, 2019
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$828	$(174)	$654
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(16)	3	(13)

Total net unrealized gains on securities (b)	$42	812	(171)	641	$—	$683
Net unrealized gains (losses) on cash flow hedges	(11)	36	(8)	28	—	17

Total	$31	$848	$(179)	$669	$—	$700

Year ended December 31, 2018
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(561)	$118	$(443)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		6	(1)	5

Total net unrealized gains (losses) on securities (b)	$570	(555)	117	(438)	$(90)	$42
Net unrealized gains (losses) on cash flow hedges	(13)	2	—	2	—	(11)

Total	$557	$(553)	$117	$(436)	$(90)	$31

Year ended December 31, 2017
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$299	$(105)	$194
Reclassification adjustment for realized (gains) losses included in net earnings (a)		3	(1)	2

Total net unrealized gains on securities (b)	$273	302	(106)	196	$101	$570
Net unrealized losses on cash flow hedges	(7)	(6)	2	(4)	(2)	(13)

Total	$266	$296	$(104)	$192	$99	$557

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized gains (losses) on securities
Tax	Provision for income taxes

(b)

Includes net unrealized gains of $34 million at December 31, 2019 compared to $33 million and $42 million at December 31, 2018 and 2017 related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

(c)

On January 1, 2018, GALIC adopted new guidance that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities classified as available for sale (with unrealized holding gains and losses reported in AOCI) under the prior guidance was reclassified from AOCI to retained earnings as the cumulative effect of an accounting change. Other also includes the December 2017 reclassification of $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings (see Note A — “Accounting Policies — Income Taxes”).

A-27

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

I.    Income Taxes

The following is a reconciliation of income taxes at the statutory rate (21% in 2019 and 2018 and 35% in 2017) to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	2019		2018		2017
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT
Earnings before income taxes (“EBT”)	$497		$256		$381

Income taxes at statutory rate	$104	21%	$54	21%	$133	35%
Effect of permanent items	(2)	—%	(7)	(3%)	(4)	(1%)
Effect of change in U.S. corporate tax rate	—	—%	—	—%	(24)	(6%)

Provision for income taxes as shown in the statement of earnings	$102	21%	$47	18%	$105	28%

The Tax Cuts and Jobs Act of 2017 (“TCJA”), which was enacted on December 22, 2017, lowered the U.S corporate tax rate to 21% and made other widespread changes to the U.S. tax code effective in 2018. Because the TCJA was enacted in December 2017, GALIC recorded the $24 million decrease in its net deferred tax liability resulting from the changes in the tax code (primarily the lower corporate tax rate applicable to 2018 and future years) in the fourth quarter of 2017.

At the time it was enacted, the TCJA was subject to further clarification and interpretation by the U.S. Treasury Department and the Internal Revenue Service. GALIC’s deferred tax assets and liabilities were recorded at December 31, 2017 using reasonable estimates based on available information and were considered provisional in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 118 (“SAB 118”). In accordance with SAB 118, changes in deferred taxes resulting from clarification and interpretation of the TCJA were recorded in 2018 in the period in which the guidance was published and did not have a material impact on GALIC’s effective tax rate. As a result, GALIC’s implementation of the TCJA was complete as of December 31, 2018.

GALIC’s 2013 — 2019 tax years remain subject to examination by the IRS.

GALIC did not have any earnings or losses subject to tax in foreign jurisdictions for the years ended December 31, 2019, 2018 and 2017.

The total income tax provision (credit) consists of (in millions):

	2019	2018	2017
Current taxes:
Federal	$152	$130	$183
State	4	3	3
Deferred taxes:
Federal	(54)	(86)	(57)
Impact of change in U.S. corporate tax rate	—	—	(24)

Provision for income taxes	$102	$47	$105

A-28

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2019			2018
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserves	$601	$46	$647	$521	$3	$524
Other, net	7	(2)	5	8	—	8

Total deferred tax assets	608	44	652	529	3	532
Deferred tax liabilities:
Investment securities	(78)	(369)	(447)	(23)	(22)	(45)
Deferred policy acquisition costs	(236)	143	(93)	(248)	8	(240)
Insurance claims and reserves transition liability	(68)	—	(68)	(79)	—	(79)

Total deferred tax liabilities	(382)	(226)	(608)	(350)	(14)	(364)

Net deferred tax asset (liability)	$226	$(182)	$44	$179	$(11)	$168

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2019 and 2018.

GALIC did not have a liability for uncertain tax positions during 2019, 2018 or 2017.

Cash payments for income taxes, net of refunds, were $163 million, $106 million and $217 million for 2019, 2018 and 2017, respectively.

J.     Contingencies

GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.

K.     Insurance

Securities owned by GALIC, having a carrying value of approximately $28 million at December 31, 2019, were on deposit as required by regulatory authorities.

FHLB Funding Agreements GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $52 million investment in FHLB capital stock at December 31, 2019 is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market.

In 2019, GALIC refinanced the terms on advances totaling $610 million. In the fourth quarter of 2018, GALIC refinanced the terms on a $40 million advance and the FHLB advanced GALIC $225 million. At both December 31, 2019 and December 31, 2018, GALIC had $1.10 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.13% to 0.21% over LIBOR (average rate of 1.95% at December 31, 2019). While these advances must be repaid between 2020 and 2021 ($310 million in 2020 and $786 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.27 billion (included in available for sale fixed maturity securities) at December 31, 2019. Interest credited on the funding agreements, which is included in annuity benefits, was $27 million in 2019, $20 million in 2018 and $14 million in 2017.

A-29

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Statutory Information GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2019	2018	2017	2019	2018
GALIC consolidated life insurance companies	$34	$802	$286	$2,868	$2,701

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit), which is reflected in the life insurance companies capital and surplus in the table above. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2019 and 2018, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2019 or 2018.

GALIC paid dividends to GAFRI totaling $140 million, $60 million and $225 million in 2019, 2018 and 2017, respectively. The maximum amount of dividends that can be paid to shareholders in 2020 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2020 by GALIC without prior approval is $287 million, based on 10% of statutory surplus. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2020 without prior approval is $35 million.

Reinsurance GALIC has reinsured approximately $6.23 billion of its $9.53 billion in face amount of life insurance at December 31, 2019 compared to $7.69 billion of its $10.82 billion in face amount of life insurance at December 31, 2018. Life written premiums ceded were $20 million, $22 million and $28 million for 2019, 2018 and 2017, respectively. Reinsurance recoveries on ceded life policies were $32 million, $41 million and $38 million for 2019, 2018 and 2017, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.

Fixed Annuities For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2019	2018
Expected death and annuitization	$232	$229
Guaranteed withdrawal benefits	625	472
Accrued persistency and premium bonuses	1	1

Variable Annuities At December 31, 2019, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $13 million, compared to $35 million at December 31, 2018. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2019, 2018 and 2017.

A-30

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

L.     Additional Information

See Note A — “Accounting Policies — Credit Impairment Guidance Effective in 2020” for a discussion of accounting guidance adopted on January 1, 2020, which provides a new credit loss model for determining credit-related impairments for reinsurance recoverables and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The new guidance did not have a material impact on GALIC’s results of operations or financial position.

Related Parties Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its parent, GAFRI, based on actual costs incurred. In 2019, 2018 and 2017, GALIC paid GAFRI $44 million, $43 million and $40 million, respectively, for such services.

Financial Instruments — Unfunded Commitments On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2019, GALIC had commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $491 million.

Benefit Plans GALIC expensed approximately $1 million in 2019 and $2 million in both 2018 and 2017 related to the retirement and employee savings plans.

M.     Subsequent Event

Management of GALIC has evaluated all other events occurring after December 31, 2019 through April 17, 2020, the date the financial statements were available to be issued, to determine whether any event required either recognition or disclosure in the financial statements. Subsequent to December 31, 2019, the spread of the COVID-19 virus has affected the international and national economy and credit markets and has interrupted normal business activities due to quarantines and other travel or health-related restrictions. As of the date of issuance of these financial statements, the full impact to GALIC is unknown, but management expects continued interruptions to day-to-day business activities, impacts to claim and premium activity and decreases in the fair value of certain investments. As of the date of issuance, the outbreak is still evolving and thus there is significant uncertainty as to its ultimate impacts on GALIC. No other material subsequent events were noted other than those already disclosed. It was determined there were no events that require recognition or disclosure in the financial statements through the report date.

A-31

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

SUPPLEMENTARY INSURANCE INFORMATION

THREE YEARS ENDED DECEMBER 31, 2019

(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2019
Annuity	$694	$40,406	$—	$1,792	$1,151	$198	$188
Run-off life	19	612	22	21	36	4	7

Total	$713	$41,018	$22	$1,813	$1,187	$202	$195

2018
Annuity	$1,358	$36,616	$—	$1,638	$998	$211	$174
Run-off life	23	635	24	19	37	4	11

Total	$1,381	$37,251	$24	$1,657	$1,035	$215	$185

2017
Annuity	$917	$33,316	$—	$1,458	$892	$129	$158
Run-off life	26	658	22	20	23	4	11

Total	$943	$33,974	$22	$1,478	$915	$133	$169

A-32

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX FRONTIERSM 5 ANNUITY

PROSPECTUS Dated May 1, 2020

The Index FrontierSM 5 annuity is a modified single premium deferred annuity contract (the “Contract”) issued by Great American Life Insurance Company® (“Great American Life,” “we” or “us”). It provides that we will pay annuity payout benefits to you in exchange for your purchase payments. The Contract offers you the opportunity to allocate funds to indexed strategies for one-year periods (a “Term”). Indexed strategies provide returns based, in part, on the change in the value of a market index or the share price of an exchange-traded fund (an “Index”).

•

The value of an indexed strategy will increase if there is a positive change in the applicable Index value during a Term. Any increase during a Term is subject to an upper limit called the Maximum Gain. At least 10 days before a Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website. We can change the Maximum Gain for each new Term of an indexed strategy. Before the end of the Term, any increase is also subject to a vesting factor.

•

Before the end of a Term, any increase in the value of an indexed strategy is also subject to a vesting factor. The vesting factor limits the portion of the positive change in the Index that we take into account when we calculate the increase in the strategy value. The vesting factor varies depending on the day of the Term. It is 25% for the first half of a Term, 50% for the second half of a Term, and 100% at the end of a Term.

•	The value of a Conserve Strategy will not decrease even if there is a negative change in the applicable Index value during a Term.

•

The value of a Growth Strategy will decrease if there is a negative change in the applicable Index value during a Term. Any decrease during a Term for a Growth Strategy is subject to a lower limit called the Maximum Loss. The Maximum Loss for each Term of a Growth Strategy is 10%. Each Growth Strategy includes a risk of potential loss of up to 10% of principal and any prior earnings each Term.

•

The value of a Buffer Strategy will decrease if there is a negative change in the applicable Index Value that is larger than the Buffer during a Term. The Buffer is the portion of a negative Index Change for a Term that is disregarded when calculating Buffer Strategy losses. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. Each Buffer Strategy includes a risk of potential loss of principal and any prior earnings. At maximum, the Buffer protects 10% of principal and any prior earnings from loss each Term.

The Contract currently offers a Conserve Strategy and a Growth Strategy for each of four different Indexes. In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
iShares MSCI EAFE Conserve	iShares MSCI EAFE ETF

Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF
iShares MSCI EAFE Growth	iShares MSCI EAFE ETF

The Contract currently offers one Buffer Strategy. In general, we will set a higher Maximum Gain for a Buffer Strategy than the Maximum Gain for a Growth Strategy that uses the same Index.

Buffer Strategy	Index	End of Term Buffer of 10%
S&P 500 Buffer	S&P 500® Index	If you allocate money at the start of a Term to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative change in the Index. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.

Note: The S&P 500 Buffer strategy is not available for Contracts issued prior to May 2020.

The Contract also offers a declared rate strategy, which earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Note: The declared rate strategy is not available for Contracts issued in Missouri.

An early withdrawal charge may apply if you take a withdrawal during the first five contract years. That charge will reduce strategy values, including the value of a Conserve Strategy.

Risk Factors for this Contract appear on pages 10-14 and pages 77-81. Variable indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Frontier 5 and its features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•

Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value.

All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt or other investments. If you buy this Contract, you aren’t investing directly in an Index, the stocks included in an Index, or the underlying investments or other assets held by an Index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s® and S&P® are trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares U.S. Real Estate ETF and the iShares MSCI EAFE ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF or any data related thereto.

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The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1822217NW. Our form numbers for the strategy endorsements to the Contract are E1322417NW, E1322517NW, E1322617NW, E1322717NW, E1322817NW, E1322917NW, E1323017NW, E1829620NW, E1829720NW, and E1829820NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-229687.

INDEX FRONTIERSM 5 ANNUITY INFORMATION

Special Terms

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. The sum of the values of each Crediting Strategy, plus the value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made.

BAILOUT TRIGGER. The Maximum Gain for the next Term of an Indexed Strategy that triggers a waiver of Early Withdrawal Charges under the Bailout right of an Indexed Strategy.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

BUFFER. The portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is equal to: 10% x ((365 – N) / 365), where N is equal to the number of days remaining until the final Market Day of the Term.

CONTRACT. The legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY. A specified method by which interest or gain or loss is calculated for a Term. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first five Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that would otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund.

INDEX CHANGE. The increase or decrease, if any, in the applicable Index Value over a Term of an Indexed Strategy.

INDEX VALUE. For Indexed Strategies that use the S&P 500 Index, the Index Value is the closing value of the Index. For Indexed Strategies that use the SPDR Gold Shares ETF, the iShares U.S. Real Estate ETF, or the iShares MSCI EAFE ETF, the Index Value is the fund’s closing share price on the NYSE Arca.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in an Index Value.

INVESTMENT BASE. The amount applied to an Indexed Strategy at the start of a current Term. A withdrawal or charge reduces the Investment Base. The reduction is proportional to the reduction in the value of that Indexed Strategy due to the withdrawal or charge.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Indexed Strategy.

MARKET DAY. Each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

MAXIMUM GAIN. The largest positive Index Change for a Term that is taken into account to determine the Vested Gain for a given Indexed Strategy. We set the Maximum Gain for each Term of an Indexed Strategy before the first day of that Term. For a given Term, we may set a different Maximum Gain for amounts attributable to Purchase Payments received on different dates. The Maximum Gain can also be called a “Cap”.

MAXIMUM LOSS. The most negative Index Change for a Term that is taken into account to determine a Vested Loss for a given Conserve Strategy or Growth Strategy. The Maximum Loss for a Growth Strategy is a loss of 10% and will apply to all Terms of that Growth Strategy. The Maximum Loss for a Conserve Strategy is 0% and will apply to all Terms of that Conserve Strategy. The Maximum Loss can also be called a “Floor”.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is after the deduction of any fee charged by the person remitting payment and any taxes withheld from the payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held from the date it is applied to the Contract until the first Strategy Application Date on or after that date.

REQUEST IN GOOD ORDER. Information provided or a request made that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

Information provided or a request made is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the information or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the information or the request. If you have any questions, you should contact us or your registered representative before submitting your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. The Account Value minus the Early Withdrawal Charge that would apply on a Surrender of the Contract.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or gain or loss is calculated. Each Term is one year long, and will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

VESTED GAIN. The portion of any positive Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Gain is equal to: (1) any positive Index Change for the Term, but not exceeding the Maximum Gain set for that Term; multiplied by (2) the applicable Vesting Factor for that day; and then multiplied by (3) the remaining Investment Base for that Term.

VESTED LOSS. The portion of any negative Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Loss is equal to: (1) any negative Index Change for the Term, after taking into account either the Maximum Loss for each Term of that Indexed Strategy or the Buffer; multiplied by (2) the remaining Investment Base for that Term.

VESTING FACTOR. A factor used to determine a Vested Gain. Vesting Factors are described in the Vested Gains and Losses section of this prospectus.

Summary

The Great American Life Index FrontierSM 5 annuity is a modified single premium deferred annuity contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The following chart describes the key features of the Contract. Read this prospectus for more detailed information about the Contract.

Benefits

•   The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•   The Cash Benefit lets you take out all of your Account Value (surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first five Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

•   The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit Value, which will never be less than your Purchase Payments, reduced proportionately for withdrawals.

Purchase Payments

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date. The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:

•   you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or

•   you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

Issue Age	Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies	We currently offer nine Indexed Strategies.

	Conserve Strategies with 0% Maximum Loss	Index
	S&P 500 Conserve	S&P 500® Index
	SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
	iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
	iShares MSCI EAFE Conserve	iShares MSCI EAFE ETF

	Growth Strategies with a 10% Maximum Loss	Index
	S&P 500 Growth	S&P 500® Index
	SPDR Gold Shares Growth	SPDR® Gold Shares ETF
	iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF
	iShares MSCI EAFE Growth	iShares MSCI EAFE ETF

	Buffer Strategy with a 10% Buffer	Index
	S&P 500 Buffer	S&P 500® Index

Conserve Strategies

•   The value of a Conserve Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

•   The value of a Conserve Strategy will never decrease due to a negative Index Change during a Term.

Growth Strategies

•   The value of a Growth Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

•   The value of a Growth Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative Index Change.

Buffer Strategy

•   The value of a Buffer Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

•   The value of a Buffer Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative Index Change. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.

Note: The S&P 500 Buffer strategy is not available for Contracts issued prior to May 2020.

Indexed Strategy Value and Investment Base

At the start of a Term, the value of an Indexed Strategy is equal to the Investment Base for that Term, which is the amount applied to that Strategy for that Term.

During a Term, a Vested Gain increases the Strategy value or a Vested Loss reduces the Strategy value.

A withdrawal reduces the Strategy value, including the value of any Conserve Strategy, by the amount of the withdrawal and related Early Withdrawal Charge.

A withdrawal reduces the Investment Base by the portion of the Investment Base needed to pay for the withdrawal and related Early Withdrawal Charge. The reduction in the Investment Base is proportional to the reduction in the Strategy value.

Vested Gains and Losses

•   Each day of a Term, the value of an Indexed Strategy is adjusted for the Vested Gain or Loss since the start of that Term. We use the following formulas to calculate Vested Gains and Losses.

•   Vested Gain = any positive Index Change for the Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term.

•   Vested Loss = any negative Index Change for the Term (after taking into account either the Maximum Loss for the Term or the Buffer, as applicable) x remaining Investment Base for the current Term.

Maximum Gains	We set a Maximum Gain for each Indexed Strategy prior to the start of each Term. This means the Maximum Gain for an Indexed Strategy may change for each Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Maximum Gain for each Indexed Strategy that will apply to Contracts issued prior to May 1, 2019. In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index. In general, we will set a higher Maximum Gain for a Buffer Strategy than the Maximum Gain for a Growth Strategy that uses the same Index.

Maximum Losses	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Buffer	The Buffer at the end of each Term of a Buffer Strategy is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer.

Vesting Factors

Vesting Factors for the Indexed Strategies are fixed and are applied as follows:

•   For a positive Index Change during a Term, the Vesting Factors are 25% for any date within the first six months of a Term; 50% for any date within the final six months of a Term but before the final Market Date of the Term; and 100% on or after the final Market Date of the Term. A Vesting Factor below 100% limits any positive increase during a Term.

•   For a negative Index Change during a Term, there is no Vesting Factor.

Declared Rate Strategy	Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. A Declared Rate will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Declared Rate that will apply to Contracts issued prior to May 1, 2019.

Strategy Renewals	At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term will not include any amount that is moved as part of a reallocation at the Term end.

Strategy Reallocations	At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

Access to Your Money Through Withdrawals

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date.

•   During the first five Contract Years, unless you qualify for the Free Withdrawal Allowance or the bailout right as described below, an Early Withdrawal Charge will apply.

•   A withdrawal from an Indexed Strategy during a Term will reduce the Investment Base used to calculate adjustments for any subsequent Vested Gain or Loss in that Term.

Early Withdrawal Charge	An Early Withdrawal Charge applies during the first five Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	0%

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance or to any withdrawal under the Bailout right.

Bailout Right	We will waive the Early Withdrawal Charge on an amount you withdraw if: (1) you withdraw it at the end of a Term from an Indexed Strategy; and (2) either the Maximum Gain for such Indexed Strategy for the next Term is less than the Bailout Trigger for the current Term, or such Indexed Strategy will not be available for the next Term. If the Bailout right will apply at the end of a Term, we will notify you at least 30 days before the end of that Term. The Bailout right does not apply to your initial Term, but see the Declared Rate Strategy section below and the Vested Gains and Losses section below for information regarding rescission rights available in certain circumstances for the Initial Term.

Payout Options

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•   Fixed Period Payout

•   Life Payout

•   Life Payout with Payments for at Least a Fixed Period

•   Joint and One-half Survivor Payout

Death Benefit

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit Value is the greater of: (1) the Account Value as of the applicable date; or (2) your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

Tax Deferral

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel	If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation.

Risk Factors

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Growth Strategy and Buffer Strategy due to Negative Index Changes

There is a significant risk of loss of principal and related earnings due to negative Index Changes if you allocate your Purchase Payment(s) to a Growth Strategy or Buffer Strategy. Such a loss may be substantial.

This risk exists for each Growth Strategy because you agree to absorb any loss in the Index during the Term up to the Maximum Loss of 10%. This risk exists for each Buffer Strategy because you agree to absorb any loss in the Index that exceeds the Buffer. This risk of loss does not exist if you allocate your Purchase Payment(s) to the Declared Rate Strategy or to a Conserve Strategy.

If you allocate money to a Growth Strategy, you may lose up to 10% at the end of each Term. If you allocate money to a Growth Strategy over multiple Terms, you may lose up to 10% each Term, which may result in a cumulative loss that is greater than 10%.

If you allocate money to a Buffer Strategy, you may lose up to 90% at the end of each Term. If you allocate money to a Buffer Strategy and withdraw it before the end of the Term, you may lose more than 90% because the Buffer is less than 10% until the end of the Term. If you allocate money to a Buffer Strategy over multiple Terms, you may lose up to 90% at the end of each Term, which may result in a cumulative loss that is greater than 90%.

Loss of Principal Related to Early Withdrawal Charge	There is also a risk of loss of principal and related earnings if you take a withdrawal from your Contract or Surrender it during the first five Contract Years. This risk exists for each Strategy because an Early Withdrawal Charge may apply. A withdrawal from any Strategy, including any Conserve Strategy, when an Early Withdrawal Charge applies, will reduce the value of the Strategy. This reduction will occur even if there is a Vested Gain on the date of the withdrawal. An Early Withdrawal Charge may reduce the value of an Indexed Strategy by more than increases in the value of the Indexed Strategy resulting from Vested Gains in the current and prior Terms.

Long-Term Nature of Contract	The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Investment Return

Any positive adjustment to an Indexed Strategy is limited by a Maximum Gain. Any positive adjustment before the end of a Term is also limited by a Vesting Factor, which will be less than 100%. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy will not fully reflect the corresponding positive Index Change for a Term.

An adjustment only captures an Index Value at the applicable Market Close. You will bear the risk that an Index Value might be significantly lower at that Market Close than at another point during the Term.

Limits on Reallocations	You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of Strategy during a Term, you must take a withdrawal from that Strategy or Surrender your Contract.

Early Withdrawal Charge	If you withdraw money from or Surrender the Contract during the first five Contract Years, we will deduct an Early Withdrawal Charge unless the Free Withdrawal Allowance or Bailout right applies. Deduction of the Early Withdrawal Charge may result in loss of principal and any prior earnings. An Early Withdrawal Charge will reduce Strategy values, including Conserve Strategy values.

Timing of Withdrawals, Surrender, Annuity Payout Initiation Date, or Death Benefit Claim

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal or Surrender, the Annuity Payout Initiation Date, or the submission of a Death Benefit claim.

For example, a withdrawal from an Indexed Strategy before the end of a Term will lock in the existing Vested Gain or Loss. In addition, due to the Vesting Factors that we use to calculate Vested Gains, the adjustment for the Vested Gain before the end of a Term will be less than the corresponding positive Index Change.

No Ability to Determine Adjustments in Advance	If you request a withdrawal from an Indexed Strategy, we will process the withdrawal at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance whether the adjustment that applies due to the withdrawal will be positive or negative or to calculate the amount of that adjustment. Likewise, you will not be able to determine in advance the nature and size of an adjustment to an Indexed Strategy that applies to the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

Changes in Declared Rates	We set a Declared Rate for each new Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Changes in Maximum Gains	We set a Maximum Gain for each new Term of an Indexed Strategy. The Maximum Gain for a new Term of an Indexed Strategy may be lower than its Maximum Gain for the current Term and may be as low as 1%. You risk the possibility that the Maximum Gain for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies	At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. An Indexed Strategy you selected also may not be available after the end of a Term due to minimums and maximums that we set. In that case, we will reallocate the applicable funds to a default Strategy. The funds allocated to a default Strategy may earn a return that is lower than the return they would have earned if there had been no reallocation, but will not increase the risk of loss of principal and any prior earnings.

Unavailable Declared Rate Strategy	At the end of a Term, we may stop offering the Declared Rate Strategy and, consequently, only Indexed Strategies, which may earn 0% for any Term, will be available after the end of the Term. In this case, we will offer at least one Indexed Strategy with a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

Replacement of an Index	We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract	If your Account Value falls below the minimum value of $5,000 for any reason, we may terminate your Contract. For example, we may terminate your Contract if a loss on a Growth Strategy or a Buffer Strategy causes your Account Value to fall below $5,000.

No Direct Investment in the Market

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. Index Changes for these Strategies are calculated without taking into account dividends paid on stocks that make up the S&P 500 Index.

When you allocate money to an Indexed Strategy that uses the SPDR Gold Shares ETF, you will not be investing in that exchange-traded fund or in gold.

When you allocate money to an Indexed Strategy that uses the iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, in the securities or other assets that it holds, or in any real estate investment trust.

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF, you will not be investing in that exchange-traded fund or in the securities or other assets that it holds, or in any stock included in the MSCI EAFE Index.

Because changes in the value of an Indexed Strategy are subject to Maximum Gains and either Maximum Losses or a Buffer, as applicable, and may be subject to a Vesting Factor, the performance of an Indexed Strategy may diverge from the performance of the Index.

Market Risk

Money allocated to a Growth Strategy or Buffer Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline. For a Growth Strategy, you will absorb any such market loss up to the amount of the Maximum Loss of 10%. For a Buffer Strategy, you will absorb any such market loss to the extent it exceeds the Buffer. In addition, any positive change in the Index Value over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because the total return will reflect dividend payments on those stocks and the Index Values will not reflect those dividend payments. Because the return on an Indexed Strategy that uses the S&P 500 Index will be subject to limitations and will be linked to its performance and not the performance of the underlying stocks, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index.

Money allocated to a Growth Strategy that uses the SPDR Gold Shares ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the SPDR Gold Shares ETF is tied to the price of gold, which has fluctuated widely over the past several years. The share price may not replicate the performance of gold. In addition, because the return on any indexed strategy that uses the SPDR Gold Shares ETF will be subject to limitations and will be linked to the performance of the SPDR Gold Shares ETF and not the performance of the price of gold, your return may be less than that of another investment linked directly to the fund’s performance or the price of gold. In addition, due to the same limitations, your return may be less than that of a direct investment in the SPDR Gold Shares ETF.

Money allocated to a Growth Strategy that uses the iShares U.S. Real Estate ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector, which is highly sensitive to general and local economic conditions and developments, characterized by intense competition and periodic overbuilding, and subject to risks associated with leverage. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares U.S. Real Estate ETF will be subject to limitations and will be linked to the performance of the iShares U.S. Real Estate ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares U.S. Real Estate ETF.

Money allocated to a Growth Strategy that uses the iShares MSCI EAFE ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equities, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares MSCI EAFE ETF will be subject to limitations and will be linked to the performance of the iShares MSCI EAFE ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares MSCI EAFE ETF.

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. As of the date of this prospectus, the COVID-19 pandemic has led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the Growth

Strategies and Buffer Strategies are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected Crediting Strategies and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a Financial Professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

The historical performance of an Index does not guarantee future results.

Regulatory Risk	Great American Life is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims- paying ability.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages 77-81.

•   Adverse developments in financial markets and deterioration in global economic conditions

•   Unfavorable interest rate environments

•   Losses on our investment portfolio

•   Loss of market share due to intense competition

•   Ineffectiveness of risk management policies

•   Changes in applicable law and regulations

•   Inability to obtain reinsurance or to collect on reinsurance

•   Downgrade or potential downgrade in our financial strength rating

•   Variations from actual experience and management’s estimates and assumptions

•   The amount of capital we must hold to meet our statutory requirements can vary significantly from time to time

•   Legal actions and regulatory proceedings

•   Difficulties with technology or data security

•   Failure to protect the confidentiality of customer information

•   Failure to maintain effective and efficient information systems

•   Occurrence of catastrophic events, terrorism or military actions

The economic impacts of the COVID-19 pandemic may negatively affect our financial condition and results of operations. The extent to which the COVID-19 pandemic impacts financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Regulation”, “Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability”, and the consolidated financial statements for additional financial information about the company and the state solvency regulations to which we are subject.

Purchase

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Frontier annuity, directly transfer it to an Index Frontier annuity, or roll it over to an Index Frontier annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may also pay a sales charge under the new annuity or account, or you may pay an early withdrawal charge if you later take withdrawals from the new annuity or account. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Frontier annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

Unforeseen Processing Delays

We are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.

Initial Strategy Selections

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive your Request in Good Order with the Crediting Strategies you selected for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

Declared Rate Strategy

Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy.

We will set the Declared Rate for a Term before that Term starts. It is guaranteed for the entire Term. At least 10 days before the initial Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that Term on our website.

If you are not satisfied with the Declared Rate offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will return your Purchase Payment(s), without any adjustment for the Early Withdrawal Charge or any other fees or charges.

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Declared Rate that will apply to Contracts issued prior to May 1, 2019.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the Declared Rate Strategy and both payments are applied on March 20. Each Term of the Declared Rate Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the Declared Rate Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. The Declared Rate Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

Indexed Strategies

The Indexed Strategies provide returns that are based, in part, upon changes in an Index Value. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

Each Indexed Strategy has a Maximum Gain for each Term.

•

We will set a new Maximum Gain for each Indexed Strategy prior to the start of each Term. In general, the Maximum Gain for a Growth Strategy will be higher than the Maximum Gain for a Conserve Strategy using the same Index, and the Maximum Gain for a Buffer Strategy will be higher than the Maximum Gain for a Growth Strategy using the same Index.

Each Conserve Strategy and Growth Strategy has a Maximum Loss for each Term.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Each Buffer Strategy has a Buffer for each Term.

•	The Buffer at the end of each Term is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer.

Changes in the value of an Indexed Strategy reflect the change in the applicable Index Value since the start of the applicable Term, the Maximum Gain we set for that Indexed Strategy for that Term, the applicable Vesting Factor, and the applicable Buffer or Maximum Loss for that Indexed Strategy. If you select a Growth Strategy or a Buffer Strategy, then each Term it is possible for you to lose a portion of your Purchase Payment(s) and any earnings allocated to that Indexed Strategy.

See Vested Gains and Losses section below for additional details.

The Indexed Strategies that are currently available are listed below. You may allocate your funds to any of the Indexed Strategies, subject to the procedures disclosed in this prospectus.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
iShares MSCI EAFE Conserve	iShares MSCI EAFE ETF

Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF
iShares MSCI EAFE Growth	iShares MSCI EAFE ETF

Buffer Strategy	Index	End of Term Buffer of 10%
S&P 500 Buffer	S&P 500® Index	If you allocate money at the start of a Term to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative change in the Index. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.

Note: The S&P 500 Buffer strategy is not available for Contracts issued prior to May 2020.

An Early Withdrawal Charge may apply if you take a withdrawal during the first five Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.

Term

Each Term of an Indexed Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Indexed Strategy Value

The value of an Indexed Strategy is equal to:

•	the Investment Base for that Term, which is the amount applied to the Strategy at the start of the current Term; minus

•	the portion of that Investment Base that is taken from the Strategy to pay for each withdrawal and related Early Withdrawal Charge during the current Term; and plus or minus

•	the Vested Gain or Loss for that Term on the remaining portion of the Investment Base.

The portion of the Investment Base that is taken from an Indexed Strategy to pay for a withdrawal or charge is the amount that, when Vested Gain or Loss is included, equals the withdrawal or charge.

•	If there is a Vested Gain, then the portion of the Investment Base taken will be less than the withdrawal or charge.

•	If there is a Vested Loss, then the portion of the Investment Base taken will be greater than the withdrawal or charge.

•	A withdrawal or charge will reduce the value of an Indexed Strategy by an amount equal to the withdrawal or charge.

•	But the reduction in the Investment Base to pay for a withdrawal or charge is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal or charge.

Here are the formulas that we use to calculate a proportional reduction in the Investment Base and the remaining Investment Base.

Percentage reduction in Strategy value = withdrawal / Strategy value immediately before the withdrawal

Proportionate reduction in Investment Base = Investment Base immediately before the withdrawal x percentage reduction in Strategy value

Remaining Investment Base = Investment Base immediately before the withdrawal - reduction in Investment Base

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base for the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume at the time of your withdrawal that you have a Vested Gain of 5%.

•	The Vested Gain is equal to $250 ($5,000 x 0.05).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The percentage reduction in the Strategy value is 19.05% ($1,000 / $5,250).

•	The proportionate reduction in the Investment Base is $952 ($5,000 x 0.1905).

•	The remaining Investment Base is $4,048 ($5,000 - $952).

•

Due to the Vested Gain, the proportionate reduction in the Investment Base ($952) is less than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $4,048 rather than $4,000.

Assume at the time of your withdrawal that you have a Vested Loss of 10%.

•	The Vested Loss is equal to $500 ($5,000 x 0.10).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The percentage reduction in the Strategy value is 22.22% ($1,000 / $4,500).

•	The proportionate reduction in the Investment Base is $1,111 ($5,000 x 0.2222).

•	The remaining Investment Base is $3,889 ($5,000 - $1,111).

•

Due to the Vested Loss, the proportionate reduction in the Investment Base ($1,111) is greater than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $3,889 rather than $4,000.

Vested Gains and Losses

Overview

Each day of a Term, the value of an Indexed Strategy includes the Vested Gain or Loss, if any, since the start of that Term. Vested Gain or Loss is calculated on the remaining Investment Base for that Term.

Here is the formula that we use to calculate the amount of the Vested Gain or Loss.

Amount of Vested Gain or Loss = remaining Investment Base x Vested Gain or Loss percentage

Example. At the beginning of a Term, your entire Account Value of $100,000 is allocated to a Growth Strategy. You do not take any withdrawals during that Term. You Surrender your Contract at the end of that Term. For this example, we assume that no Early Withdrawal Charge applies when you Surrender your Contract.

•	If the Vested Gain is 4%, then the Strategy value includes a $4,000 Vested Gain ($100,000 x 0.04). The amount payable upon Surrender will be $104,000 ($100,000 + $4,000).

•	If the Vested Loss is 3%, then the Strategy value includes a $3,000 Vested Loss ($100,000 x 0.03). The amount payable upon Surrender will be $97,000 ($100,000 - $3,000).

Index Change. Before we can calculate the Vested Gain or Loss since the start of a Term, we must determine the Index Change since the start of that Term. The Index Change is the increase or decrease in the applicable Index Value. This increase or decrease is expressed as a percentage of the applicable Index Value at the start of that Term. It is measured from the Index Value at the start of that Term to the Index Value at the last Market Close on or before the date the Index Change is determined.

Example. The Index Value was 1000 at the start of a Term.

•	If the Index Value at the applicable Market Close is 1065, then there is a positive Index Change of 6.5% ((1065 - 1000) / 1000).

•	If the Index Value at the applicable Market Close is 925, then there is a negative Index Change of 7.5% ((925 - 1000) / 1000).

Indexes. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this Index. Consequently, any positive change in the Index Value over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

The SPDR Gold Shares represent units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM. The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment performance of the Dow Jones U.S. Real Estate Index. This underlying index measures the performance of the real estate sector in the U.S. equity market. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with concentrated investment in REITS. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information, visit www.iShares.com and search ticker symbol IYR.

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with investment in non-U.S. issuers. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol EFA. For more information, visit www.iShares.com and search ticker symbol EFA.

Index Values. Index Values are determined at each Market Close. An Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. An Index Value at the end of a Term is its value at the Market Close on the last Market Day of that Term. We will use consistent sources to obtain the closing values of an Index. We currently obtain the closing values for the S&P 500 Index and the SPDR Gold Shares ETF from S&P Dow Jones Indices LLC and the closing values for the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Market Close. A Market Close is the close of the regular or core trading session on the market used to measure an Index Change for a give Indexed Strategy.

Market Day. A Market Day is each day that all markets that are used to measure Index Changes for available Indexed Strategies are open for regular trading.

Vested Gain

The Vested Gain is the portion of any positive Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Gain for any day of a Term.

Vested Gain = any positive Index Change since the start of the current Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term

Maximum Gain. The Maximum Gain for an Indexed Strategy is the largest positive Index Change for a Term that is taken into account to determine the Vested Gain for that Indexed Strategy for that Term. For example, if the Maximum Gain for a Term is 5% and the Index Change at the end of that Term is positive 8%, then the Vested Gain for that Term is 5%.

•	The Maximum Gain will vary between Indexed Strategies.

•	The Maximum Gain for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Maximum Gain for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy may be less than any positive Index Change over that Term.

•	For each Term, your return on an Indexed Strategy may be less than the Maximum Gain.

We set the Maximum Gain for each Indexed Strategy based on the cost of hedging, interest rates, and other market factors, and the Purchase Payments received for a Contract. In general, the Maximum Gain we set for a Growth Strategy will be higher than the Maximum Gain we set for the corresponding Conserve Strategy, and the Maximum Gain for a Buffer Strategy will be higher than the Maximum Gain for the corresponding Growth Strategy. Likewise, the Maximum Gains for Contracts with larger Purchase Payments generally will be higher than Maximum Gains for Contracts with smaller Purchase Payments.

For information about the current Maximum Gain for each Indexed Strategy offered for new Contracts, please contact your registered representative or refer to our website. At least 10 days before the initial Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website.

If you are not satisfied with the Maximum Gains offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will return your Purchase Payment(s), without any adjustment for the Early Withdrawal Charge or any other fees or charges.

Once your Contract is effective, we will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Maximum Gain for each Indexed Strategy that will apply to Contracts issued prior to May 1, 2019.

Because we can change the Maximum Gain that applies to an Indexed Strategy, the Contract has a Bailout right that allows you to take a withdrawal without incurring an Early Withdrawal Charge under certain circumstances. See Bailout Right discussion in the Early Withdrawal Charge section below.

Vesting Factor. The Vesting Factor varies depending on the day of the Term for which the Vested Gain is calculated. A Vesting Factor limits the portion of a positive Index Change that is taken into account when calculating the Vested Gain for a given Indexed Strategy for a given Term.

Vesting Factor
Dates within first six months of a Term	25%
Dates within the final six months of a Term but before the final Market Day of that Term	50%
On the final Market Day of a Term	100%

A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.

Months are measured from the first day of the Term. For example, if a Term starts on January 20, the final six months of that Term will begin on July 20.

If any date in a Term is after the final Market Day of that Term, then a 100% Vesting Factor applies on that date when Vested Gain for that Term is calculated. For example, if a Term ends on a Monday when the markets are closed due to a holiday, then the final Market Day of that Term is the Friday before that holiday. If an automatic transaction is scheduled for Saturday, then the 100% Vesting Factor applies to that transaction.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 12% Maximum Gain for the Term. You Surrender your Contract in month 9 of that Term, which means a Vesting Factor of 50% applies. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a positive Index Change of 15% at the date on which you Surrender your Contract. Because the Index Change exceeds the Maximum Gain, the Maximum Gain applies and limits the Index Change to 12%. As a result, the Vested Gain is 6% (12% x 0.50). The Vested Gain that applies upon Surrender will be $6,000 ($100,000 x 0.06) and the amount payable will be $106,000.

Vested Loss

The Vested Loss is the portion of any negative Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Loss for any day of a Term.

Vested Loss = any negative Index Change since the start of the current Term (after taking into account either the Maximum Loss for each Term or the Buffer, as applicable) x remaining Investment Base for the current Term

Maximum Loss. The Maximum Loss for a Conserve Strategy or a Growth Strategy is the most negative Index Change for a Term that is taken into account to determine the Vested Loss for that Indexed Strategy for that Term. For example, if the Maximum Loss for a Term is 10% and the negative Index Change at the end of that Term is 14%, then the Vested Loss for that Term is 10%.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. This means that the value of a Conserve Strategy will not decrease due to a negative Index Change.

•	The Maximum Loss for each Term of a Growth Strategy is a loss of 10%. This means that the value of a Growth Strategy will not decrease by more than 10% during a Term due to a negative Index Change.

Buffer. The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. For example, when 40% of a Term has elapsed, the Buffer on that day equals 40% of the Buffer that would apply at the end of the Term. When 80% of a Term has elapsed, the Buffer on that day equals 80% of the Buffer that would apply at the end of the Term. As a result, a negative Index Change of 15% would produce different Vested Losses at the following junctures:

•	Day 146 of Term:

Days Remaining to last Market Day of Term: 219

Buffer: 10% x (365-219)/365 = 4%

Vested Loss: 15% - 4% = 11%

•	Day 292 of Term:

Days Remaining to last Market Day of Term: 73

Buffer: 10% x (365-73)/365 = 8%

Vested Loss: 15% - 8% = 7%

•	End of Term:

Buffer: 10%

Vested Loss: 15% -10% = 5%

No Vesting Factor. A Vesting Factor does not apply when the Vested Loss is calculated. This means that all of the negative Index Change is taken into account when calculating the Vested Loss for a given Indexed Strategy for a given Term.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 10% Maximum Loss. You Surrender your Contract before the end of a Term. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a negative Index Change of 12.5% on the day that you Surrender your Contract. Because the Index Change exceeds the Maximum Loss, the Maximum Loss applies and limits the Index Change to 10%. As a result, the Vested Loss is 10%. The Vested Loss that applies upon Surrender will be $10,000 ($100,000 x 0.10 = $10,000) and the amount payable will be $90,000.

Effect of Vested Gains and Losses

Here is a summary of the effect of Vested Gains and Losses in various situations.

Vested Gain	A Vested Gain increases the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by less than the actual amount of the withdrawal and any charge because of the Vested Gain.

Vested Loss	A Vested Loss reduces the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by more than the actual amount of the withdrawal and any charge because of the Vested Loss.

Additional Information	Any change in an Indexed Strategy value will affect the Account Value, which is used to determine the Surrender Value, the Annuity Payout Value and the Death Benefit Value.	If you take a withdrawal, you will receive the amount you requested and the Indexed Strategy value will be reduced by the amount of the withdrawal and the related Early Withdrawal Charge.

Asymmetrical Impact of Index Changes on Growth and Buffer Strategies Using the Same Index

A Growth Strategy and a Buffer Strategy that use the same Index will often perform differently over identical time periods. These divergent results are produced by variations in the methods used to calculate Vested Gains and Vested Losses for Growth Strategies and Buffer Strategies. You should consider these variations if you are choosing between a Growth Strategy and a Buffer Strategy, and whether either is consistent with your income needs and risk tolerance. Currently, the only Index used by both a Growth Strategy and a Buffer Strategy is the S&P 500 Index.

Vested Gain Variations

Vested Gains for Growth Strategies and Buffer Strategies are calculated using the same formula, but that formula can produce different results when different Maximum Gains are applied. The Maximum Gain for a Buffer Strategy generally will be higher than the Maximum Gain for a Growth Strategy that uses the same Index. This is because the maximum amount of money you can lose is larger for a Buffer Strategy than a Growth Strategy.

For example, if we set a 12% Maximum Gain for the S&P 500 Growth Strategy and a 14% Maximum Gain for the S&P 500 Buffer Strategy, then the Vested Gains for identical investments in these two strategies would be the same over any period that the Index Value increased up to 12%, but would diverge over any period that the Index Value increased by more than 12%.

During any such period, the Vested Gains for the Growth Strategy would be capped at 12%, while the Vested Gains for the Buffer Strategy may reach as high as 14%. As a result, it is possible for the Buffer Strategy to increase in value to a greater extent than the Growth Strategy.

Vested Loss Variations

The formulas used to calculate Vested Losses for Growth Strategies and Buffer Strategies are similar, except Vested Losses for a Growth Strategy are limited by a Maximum Loss, while Vested Losses for a Buffer Strategy are limited by a Buffer. The 10% Maximum Loss for a Growth Strategy does not change throughout the Term, which means that any negative Index Change between 0% and -10% is taken into account whenever Vested Loss is calculated. The amount of the Buffer for a Buffer Strategy increases each day during the course of each Term, culminating with a 10% Buffer at the end of each Term. This means that any a negative Index Change from 0 to -10% is disregarded when calculating Vested Loss at the end of the Term, but a smaller portion of a negative Index Change is disregarded when measuring a Vested Loss before the end of the Term.

The differences in the impact of negative Index Changes on a Growth Strategy and a Buffer Strategy using the same Index over the same Term depends on two variables: the size of the negative Index Change and the size of the Buffer on the date that the Vested Losses are measured.

The following chart illustrates how changes to these two variables impact Vested Losses for a Growth Strategy and a Buffer Strategy using the same Index over the same Term:

	Impact of Negative Index Changes on Growth and Buffer Strategy Values Throughout Term
	Vested Loss on:
	Day 73		Day 146		Day 219		Day 292		End of Term
	(20% of Term Elapsed)		(40% of Term Elapsed)		(60% of Term Elapsed)		(80% of Term Elapsed)		(100% of Term Elapsed)
Index Change	Growth Strategy	Buffer Strategy 2% Buffer	Growth Strategy	Buffer Strategy 4% Buffer	Growth Strategy	Buffer Strategy 6% Buffer	Growth Strategy	Buffer Strategy 8% Buffer	Growth Strategy	Buffer Strategy 10% Buffer
0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
-2%	-2%	0%	-2%	0%	-2%	0%	-2%	0%	-2%	0%
-4%	-4%	-2%	-4%	0%	-4%	0%	-4%	0%	-4%	0%
-6%	-6%	-4%	-6%	-2%	-6%	0%	-6%	0%	-6%	0%
-8%	-8%	-6%	-8%	-4%	-8%	-2%	-8%	0%	-8%	0%
-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%	-10%	0%
-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%
-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%
-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%
-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%
-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%
-22%	-10%	-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%

In general, Growth Strategies are designed to protect against larger negative Index Changes, while Buffer Strategies are designed to protect against smaller negative Index Changes. When identical investments are made in a Growth Strategy and a Buffer Strategy using the same Index over the same Term, a negative change in the Index produces the following results:

•	a negative Index Change between 0% and -10%, measured on any day, would have a greater negative impact on the Growth Strategy

•	a negative Index Change between -10% and -20% could have a greater negative impact on either strategy, depending on the Index Change and the size of the Buffer on the day the Index Change is measured

•	a negative Index Change below -20%, measured on any day, would have a greater negative impact on the Buffer Strategy

See Examples - Impact of Withdrawals on Indexed Strategy Values section below for examples that illustrate these concepts.

Examples - Impact of Withdrawals on Indexed Strategy Values

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and Vested Gains and Losses at the end of the Term. These examples assume that you allocate a $50,000 Purchase Payment to the S&P 500 Growth Strategy and a $50,000 Purchase Payment to the S&P 500 Buffer Strategy. To simplify the examples, we assume that the stated withdrawal amounts include applicable Early Withdrawal Charges.

Example A: Withdrawal When Index Rising Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$10,000 / $50,500 = 19.80%	$10,000 / $50,500 = 19.80%
Proportional Reduction in Investment Base	$50,000 x .1980 = $9,901	$50,000 x .1980 = $9,901
Remaining Investment Base after Withdrawal	$50,000 - $9,901 = $40,099	$50,000 - $9,901 = $40,099

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$40,099	$40,099
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$40,099 x 12% = $4,812 Vested Gain	$40,099 x 13% = $5,213 Vested Gain
Strategy Value at Term End	$40,099 + $4,812 = $44,911	$40,099 + $5,213 = $45,312

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $54,911 ($10,000 withdrawal plus the $44,911 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $56,000 ($50,000 Investment Base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $54,911 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($10,000 - $9,901 = $99); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($4,812 - $6,000 = -$1,188).

The result for the S&P 500 Growth Strategy ($99 - $1,188 = -$1,089) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $1,089 = $54,911).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $55,312 ($10,000 withdrawal plus the $45,312 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $56,500 ($50,000 Investment Base plus $6,500 gain ($50,000 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $401 in this example. The amount you realized under the Buffer Strategy ($55,312) exceeds the amount you realized under the Growth Strategy ($54,911) because the Growth Strategy had a lower Maximum Gain, and the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain.

Example B: Withdrawal When Index Falls and Then Rises

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	880	880
Negative Index Change	(880 - 1000) / 1000 = -12%	(880 - 1000) / 1000 = -12%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-12% - -4% = -8%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-8% x 100% = 8% Vested Loss
Vested Loss in Dollars	$50,000 x 10% = $5,000 Vested Loss	$50,000 x 8% = $4,000 Vested Loss
Strategy Value before Withdrawal	$50,000 - $5,000 = $45,000	$50,000 - $4,000 = $46,000
Percentage Reduction in Strategy Value	$10,000 / $45,000 = 22.22%	$10,000 / $46,000 = 21.74%
Proportional Reduction in Investment Base	$50,000 x 22.22% = $11,111	$50,000 x 21.74% = $10,870
Remaining Investment Base after Withdrawal	$50,000 - $11,111 = $38,889	$50,000 - $10,870 = $39,130

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$38,889	$39,130
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$38,889 x 12% = $4,667 Vested Gain	$39,130 x 13% = $5,087 Vested Gain
Strategy Value at Term End	$38,889 + $4,667 = $43,556	$39,130 + $5,087 = $44,217

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $53,556 ($10,000 withdrawal plus the $43,556 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $56,000 ($50,000 Investment Base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $53,556 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($10,000 - $11,111 = -$1,111); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($4,667 - $6,000 = -$1,333).

The result for the S&P 500 Growth Strategy (-$1,111 + -$1,333 = -$2,444) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $2,444 = $53,556).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $54,217 ($10,000 withdrawal plus the $44,217 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $56,500 ($50,000 Investment Base plus $6,500 gain ($50,000 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $661 in this example. The amount you realized under the Buffer Strategy ($54,217) exceeds the amount you realized under the Growth Strategy ($53,556) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed more of the negative Index Change (4 percentage points of the -12% change) than the Maximum Loss absorbed (2 percentage points of the -12% change), thus reducing the Investment Base of the Growth Strategy to a greater extent and (2) the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain, thus increasing the Buffer Strategy’s value to a greater extent.

Example C: Withdrawal When Index Falling Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	980	980
Negative Index Change	(980 - 1000) / 1000 = -2%	(980 - 1000) / 1000 = -2%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-2%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -2% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as a Percentage	-2% x 100% = 2% Vested Loss	0% Vested Loss
Vested Loss in Dollars	$50,000 x 2% = $1,000 Vested Loss	$0 Vested Loss
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000	$50,000 - $0 = $50,000
Percentage Reduction in Strategy Value	$10,000 / $49,000 = 20.41%	$10,000 / $50,000 = 20.00%
Proportional Reduction in Investment Base	$50,000 x .2041 = $10,204	$50,000 x .2000 = $10,000
Remaining Investment Base after Withdrawal	$50,000 - $10,204 = $39,796	$50,000 - $10,000 = $40,000

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$39,796	$40,000
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$39,796 x 10% = $3,980 Vested Loss	$40,000 x 4% = $1,600 Vested Loss
Strategy Value at Term End	$39,796 - $3,980 = $35,816	$40,000 - $1,600 = $38,400

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,816 ($10,000 withdrawal plus the $35,816 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $45,816 exceeds this hypothetical Strategy value of $45,000 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($10,000 - $10,204 = -$204); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $3,890 = $1,020).

The result for the S&P 500 Growth Strategy ($1,020 - $204 = $816) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,816 - $816 = $45,000).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,400 ($10,000 withdrawal plus the $38,400 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $48,000 ($50,000 Investment Base minus $2,000 loss ($50,000 x -4%)). This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,584 in this example. The amount you realized under the Buffer Strategy ($48,400) exceeds the amount you realized under the Growth Strategy ($45,816) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed all of the negative Index Change of -2%, while the Maximum Loss did not absorb any of the negative Index Change, thus reducing the Investment Base of only the Growth Strategy and (2) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the -14% change) than the Maximum Loss absorbed (4 percentage points of the -14% change), thus reducing the Strategy value of the Growth Strategy to a greater extent.

Example D: Withdrawal When Index Falling Steadily and Precipitously

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	850	850
Negative Index Change	(850 - 1000) / 1000 = -15%	(850 - 1000) / 1000 = -15%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-15% - -4% = -11%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-11% x 100% = 11% Vested Loss
Vested Loss in Dollars	$50,000 x 10% = $5,000 Vested Loss	$50,000 x 11% = $5,500 Vested Loss
Strategy Value before Withdrawal	$50,000 - $5,000 = $45,000	$50,000 - $5,500 = $44,500
Percentage Reduction in Strategy Value	$10,000 / $45,000 = 22.22%	$10,000 / $44,500 = 22.47%
Proportional Reduction in Investment Base	$50,000 x .2222 = $11,111	$50,000 x .2247 = $11,236
Remaining Investment Base after Withdrawal	$50,000 - $11,111 = $38,889	$50,000 - $11,236 = $38,764

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$38,889	$38,764
Index Value at Term Start	1000	1000
Index Value at Term End	750	750
Negative Index Change	(750 - 1000) / 1000 = -25%	(750 - 1000) / 1000 = -25%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-25% - -10% = -15%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-15% x 100% = 15% Vested Loss
Vested Loss in Dollars	$38,889 x 10% = $3,889 Vested Loss	$38,764 x 15% = $5,815 Vested Loss
Strategy Value at Term End	$38,889 - $3,889 = $35,000	$38,764 - $5,815 = $32,949

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,000 ($10,000 withdrawal plus the $35,000 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized equals this hypothetical Strategy value of $45,000 because the Maximum Loss equally limited the negative Index Change both at the time of withdrawal and at the end of the Term.

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $42,949 ($10,000 withdrawal plus the $32,949 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $42,500 ($50,000 Investment Base minus $7,500 loss ($50,000 x -15%)).

The amount realized of $42,949 exceeds this hypothetical Strategy value of $42,500 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($10,000 - $11,236 = -$1,236); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $5,815 = -$815).

The result for the S&P 500 Buffer Strategy ($1,236 + $815 = $2,051) is equal to the difference between the amount realized and the hypothetical Strategy value ($42,949 + $2,051 = $45,000).

Your investment in the S&P 500 Buffer Strategy underperformed the S&P 500 Growth Strategy by $2,051 in this example. The amount you realized under the Buffer Strategy ($42,949) is smaller than the amount you realized under the Growth Strategy ($45,000) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed less of the negative Index Change of -15%, thus reducing the Investment Base of the Buffer Strategy to a greater extent and (2) at the end of the Term, the Buffer absorbed less of the negative Index Change (10 percentage points of the -25% change) than the Maximum Loss absorbed (15 percentage points of the -25% change), thus reducing the Strategy value of the Buffer Strategy to a greater extent.

Example E: Withdrawal When Index Rises and Then Falls

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1080	1080
Positive Index Change	(1080 - 1000) / 1000 = 8%	(1080 - 1000) / 1000 = 8%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	8%	8%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	8% x 25% = 2% Vested Gain	8% x 25% = 2% Vested Gain
Vested Gain in Dollars	$50,000 x 2% = $1,000 Vested Gain	$50,000 x 2% = $1,000 Vested Gain
Strategy Value before Withdrawal	$50,000 + $1,000 = $51,000	$50,000 + $1,000 = $51,000
Percentage Reduction in Strategy Value	$10,000 / $51,000 = 19.61%	$10,000 / $51,000 = 19.61%
Proportional Reduction in Investment Base	$50,000 x .1961 = $9,804	$50,000 x .1961 = $9,804
Remaining Investment Base after Withdrawal	$50,000 - $9,804 = $40,196	$50,000 - $9,804 = $40,196

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$40,196	$40,196
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$40,196 x 10% = $4,020 Vested Loss	$40,196 x 4% = $1,608 Vested Loss
Strategy Value at Term End	$40,196 - $4,020 = $36,176	$40,196 - $1,608 = $38,588

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $46,176 ($10,000 withdrawal plus the $36,176 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,176 exceeds this hypothetical Strategy value of $45,000 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($10,000 - $9,804 = $196); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $4,020 = $980).

The result for the S&P 500 Growth Strategy ($196 + $980 = $1,176) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,176 - $1,176 = $45,000).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,588 ($10,000 withdrawal plus the $38,588 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $48,000 ($50,000 Investment Base minus $2,000 loss ($50,000 x -4%)). This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,412 in this example. The amount you realized under the Buffer Strategy ($48,588) exceeds the amount you realized under the Growth Strategy ($46,176) because, at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the -14% change) than the Maximum Loss absorbed (4 percentage points of the -14% change), thus reducing the Strategy value of the Growth Strategy to a greater extent.

Example F: Multiple Withdrawals in a Volatile Market

Impact of $2,500 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$2,500 / $50,500 = 4.95%	$2,500 / $50,500 = 4.95%
Proportional Reduction in Investment Base	$50,000 x .0495 = $2,475	$50,000 x .0495 = $2,475
Remaining Investment Base after Day 146 Withdrawal	$50,000 - $2,475 = $47,525	$50,000 - $2,475 = $47,525

Impact of $3,500 Withdrawal on Day 219 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 146 Withdrawal	$47,525	$47,525
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	970	970
Negative Index Change	(970 - 1000) / 1000 = -3%	(970 - 1000) / 1000 = -3%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-3%	N/A
Buffer on Day 219 of Term	N/A	10% x (365-146)/365 = 6% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -3% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as Percentage	-3% x 100% = 3% Vested Loss	0%
Vested Loss in Dollars	$47,525 x 3% = $1,426 Vested Loss	$0
Strategy Value before Withdrawal	$47,525 - $1,426 = $46,099	$47,725 - $0 = $47,725
Percentage Reduction in Strategy Value	$3,500 / $46,099 = 7.59%	$3,500 / $47,725 = 7.33%
Proportional Reduction in Investment Base	$47,525 x .0759 = $3,608	$47,725 x .0733 = $3,500
Remaining Investment Base after Day 219 Withdrawal	$47,525 - $3,607 = $43,917	$47,525 - $3,500 = $44,025

Impact of $4,000 Withdrawal on Day 292 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 219 Withdrawal	$43,917	$44,025
Index Value at Term Start	1000	1000

Index Value at Date of Withdrawal	1150	1150
Positive Index Change	(1150 - 1000) / 1000 = 15%	(1150 - 1000) / 1000 = 15%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	14%
Vesting Factor in Month 8	50%	50%
Vested Gain as a Percentage	12% x 50% = 6% Vested Gain	14% x 50% = 7% Vested Gain
Vested Gain in Dollars	$43,917 x 6% = $2,635 Vested Gain	$44,025 x 7% = $3,082 Vested Gain
Strategy Value before Withdrawal	$43,917 + $2,635 = $46,551	$44,025 + $3,082 = $47,106
Percentage Reduction in Strategy Value	$4,000 / $46,551 = 8.59%	$4,000 / $47,106 = 8.49%
Proportional Reduction in Investment Base	$43,917 x .0859 = $3,774	$44,025 x .0849 = $3,738
Remaining Investment Base after Day 292 Withdrawal	$43,917 - $3,774 = $40,143	$44,025 - $3,738 = $40,286

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 292 Withdrawal	$40,143	$40,286
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$40,143 x 10% = $4,014 Vested Loss	$40,286 x 4% = $1,611 Vested Loss
Strategy Value at Term End	$40,143 - $4,014 = $36,129	$40,286 - $1,611 = $38,675

S&P 500 Growth Strategy

In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $46,129 ($10,000 total withdrawal plus the $36,129 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $45,000 ($50,000 Investment Base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,129 exceeds this hypothetical Strategy value of $45,000 because:

•	the gains at the time of the $2,500 and $4,000 withdrawals caused the reductions in the Investment Base to be less than the actual amounts withdrawn ($2,500 - $2,475 = $25 and $4,000 - $3,774 = $226);

•	the loss at the time of the $3,500 withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($3,500 - $3,608 = -$108); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be less than the hypothetical loss ($5,000 - $4,014 = $986).

The result for the S&P 500 Growth Strategy ($25 + $226 - $108 + $986 = $1,129) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,129 - $1,129 = $45,000).

S&P 500 Buffer Strategy

The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,675 ($10,000 total withdrawals plus the $38,675 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $48,000 ($50,000 Investment Base minus $2,000 loss ($50,000 x -4%)). This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.

Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,546 in this example. The amount you realized under the Buffer Strategy ($48,675) exceeds the amount you realized under the Growth Strategy ($46,129) for three reasons: (1) at the time of the Day 219 withdrawal, the Buffer absorbed all of the negative Index Change of -3%, while the Maximum Loss did not absorb any of the negative Index Change, thus reducing the Investment Base of the Growth Strategy only, (2) at the time of the Day 292 withdrawal, the Index Change exceeded the Maximum Gain of both the Buffer Strategy and the Growth Strategy, but the Buffer Strategy had a higher Maximum Gain than the Growth Strategy, so the Buffer Strategy’s Investment Base increased to a greater extent, and (3) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the -14% change) than the Maximum Loss absorbed (4 percentage points of the -14% change), thus reducing the Strategy value of the Growth Strategy to a greater extent.

Strategy Renewals and Reallocations at Term End

Renewals

At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term of the same Strategy will not include any amount that is moved to a different Strategy as part of a reallocation at the Term end.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any renewal or reallocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to a Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate or Maximum Gain in effect for that Strategy for that new Term. For example, the Declared Rate for a new Term of the Declared Rate Strategy may be different than the Declared Rate for the Term that is ending. Likewise, the Maximum Gain for an Indexed Strategy for a new Term may be different than the Maximum Gain for that Indexed Strategy for the Term that is ending.

Availability of Strategies

At the end of a Term, we may eliminate a particular Strategy in our discretion. We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate and the Maximum Gains that will apply for that next Term on our website. The Previous Notice Methods section of this prospectus describes a different process used to provide notice of the Declared Rate and the Maximum Gains that will apply to contracts issued prior to May 1, 2019.

We are not obligated to offer the Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Strategy at our discretion. For example, we could stop offering Growth Strategies after the first five Contract Years. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

One Indexed Strategy will always be available. If the Declared Rate Strategy is no longer available, then we must offer an Indexed Strategy that has a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

If we add or stop offering a Strategy at the end of a Term, we will send you a notification. If funds are held in a Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

If you have allocated money to an Indexed Strategy and that Indexed Strategy will not be available for the next Term, then the Bailout right will apply. In this case, you may withdraw money from that Indexed Strategy at the end of the current Term without incurring an Early Withdrawal Charge. If you have allocated money to the Declared Rate Strategy and it will not be available for the next Term, the Bailout right will not apply.

Reallocations to Default Strategies

At the end of a Term, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will reallocate the amount to a default Strategy.

Here are the rules that will apply to reallocations to a default Strategy.

•	We will reallocate to the Declared Rate Strategy.

•	If no Declared Rate Strategy is available, then we will designate an Indexed Strategy that has a Maximum Loss of 0% and we will reallocate to that designated Strategy.

If the amount to be applied exceeds the maximum, then the default reallocation rules will apply only to the excess amount. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then the default reallocation rules will apply only to the excess $4,000.

Cash Benefit

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. Unless you instruct us otherwise by a Request in Good Order prior to the date of the withdrawal, a withdrawal will be taken in the following order:

•	first proportionally from funds that then qualify for a waiver of the Early Withdrawal Charge pursuant to the Bailout right;

•	then from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategies until all Declared Rate Strategies are exhausted; and

•	then proportionally from Indexed Strategies.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Vested Gain or Loss for the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value. See Vested Gains and Losses section above.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor. Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract. Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below. Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

Examples - Amount Available for Withdrawal

The following examples are intended to help you understand the amount that may be available for withdrawal in different market environments.

Example G: Amount Available for a Withdrawal When Index Rises

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth Strategy and a $50,000 Purchase Payment to the S&P 500 Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	the Maximum Gain for the initial Term of the S&P 500 Growth Strategy is 12% and the S&P 500 Buffer Strategy is 14%;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	Gain of 14%	See Footnote 2 below.
Index Value	1900	1900
Withdrawal Date - August 30, 2020
Index Value	1976	1976
Positive Index Change	4%	4%	See Footnote 3 below.
Positive Index Change Limited by Maximum Gain	4%	4%	See Footnote 4 below.
Vesting Factor on Day 146	25%	25%	See Footnote 5 below.
Vested Gain as a Percentage	1%	1%	See Footnote 6 below.
Vested Gain	$500	$500	See Footnote 6 below.
Strategy Value before Withdrawal	$50,500	$50,500	See Footnote 7 below.
Amount of Withdrawal Requested	$10,000	$10,000
Free Withdrawal Allowance	$5,000	$5,000	See Footnote 8 below.
Early Withdrawal Charge	$435	$435	See Footnote 9 below.
Total Amount Withdrawn	$10,435	$10,435	See Footnote 10 below.
Percentage Reduction in Strategy Value	20.66%	20.66%	See Footnote 11 below.
Proportional Reduction in Investment Base	$10,332	$10,332	See Footnote 11 below.
Remaining Investment Base after Withdrawal	$39,668	$39,668	See Footnote 12 below.
Strategy Value after Withdrawal	$40,065	$40,065	See Footnote 13 below.
Term End Date - April 6, 2021
Index Value	2033	2033
Positive Index Change	7%	7%	See Footnote 14 below.
Positive Index Change Limited by Maximum Gain	7%	7%	See Footnote 15 below.
Vesting Factor at Term End	100%	100%	See Footnote 16 below.
Vested Gain as a Percentage	7%	7%	See Footnote 17 below.
Remaining Investment Base after Withdrawal	$39,668	$39,668	See Footnote 12 below.
Vested Gain	$2,777	$2,777	See Footnote 17 below.
Strategy Value at Term End	$42,445	$42,445	See Footnote 18 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12% (for the Growth Strategy) or 14% (for the Buffer Strategy), which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12% or 14%, respectively.

Footnote 3. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1976 - 1900) / 1900 = 4%

Footnote 4. In this example, the Index Change on the withdrawal date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.

Footnote 5. A Vesting Factor limits the portion of a positive Index Change that is taken into account to determine the Vested Gain. The Vesting Factor for a positive Index Change varies depending on the day of the Term. The Vesting Factor for a positive Index Change on any date within the first six months of a Term is 25%. The Vesting Factor for a positive Index Change on any date within the final six months of a Term (but before the Final Market Day of the Term) is 50%. The Vesting Factor for a positive Index Change on the final Market Day of the Term (or any date after that when the Vested Gain for the Term is calculated) is 100%. In this example, the Vesting Factor is 25% because the withdrawal date is a date within the first six months of the Term.

Footnote 6. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	4% x 25% = 1%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$50,000 x 0.01 = $500

Footnote 7. In this example, there is a Vested Gain on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the Vested Gain as of that date.

Formula	Investment Base + Vested Gain = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 8. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 0.10 = $5,000

Footnote 9. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first five Contract Years. There is no Early Withdrawal Charge after Contract Year 5.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 10. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 11. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Gain as of the withdrawal date, the reduction in the Investment Base will be less than the total amount withdrawn. This difference occurs because your withdrawal is credited with a proportionate share of the Vested Gain.

Formula	Total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 0.2066 = $10,332

Footnote 12. On the withdrawal date after the withdrawal, the remaining Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,332 = $39,668

Footnote 13. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065

Footnote 14. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2033 - 1900) / 1900 = 7%

Footnote 15. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.

Footnote 16. The Vesting Factor for a positive Index Change on the Term End Date is 100%.

Footnote 17. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	7% x 100% = 7%

Footnote 18. In this example, there is a Vested Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$39,668 + $2,777 = $42,445

Example H: Amount Available for a Withdrawal When Index Falls

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth Strategy and a $50,000 Purchase Payment to the S&P 500 Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Loss	Loss of 10%	N/A	See Footnote 2 below.
End of Term Buffer	N/A	10% Buffer	See Footnote 3 below.
Index Value	1900	1900
Withdrawal Date - August 30, 2020
Index Value	1786	1786
Negative Index Change	-6%	-6%	See Footnote 4 below.
Negative Index Change Limited by Maximum Loss	-6%	N/A	See Footnote 5 below.
Buffer on Day 146	N/A	4% Buffer	See Footnote 6 below.
Vested Loss Percentage	-6%	-2%	See Footnote 7 below.
Vested Loss	-$3,000	-$1,000	See Footnote 7 below.
Strategy Value before Withdrawal	$47,000	$49,000	See Footnote 8 below.
Amount of Withdrawal Requested	$10,000	$10,000
Free Withdrawal Allowance	$5,000	$5,000	See Footnote 9 below.
Early Withdrawal Charge	$435	$435	See Footnote 10 below.
Total Amount Withdrawn	$10,435	$10,435	See Footnote 11 below.
Percentage Reduction in Strategy Value	22.2%	21.30%	See Footnote 12 below.
Proportional Reduction in Investment Base	$11,101	$10,648	See Footnote 12 below.
Remaining Investment Base after Withdrawal	$38,899	$39,352	See Footnote 13 below.
Strategy Value after Withdrawal	$36,565	$38,565	See Footnote 14 below.
Term End Date - April 6, 2021
Index Value	1748	1748
Negative Index Change	-8%	-8%	See Footnote 15 below.
Negative Index Change Limited by Maximum Loss	-8%	N/A	See Footnote 16 below.
Negative Index Change Limited by Buffer	N/A	0%	See Footnote 17 below.
Vested Loss Percentage	-8%	0%	See Footnote 18 below.
Remaining Investment Base	$38,899	$39,352	See Footnote 13 below.
Vested Loss	-$3,112	$0	See Footnote 18 below.
Strategy Value at Term End	$35,787	$39,352	See Footnote 19 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss for Growth Strategies. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

Footnote 3. The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is:

10%	x	365 – N
365

where N is equal to the number of days remaining until the final Market Day of the Term.

Footnote 4. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1786 - 1900) / 1900 = -6%

Footnote 5. In this example, the negative Index Change on the withdrawal date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 6. In this example, only a portion of the negative Index Change on the withdrawal date is limited by the Buffer because the Index went down more than 4%.

Footnote 7.

Vested Loss – Growth Strategies: When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-6% = -6%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$50,000 x -0.06 = -$3,000

Vested Loss – Buffer Strategies: When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-6% Index Change - -4% Buffer = -2%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$50,000 x -0.02 = -$1,000

Footnote 8. In this example, there is a Vested Loss on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the Vested Loss as of that date.

Formula	Investment Base - Vested Loss = Strategy value
Calculation	For Growth Strategy: $50,000 - $3,000 = $47,000
For Buffer Strategy: $50,000 - $1,000 = $49,000

Footnote 9. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 10. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first five Contract Years. There is no Early Withdrawal Charge after Contract Year 5.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 11. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 12. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Loss as of the withdrawal date, the reduction in the Investment Base will be more than the total amount withdrawn. This difference occurs because your withdrawal is charged with a proportionate share of the Vested Loss.

Formula	total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	For Growth Strategy: $10,435 / $47,000 = 22.20%
For Buffer Strategy: $10,435 / $49,000 = 21.30%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	For Growth Strategy: $50,000 x 0.2220 = $11,101
For Buffer Strategy: $50,000 x 0.2130 = $10,648

Footnote 13. On the withdrawal date, the remaining Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	For Growth Strategy: $50,000 - $11,101 = $38,899
For Buffer Strategy: $50,000 - $10,648 = $39,352

Footnote 14. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	For Growth Strategy: $47,000 - $10,435 = $36,565
For Buffer Strategy: $49,000 - $10,435 = $38,565

Footnote 15. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1748 - 1900) / 1900 = -8%

Footnote 16. For the Growth Strategy, in this example, the negative Index Change on the Term End Date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 17. For the Buffer Strategy, in this example, the entire negative Index Change on the Term End Date is limited by the Buffer because the Index went down less than 10%.

Footnote 18.

Vested Loss – Growth Strategies: When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-8% = -8%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$38,899 x -0.08 = -$3,112

Vested Loss – Buffer Strategies: When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-8% Index Change > -10% Buffer = 0%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$39,352 x 0.00 = $0

Footnote 19. In this example, there is a Vested Loss on the Term End Date for the Growth Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date minus the Vested Loss as of that date.

Formula	Remaining Investment Base on Term End Date - Vested Loss = Strategy value
Calculation	$38,899 - $3,112 = $35,787

In this example, there is no Vested Loss on the Term End Date for the Buffer Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date.

Formula	Remaining Investment Base on Term End Date = Strategy value
Calculation	$39,352 = $39,352

Early Withdrawal Charge

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to support higher Declared Rate Strategy interest rates and Indexed Strategy Maximum Gains by investing assets for a longer duration.

The Early Withdrawal Charge applies if, during the first five Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

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The amount subject to the charge will not include: (1) the Free Withdrawal Allowance; (2) the amount, if any, that qualifies under the Bailout right; or (3) the amount, if any, that qualifies for another waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	0%

Example. You Surrender your annuity in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 0.04) and you receive $96,000.

An Early Withdrawal Charge may apply if you take a withdrawal during the first five Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.

Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 ($200,000 x 0.10). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

Early Withdrawal Charge Waivers

Bailout Right. We will waive the Early Withdrawal Charge on amounts that you withdraw from this Contract at the end of a current Term if the amounts are held under an Indexed Strategy for that Term and either:

•	the Maximum Gain for the next Term of that Strategy is less than its Bailout Trigger for the current Term; or

•	that Strategy will not be available for the next Term.

Each current Term of an Indexed Strategy has its own Bailout Trigger, even if no funds are held under the Indexed Strategy for that Term. If your Contract has multiple Purchase Payments, the Bailout Trigger for one current Term of an Indexed Strategy may be different from the Bailout Trigger for another current Term of the same Indexed Strategy that started on a different date.

The initial Bailout Trigger for each Indexed Strategy is set out in the Indexed Strategy endorsement. It is less than the Maximum Gain that we anticipate setting for the initial Term of that Indexed Strategy.

For each subsequent Term, the Bailout Trigger is the lesser of:

•	the Bailout Trigger for the Term that ended on the date the current Term began; or

•	the Maximum Gain set for the current Term.

This means that:

•	if the Maximum Gain is never set below the Bailout Trigger, then the Bailout Trigger will not change; and

•	if the Maximum Gain is ever set below the Bailout Trigger, then the Bailout Trigger will be reduced for the new Term and for each Term that starts on an anniversary of that Term start date.

The Bailout Trigger will never increase from one Term to the next.

Example. The Bailout Trigger for the initial Term of an Indexed Strategy is 6.5%.

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If we set the Maximum Gain for the next Term of that Indexed Strategy at 7.5%, then you will not qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will continue to be 6.5%.

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If we set the Maximum Gain for the next Term of that Indexed Strategy at 5.5%, then you will qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will change to 5.5%.

If this waiver will apply to an Indexed Strategy at the end of a Term, we will notify you in writing at least 30 days before that Term ends. You may elect a withdrawal under the Bailout right by a Request in Good Order. We must receive your request before the end of the applicable Term.

This waiver will only apply to the amount held under the Indexed Strategy for the Term that is ending. It will not apply to amounts then held under a different Strategy, or to amounts held under the same Strategy for a Term ending on a different date. You may not carry over any unused part of the waiver from one Term to the next.

If you withdraw funds that qualify for a waiver under the Bailout right, the withdrawal will reduce the Free Withdrawal Allowance for the applicable Contract Year. For example, if the amount you withdraw that qualifies for a waiver under the Bailout right in Contract Year 4 is more than 10% of your Account Value as of the most recent Contract Anniversary, then no Free Withdrawal Allowance will be available for subsequent withdrawals in Contract Year 4.

Instead of withdrawing amounts that qualify for a waiver under the Bailout right, you may wish to reallocate those amounts to a different Strategy. A Request in Good Order to reallocate funds must be received by us before the end of the applicable Term.

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. In California, the Extended Care Waiver Rider has been replaced with the Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider, which provides for a waiver of Early Withdrawal Charges under an expanded variety of circumstances. Please see the rider for details.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Please see the rider for details.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

Annuity Payout Benefit

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

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Unless we agree, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout Value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout Value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

Death Benefit

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after the receipt of proof of death and a Request in Good Order for a lump sum payment.

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If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit Value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit Value, increased by any additional post- death interest as required by law.

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If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit Value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit Value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit Value is the greater of:

•	the Account Value determined as of the date that the Death Benefit Value is determined; or

•	the Purchase Payments, reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges (the “Purchase Payment base”).

In either case, the Death Benefit Value is reduced by premium tax or other taxes not previously deducted.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment Base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 0.08 = $9,600

Determination Date

The date that the Death Benefit Value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit Value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.

Proof of Death

Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit Value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules

Any election is subject to the Death Benefit Distribution Rules described below.

A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated.

We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit Value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

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in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

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For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

Payout Options

The standard Payout Options are described below.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2029 and you select annual payments, then the first payment will be paid as of October 31, 2030.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Fixed Period Payout

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select.

•   If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•   In all cases, payments will stop at the end of the fixed period.

For a nonqualified contract, fixed periods shorter than 10 years are not available. For a tax-qualified contract, the only fixed period available is 10 years.

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.

•   If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•   In all cases, payments will stop at the end of the fixed period.

The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, the fixed period also cannot exceed 10 years.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Life Payout

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

•   If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•   If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

For a tax-qualified contract, a Life Payout is not available to all Beneficiaries.

Life Payout with Payments for at Least a Fixed Period

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

•   If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

•   If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

For a tax-qualified contract, fixed periods longer than 10 years are not available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•   If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

•   If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Joint and One-Half Survivor Payout

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

•   If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant.

•   If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

•   If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•   If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•   If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary.

•   If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

A Joint and One-Half Survivor Payout is only available to a Beneficiary who is the surviving spouse of the owner.

We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

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Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

Processing Applications and Requests

Processing Applications and Initial Purchase Payments

We will process an application when we have received both the application and the initial Purchase Payment.

•	If that happens on a Market Day before the Market Close, we will process the application and apply the Purchase Payment on that Market Day.

•	If that happens on a Market Day after the Market Close or on a day that is not a Market Day, then we will process the application and apply the Purchase Payment on the next Market Day.

We cannot process your application if it is not a Request in Good Order or if we have not received your initial Purchase Payment. Likewise, we cannot apply your initial Purchase Payment if we have not received your application.

If you have any questions, you should contact us or your registered representative before submitting your application or sending your initial Purchase Payment.

Processing Additional Purchase Payments

•	If we receive an additional Purchase Payment on a Market Day before the Market Close, we will apply it on that Market Day.

•	If we receive an additional Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it on the next Market Day.

We cannot apply an additional Purchase Payment if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending an additional Purchase Payment.

Processing Requests

Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423. Request by fax may be made at 513-768-5115. Requests for reallocations among Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website GAIG annuities. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

NYSE	NYSE Arca
Regular trading hours usually end at 4:00 PM Eastern Time	Core trading session usually ends at 4:00 PM Eastern Time
Trading hours end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.	Core trading session ends at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index Value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted;

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index; or

•	we are permitted to do so under a regulatory order.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

Right to Cancel (Free Look)

If you change your mind about owning the Contract, you can cancel it within 20 days after you receive it. If you purchased this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati,
OH 45201-5423. Your request to cancel must be in writing and signed by you.

When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge. Unless otherwise required by state law, you will receive the Account Value of your Contract on the day that we receive your cancellation request. The amount you receive may be more or less than your Purchase Payment(s) depending upon the amount of interest earned by your Contract during the free look period and any Vested Gain or Loss that applies as of the day that we receive your cancellation request. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period. We do not refund any charges or deductions assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

Annual Statement and Confirmations

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) the interest credited to your Contract and Vested Gains and Losses credited to your Contract.

We will also send you written confirmations of Purchase Payments, Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

Electronic Delivery

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.

Abandoned Property Requirements

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Owner

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•

For a Nonqualified Contract. You may change the Owner at any time during your lifetime. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•

For a Nonqualified Contract. You may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot assign your rights under this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be made by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

The rights of a person holding an assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

Annuitant

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•

For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

Beneficiary

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•

If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•

You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

Other Contract Provisions

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

We may terminate your Contract at any time that the Account Value is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract. For example, we may terminate your Contract if a loss on a Growth Strategy or a Buffer Strategy causes your Account Value to fall below $5,000. If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract.

Loans

Loans are not available under the Contract.

Previous Notice Methods

For contracts issued before May 1, 2019, we will send you a written notice at least 30 days before the end of each Term with the Declared Rate and the Maximum Gains that will apply for the next Term.

State Variations

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati,
OH 45201-5423, visit our website at GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois and New Jersey: References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies

For Contract Issued in Michigan: We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider. The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Extended Care Waiver Rider
California	The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) replaces the Extended Care Waiver Rider. The CA Rider provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

Connecticut	The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

Kansas	The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

Massachusetts and Missouri	This waiver rider in not available in Massachusetts or Missouri.

Montana	The definition of medically necessary has been modified and refers to the insured’s physician.

Nebraska	The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

New Hampshire	The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill.

The definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in:	Variations in Extended Care Waiver Rider
Washington	The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider. The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Terminal Illness Waiver Rider
Illinois, Kansas, Washington	As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Kansas	The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

New Jersey	The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

Massachusetts	This waiver rider in not available in Massachusetts.

Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date.

The waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

Texas	The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

Form of Annuity Payout Benefit

For Contracts Issued in Texas: Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Alabama, Colorado, Hawaii, Iowa, Maine, Mississippi, Montana, New Mexico, Ohio, Oregon, Vermont, Virginia, West Virginia	20 days Account Value	30 days Account Value + Fees/Charges

Alaska, Arizona, Connecticut, Illinois, Kansas, Michigan, New Jersey, North Dakota, South Dakota	20 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Arkansas, District of Columbia, Pennsylvania	20 days Account Value	30 days Account Value

Delaware, Indiana, Massachusetts, Tennessee	20 days Account Value	30 days Purchase Payments

Georgia, Idaho, Missouri, Nevada, Oklahoma, Utah	20 days Purchase Payments	30 days Purchase Payments

Kentucky, Louisiana, Maryland, Nebraska, New Hampshire, North Carolina, Rhode Island, South Carolina, Texas	20 days Purchase Payments	30 days Account Value + Fees/Charges

California	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments

Florida	21 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Minnesota	20 days Account Value + Fees/Charges	30 days Purchase Payments

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Washington	20 days Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days Purchase Payments

Wisconsin	30 days Account Value	30 days Account Value + Fees/Charges

Wyoming	20 days Account Value	30 days Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio: Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida and Texas: You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas: Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

Index Replacement

We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity.

If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new Index will reflect the Index Change for the old Index from the start of the Term to the replacement date.

If we replace an Index, the applicable Maximum Gain and Bailout Trigger for the Term, the applicable Maximum Loss or Buffer, and the Vesting Factors will not change.

Example. This example is intended to show how we would calculate Vested Gain or Loss on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to a Growth Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Index Change on Replacement Date for Old Index
Old Index Value at Term Start	1000
Old Index Value on Replacement Date	1050
Old Index Change on Replacement Date	(1050 - 1000) / 1,000 = 5%

The 5% Index Change on the Replacement Date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Old Index Change on Replacement Date	5%
New Index Value on Replacement Date	1785
Modified Start of Term Value for New Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new Index is then used to calculate the Strategy value on any date after the replacement date, including the value at the Term end.

Strategy Value at Term End
Investment Base at Term Start	$50,000
Modified Start of Term Value for New Index	1700
Value of New Index at Term End	1853
Positive Index Change	(1853 - 1,700) / 1700) = 9%
Maximum Gain	Gain of 8%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor for Positive Index Change at Term End	100%
Vested Gain as a Percentage	8% x 100% = 8%
Vested Gain in Dollars	$50,000 x 8% = $4,000
Strategy Value at Term End	$50,000 + $4,000 = $54,000

Federal Tax Considerations

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC

Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section

457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•  IRC §408 (IRA, SEP, SIMPLE IRA)

•  IRC §408A (Roth IRA)

•  IRC §403(b) (Tax-Sheltered Annuity)

•  IRC §401 (Pension, Profit– Sharing, 401(k))

•  Governmental IRC §457(b)

•  IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued. All required minimum distributions due in 2020 from an IRA, a 403(b) Tax-Sheltered Annuity Plan, a 401 defined contribution plan, or a 457(b) Governmental Deferred Compensation Plan have been waived.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 72 (age 70 1/2 if born before July 1, 1950). However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

A tax-qualified Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within five or ten years after death. A non-tax-qualified Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

Premium and Other Taxes

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout Value or Death Benefit Value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

Distribution of the Contracts

Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because both companies are subsidiaries of Great American Financial Resources, Inc. (“GAFRI”). GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GAFRI pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 6% of each Purchase Payment. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

Great American Life’s General Account

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to pay adjustments for Vested Gains and Losses associated with the Indexed Strategies. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to pay adjustments for Vested Gains and Losses associated with the Indexed Strategies, we may move money between the Separate Account and our General Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

Legal Matters

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life. As a participant in various stock and employee benefit plans, Mr. Gruber owns shares of, and options to purchase, common stock of American Financial Group, Inc., the parent company of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Experts

The consolidated financial statements and the accompanying financial statement schedule of Great American Life Insurance Company at December 31, 2019, and 2018, and for each of the three years in the period ended December 31, 2019, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Registration Statement

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-229687.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

GREAT AMERICAN LIFE INFORMATION

Overview

Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia, Guam and the U.S. Virgin Islands. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.

We are a wholly-owned subsidiary of American Financial Group, Inc., (“AFG”), a publicly traded company (NYSE: AFG). AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, fixed-indexed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets.

Below is a chart that shows the relationships among AFG, Great American Life, and other AFG subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.

American Financial Group, Inc. (“AFG”)

        Great American Financial Resources, Inc. (“GAFRI”) is a subsidiary of AFG. It is a financial services holding company.

        Great American Life Insurance Company (“GALIC”) is a subsidiary of GAFRI. It is the issuer of the Index Frontier annuities and other annuity products.

        Annuity Investors Life Insurance Company is a subsidiary of GALIC. It also issues annuity products.

        Great American Advisors, Inc. (“GAA”) is a subsidiary of AFG. It is the principal underwriter and distributor of the Index Frontier annuities.

        Great American Insurance Company (“GAI) is the principal insurance subsidiary of AFG.

        American Money Management Corporation (“AMMC”) is a subsidiary of AFG. It provides investment services for AFG and certain of its affiliated companies, including Great American Life.

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Directors and Executive Officers of Great American Life

Below is a list of the names and ages, as of March 31, 2020, of the directors and executive officers of the Company and a description of the business experience of each of the respective individuals.

Name	Age	Position(s) with Great American Life	Served in Position(s) Since
John P. Gruber	58	Director Senior Vice President and Secretary General Counsel	May 2018 November 2005 November 2005

Jeffrey G. Hester	54	Director	December 2010

Christopher P. Miliano	61	Director Executive Vice President and Treasurer Chief Financial Officer and Chief Accounting Officer	May 2002 May 2002 May 2002

Mark F. Muething	60	Director President Chief Operating Officer	October 1993 April 2018 April 2012

Michael J. Prager	60	Director	May 2002

John P. Gruber

Mr. Gruber has served as GALIC’s Senior Vice President, General Counsel and Secretary since November, 2005. He also serves as Chief Compliance Officer of GAFRI. Mr. Gruber has served in various positions with AFG since July, 1993.

Jeffrey G. Hester

Mr. Hester has served as Divisional Senior Vice President of GAFRI since 2013. Mr. Hester has served in various positions with AFG since December 1993.

Christopher P. Miliano

Mr. Miliano has served as Executive Vice President, Chief Financial Officer and Treasurer of GALIC since May 2002. Mr. Miliano has served in various positions with AFG since September 1979.

Mark F. Muething

Mr. Muething has served as President of GALIC since April 2018 and as Chief Operating Officer since April 2012. Mr. Muething has served in various positions with AFG since October 1993.

Michael J. Prager

Mr. Prager has served as Executive Vice President, Chief Risk Officer and Chief Actuary of GAFRI since 2006.

Executive Compensation

Great American Life does not have any employees. Its parent, Great American Financial Resources, Inc. (GAFRI), provides personnel to Great American Life pursuant to a Services Agreement between Great American Life and GAFRI.

As a result, Great American Life does not determine or pay any compensation to its executive officers or additional personnel provided by GAFRI. GAFRI determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by GAFRI commensurate with their positions, tenure and levels of responsibility. GAFRI also determines whether and to what extent it will provide employee benefits plans to such persons.

See “Transactions with Related Persons” for more information about the Services Agreement.

Director Compensation

All directors of Great American Life are employees of GAFRI. No director receives any additional compensation for serving as a director.

Director Independence

No director is considered independent under independence standards applicable to Great American Life. Great American Life does not have a separately designated audit, nominating or compensation committee, nor does it have any committees that perform a similar function to any of those committees.

Compensation Committee Interlocks and Insider Participation

Great American Life does not have a compensation committee.

Security Ownership of Certain Beneficial Owners and Management

AFG indirectly owns 100% of the voting securities of Great American Life. AFG’s principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio, 45202.

The table below reports common shares of AFG owned by officers and directors of Great American Life. Except as otherwise provided below, information in the table is as of March 31, 2020 and, to Great American Life’s knowledge, all common shares are beneficially owned, and investment and voting power is held solely by the persons named as owners. Unless otherwise indicated, the address of each person listed below is 301 East Fourth Street, Cincinnati, Ohio, 45202.

Common Share Ownership	Beneficial Ownership Amount (1)	Percent of Class (* means less than 1%)
Security Ownership of Directors and Executive Officers		*
John P. Gruber	38,191	*
Jeffrey G. Hester	33,840	*
Christopher P. Miliano	37,441	*
Mark F. Muething	110,963	*
Michael J. Prager	23,678	*
All Directors and Executive Officers as a Group (5 persons)	244,113	*

(1)

Includes the following numbers of shares that may be acquired within 60 days after March 31, 2020 through the exercise of options held by such person: John P. Gruber – 28,824; Jeffrey G. Hester – 22,390; Christopher P. Miliano – 2,300; Mark F. Muething – 49,721; and Michael J. Prager – 13,500. Also includes the following numbers of shares held in AFG’s 401(k) Retirement and Savings Plan: Jeffrey G. Hester – 679; Christopher P. Miliano – 15,517; Mark F. Muething – 6,177; and Michael J. Prager – 3,760.

Transactions with Related Persons

Transactions between GALIC and GAFRI

Pursuant to a Services Agreement between Great American Life and GAFRI, GAFRI furnishes Great American Life with infrastructure, printing, office, duplicating, telecommunications, purchasing, personnel, data processing, administrative, consultative, legal, financial, actuarial and other services requested by Great American Life. Great American Life pays for these services on the basis of cost, which may not be greater than the costs that Great American Life would expend in providing such services to itself. Payments for these services by Great American Life to GAFRI were approximately $59.8 million in 2019, $55.2 million in 2018, and $50.5 million in 2017.

Transactions between GALIC and AFG or Other AFG Subsidiaries

GALIC and AMMC are parties to an Investment Services Agreement under which AMMC provides investment services to GALIC in accordance with guidelines. GALIC pays AMMC a fee based on AMMC’s cost of providing these services. Investment charges paid by GALIC to AMMC were approximately $10.5 million in 2019, $6.0 million in 2018, and $3.7 million in 2017.

GALIC is a member of AFG’s consolidated tax group. GALIC has a tax allocation agreement with AFG which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. GALIC and its subsidiaries, which are included in the AFG consolidated tax group, incurred income tax expense of approximately $106.6 million in 2019, $51.1 million in 2018, and $108.2 million in 2017.

The chart below shows the amounts paid by GALIC to AFG in 2019, 2018, and 2017 for various services. All of these transactions were based on fair market value.

	2019	2018	2017
Information technology services	$5.5 million	$5.7 million	$6.0 million
Business support and human resources services	$4.3 million	$4.2 million	$3.6 million
Internal audit support	$1.1 million	$1.0 million	$1.0 million
Creative marketing services	$1.0 million	$0.9 million	$1.0 million

In July 2000, GAI entered into a thirty-two-year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” GALIC participates in the stadium naming rights agreement and accordingly paid GAI approximately $0.8 million in 2019, 2018, and 2017 under the agreement. GALIC’s payments to GAI will average approximately $0.8 million annually over the remaining term of the agreement.

Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers

A subsidiary of AFG employs a brother of GALIC’s President and Chief Operating Officer. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $0.9 million in 2019, $0.8 million in 2018, and $0.7 million for 2017. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

A subsidiary of AFG employs a brother of GALIC’s Senior Vice President, General Counsel and Secretary. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $4.0 million in 2019, $4.3 million in 2018, and $3.5 million for 2017. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

A brother of GALIC’s President and Chief Operating Officer is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. AFG and its subsidiaries paid Keating Muething & Klekamp approximately $1.2 million in 2019, $1.1 million in 2018, and $2.1 million in 2017 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require AFG to conduct an appropriate review of all related party transactions (including those required to be disclosed by AFG pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by the AFG Audit Committee or another committee comprised of independent directors. The AFG Audit Committee reviews and evaluates all transactions with related parties and reviews and approves all related party transactions involving directors, executive officers and significant shareholders of the Company that require disclosure pursuant to SEC Regulation S-K Item 404.

While AFG adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the New York Stock Exchange. However, approval of such related person transactions is evidenced by AFG Audit Committee resolutions in accordance with AFG’s practice of reviewing and approving transactions in this manner.

GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. GALIC’s policy with respect to potential related party transactions is not in written form. However, approval of such related person transactions is evidenced by resolutions of the AFG Audit committee in accordance with its practice of reviewing and approving transactions in this manner.

Information on GALIC’s Business and Property

NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.

ANNUITY SEGMENT

General

GALIC’s annuity business is focused on the sale of fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets through independent producers and through direct relationships with certain financial institutions. See Note B — “Segments of Operations” to the financial statements for information on GALIC’s assets, revenues and earnings before income taxes by segment. GALIC has a long history in the annuities industry, long-term agent relationships and a reputation for simple, consumer-friendly products. Disciplined product management and operations have enabled GALIC to maintain a consistent crediting rate strategy and low-cost structure. GALIC’s annuity products are designed to be simple and easy to understand. Lower upfront commissions and bonuses as compared to many competitors allows GALIC to pay higher annual crediting rates. In the current low interest rate environment, management is focused on earning the appropriate returns on GALIC’s products rather than growing premiums. The annuity operations had approximately 600 employees at December 31, 2019.

GALIC’s annuity operations are conducted primarily through the companies listed in the following table, which includes 2019 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

		Annuity
	Annuity	Policies	Ratings
Company	Premiums	In Force	AM Best	S&P
Great American Life Insurance Company	$4,799	436,000	A	A+
Annuity Investors Life Insurance Company	161	107,000	A	A+

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

Due to the deposit-type nature of annuities, annuity premiums received and benefit payments are recorded as increases or decreases in the annuity benefits accumulated liability rather than as revenue and expense under Generally Accepted Accounting Principles (“GAAP”). Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Statutory Premiums
	2019	2018	2017
Financial institutions single premium annuities — indexed	$1,537	$1,776	$1,711
Financial institutions single premium annuities — fixed	1,229	492	622
Retail single premium annuities — indexed	943	1,418	990
Retail single premium annuities — fixed	120	87	70
Broker dealer single premium annuities — indexed	657	1,271	733
Broker dealer single premium annuities — fixed	32	14	7
Pension risk transfer	257	132	6
Education market — fixed and indexed annuities	164	192	174

Total fixed annuity premiums	4,939	5,382	4,313
Variable annuities	21	25	28

Total annuity premiums	$4,960	$5,407	$4,341

Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred basis. The issuer of the annuity collects premiums, credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time, lump-sum premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.

Annuity contracts are generally classified as either fixed rate (including indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of the duration of assets and liabilities.

An indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing stock market or other financial index (generally the S&P 500) or other external rate, price, or unit value (an “index”). A fixed-indexed annuity (“FIA”) protects against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). In 2018, GALIC began offering registered index-linked annuities, which are similar to fixed-indexed annuities except that the product offers greater upside participation in the selected index as compared to a fixed-indexed annuity and replaces the guarantee of principal in a fixed-indexed annuity with a guaranteed maximum loss. GALIC purchases and sells call and put options designed to substantially offset the effect of the index participation in the liabilities associated with indexed annuities.

As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of unlocking, changes in the fair value of derivatives and other impacts of changes in the stock market and interest rates on annuity segment results (in millions):

	Year ended December 31,
	2019	2018	2017
Annuity earnings before income taxes — before the impact of unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$410	$411	$393
Unlocking	(1)	(31)	(3)
Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs (a):
Change in fair value of derivatives related to FIAs	(294)	(51)	(70)
Accretion of guaranteed minimum FIA benefits	(408)	(347)	(289)
Other annuity benefits	(14)	(83)	(58)
Less cost of equity options	586	506	395
Related impact on the amortization of deferred policy acquisition costs (b)	84	(42)	17

Annuity segment earnings before income taxes	$363	$363	$385

(a)

FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative with a fair value of $3.73 billion at December 31, 2019) and the related call and put options (net fair value of $923 million at December 31, 2019) are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.

(b)	An estimate of the related acceleration/deceleration of the amortization of deferred policy acquisition costs and deferred sales inducements.

Marketing

GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 60 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct approximately 1,000 actively producing agents.

GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2019 statutory premiums):

	2019	2018	2017
Wells Fargo & Company	12.0%	7.4%	8.1%
The PNC Financial Services Group, Inc.	8.8%	6.6%	9.1%
Regions Financial Corporation	6.7%	4.8%	6.5%
BB&T Corporation	5.1%	3.7%	5.5%
LPL Financial	4.4%	4.8%	5.5%

In the education market, schools may allow employees to save for retirement through contributions made on a before-tax basis. Federal income taxes are not payable on pretax contributions or earnings until amounts are withdrawn. GALIC sells its education market annuities through regional and national agencies.

GALIC is licensed to sell its fixed annuity products in all states except New York; it is licensed to sell its variable annuity products in all states except New York and Vermont. At December 31, 2019, GALIC had approximately 544,000 annuity policies in force. The states that accounted for 5% or more of GALIC’s statutory annuity premiums in 2019 and the comparable preceding years are shown below:

	2019	2018	2017
California	9.9%	10.2%	10.0%
Florida	8.3%	8.1%	7.3%
North Carolina	6.0%	4.5%	4.8%
Ohio	5.9%	5.2%	5.4%
Pennsylvania	5.2%	5.5%	6.1%

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability. GALIC’s competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Run-off Life Segment

Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force block of approximately 88,000 policies and $9.53 billion gross ($3.30 billion net of reinsurance) of life insurance in force at December 31, 2019. Renewal premiums, net of reinsurance, were $22 million in 2019, $21 million in 2018 and $17 million in 2017. At December 31, 2019, GALIC’s life insurance reserves were $282 million, net of reinsurance recoverables.

Investment Portfolio

General

AFG’s in-house team of investment professionals have followed a consistent strategy over many years and changing economic conditions. Management believes that AFG’s investment expertise has been the driver of consistently strong investment results and effective portfolio risk management over many years.

For additional information of GALIC’s investments, see Note E — “Investments” to the financial statements and Management’s Discussion and Analysis — “Investments.”

GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2019 (dollars in millions).

	Amortized	Fair Value
	Cost	Amount	%
S&P or comparable rating
AAA, AA, A	$21,288	$22,183	59%
BBB	11,858	12,533	33%

Total investment grade	33,146	34,716	92%

BB	584	594	2%
B	134	131	—%
CCC, CC, C	318	372	1%
D	122	143	—%

Total non-investment grade	1,158	1,240	3%

Not rated	1,840	1,943	5%

Total	$36,144	$37,899	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 8% of GALIC’s fixed maturity investments are MBS. At December 31, 2019, 98% (based on statutory carrying value of $36.17 billion) of GALIC’s fixed maturity investments had an NAIC designation of 1 or 2 (the highest of the six designations).

Regulation

GALIC is subject to regulation in the jurisdictions where GALIC does business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2020 by GALIC to its parent without seeking regulatory approval is $287 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2020 without seeking regulatory approval is $35 million.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

Properties

GALIC leases the majority of its office and storage facilities from American Financial Group (“AFG”).

Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability

We make annuity payout benefits payments and pay death benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.

Financial losses could adversely affect our financial strength and claims-paying ability.

Owners of GALIC’s insurance products do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in our insurance contracts. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

Adverse developments in financial markets and deterioration in global economic conditions.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.

Unfavorable interest rate environments.

During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.

Losses on our investment portfolio.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.

A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.

GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.

Loss of market share due to intense competition.

There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

Ineffectiveness of risk management policies.

Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

Changes in applicable law and regulations may affect our financial strength and claims-paying ability.

We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.

Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.

The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.

We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.

GALIC’s claims-paying and financial strength is rated A (Excellent) by A.M. Best, A+ by Standard & Poor’s and A2 by Moody’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners, financial institutions and school districts often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates for our annuity products.

Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.

We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders, annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.

Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.

Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.

We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.

We may experience difficulties with technology or data security, which could have an adverse effect on our business.

We use computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a malicious software attack, a terrorist attack or war, our systems may be inaccessible to employees, customers or business partners for an extended period of time. Even if our employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.

Our computer systems are subject to cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures and to unauthorized or illegitimate actions by employees, consultants, agents and other persons with legitimate access to our systems. In addition, over time, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent future unauthorized access, other physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business.

We have increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. If we do not effectively develop, implement and monitor these relationships, third-party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to our business process functions are terminated, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.

The increased risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations. As a result, our ability to conduct business and our results of operations might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.

We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.

If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of business partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.

Failure to maintain effective and efficient information systems could adversely affect our business.

Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, business partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.

The occurrence of catastrophic events, pandemics, terrorism or military actions could adversely affect our business operations.

The occurrence of natural or man-made disasters and catastrophes, including pandemics such as the recent outbreak of the coronavirus commonly referred to as “COVID-19”), acts of terrorism, floods, earthquakes, industrial accident, blackout, cyber-attack, malicious software, insider threat, insurrections and military actions, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

FINANCIAL INFORMATION

Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•

changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•

disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.

The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

Selected Financial Data

The following table sets forth certain data for the periods indicated (in millions).

	Year ended December 31,
	2019	2018	2017	2016	2015
Earnings Statement Data:
Total revenues	$2,081	$1,691	$1,598	$1,499	$1,340
Earnings before income taxes	497	256	381	367	319

Net earnings, including noncontrolling interests	$395	$209	$276	$240	$211
Less: Net earnings attributable to noncontrolling interests	2	2	6	4	6

Net earnings attributable to shareholder	$393	$207	$270	$236	$205

	December 31,
	2019	2018	2017	2016	2015
Balance Sheet Data:
Cash and investments	$42,028	$37,356	$34,500	$30,976	$28,026
Total assets	45,893	40,801	38,120	34,362	30,828
Annuity benefits accumulated	40,406	36,616	33,316	29,907	26,622
Life, accident and health reserves	612	635	658	691	705
Shareholder’s equity	3,433	2,492	2,761	2,509	2,293

Management’s Discussion and Analysis of Financial Condition and Results of Operations

INDEX TO MD&A

GENERAL

Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.

OVERVIEW

Financial Condition

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

GALIC predominately markets individual and group traditional fixed and indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business. GALIC is licensed to write life, annuity and accident  & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note A — “Accounting Policies” to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the amortization of annuity deferred policy acquisition costs,

•	the measurement of the derivatives embedded in indexed annuity liabilities, and

•	the valuation of investments, including the determination of other-than-temporary impairments.

See “Liquidity and Capital Resources — Uncertainties” for a discussion of recoverables from reinsurers and indexed annuity embedded derivatives and “Liquidity and Capital Resources — Investments” for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.

LIQUIDITY AND CAPITAL RESOURCES

Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payment of dividends to GAFRI and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, AFG may contribute funds to GALIC.

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2019, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

Condensed Consolidated Cash Flows GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Year ended December 31,
	2019	2018	2017
Net cash provided by operating activities	$1,334	$1,068	$796
Net cash used in investing activities	(2,449)	(4,052)	(2,433)
Net cash provided by financing activities	1,520	2,702	1,749

Net change in cash and cash equivalents	$405	$(282)	$112

Net Cash Provided by Operating Activities GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $1.33 billion, $1.07 billion and $796 million in 2019, 2018 and 2017, respectively.

Net Cash Used in Investing Activities GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $2.45 billion in 2019 compared to $4.05 billion in 2018, a decrease of $1.60 billion. GALIC had net cash flows from annuity policyholders of $1.66 billion in 2019 and $2.54 billion in 2018, which is the primary source of GALIC’s cash used in investing activities.

Net cash used in investing activities was $4.05 billion in 2018 compared to $2.43 billion in 2017, an increase of $1.62 billion. GALIC had net cash flows from annuity policyholders of $2.54 billion in 2018 and $2.10 billion in 2017. In addition, the $165 million decrease in cash dividends paid in 2018 compared to 2017 and the $225 million advance from the Federal Home Loan Bank of Cincinnati (“FHLB”) increased the amount of cash available for investing activities in 2018 compared to 2017.

Net Cash Provided by Financing Activities GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided by financing activities was $1.52 billion in 2019 compared to $2.70 billion in 2018, a decrease of $1.18 billion. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $1.66 billion in 2019 compared to $2.76 billion in 2018, resulting in a $1.10 billion decrease in net cash provided by financing activities. In addition, there were $140 million of cash dividends paid in 2019 compared to $60 million paid in 2018, resulting in a $80 million decrease in net cash provided by financing activities.

Net cash provided by financing activities was $2.70 billion in 2018 compared to $1.75 billion in 2017, an increase of $953 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $2.76 billion in 2018 compared to $1.99 billion in 2017, resulting in a $773 million increase in net cash provided by financing activities. In addition, there were $60 million of cash dividends paid in 2018 compared to $225 million paid in 2017, resulting in a $165 million increase in net cash provided by financing activities.

Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.

GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At December 31, 2019, GALIC had $1.10 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.13% to 0.21% over LIBOR (average rate of 1.95% at December 31, 2019). While these advances must be repaid between 2020 and 2021 ($310 million in 2020 and $786 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. At December 31, 2019, GALIC estimated that it had additional borrowing capacity of approximately $800 million from the FHLB.

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit). The treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact GALIC’s risk-based capital and the amount of dividends available in future periods. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payments of dividends and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.

In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment, significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). At December 31, 2019, GALIC could reduce the average crediting rate on approximately $30 billion of traditional fixed, fixed-indexed and registered index-linked annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	at December 31,
GMIR	2019	2018	2017
1 — 1.99%	81%	79%	76%
2 — 2.99%	3%	4%	5%
3 — 3.99%	7%	8%	10%
4.00% and above	9%	9%	9%

Annuity benefits accumulated (in millions)	$40,406	$36,616	$33,316

For statutory accounting purposes, equity securities of non-affiliates and equity call and put options used in the fixed-indexed and registered index-linked annuity business are generally carried at fair value. At December 31, 2019, GALIC owned publicly traded equity securities with a fair value of $809 million and equity index call and put options with a net fair value of $923 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.

GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.

Contractual Obligations The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2019 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$45,451	$3,546	$8,819	$11,035	$22,051
Life, accident and health liabilities (*)	1,283	101	207	163	812

Total	$46,734	$3,647	$9,026	$11,198	$22,863

(*)

Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $40.41 billion for annuity benefits accumulated and $612 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2019. Based on the same assumptions, GALIC projects reinsurance recoveries related to life, accident and health reserves totaling $597 million as follows: Within 1 year — $60 million; 2-3 years — $100 million; 4-5 years — $76 million; and thereafter — $361 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2019.

Off-Balance Sheet Arrangements See Note L — “Additional Information — Financial Instruments — Unfunded Commitments” to the financial statements.

Investments GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.

GALIC’s investment portfolio at December 31, 2019, contained $37.90 billion in fixed maturity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax basis and $54 million in fixed maturities were classified as trading with holding gains and losses included in net investment income. In addition, GALIC’s investment portfolio includes $667 million in equity securities carried at fair value with holding gains and losses included in realized gains (losses) on securities and $142 million in equity securities carried at fair value with holding gains and losses included in net investment income.

As detailed in Note D — “Balance Sheet Impact of Net Unrealized Gains on Securities” to the financial statements, unrealized gains and losses on GALIC’s fixed maturity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.

Fixed income investment funds are generally invested in securities with intermediate-term maturities with an objective of optimizing total return while allowing flexibility to react to changes in market conditions. At December 31, 2019, the average life of GALIC’s fixed maturities was about 6 years.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. For GALIC’s fixed maturity portfolio, approximately 91% are priced using pricing services at December 31, 2019 and the balance was priced primarily by using non-binding broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of mortgage backed securities (“MBS”) are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31, 2019 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

Fair value of fixed maturity portfolio	$37,953
Pretax impact on fair value of fixed maturity portfolio	$(1,708)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%)

Approximately 92% of the fixed maturities held by GALIC at December 31, 2019, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.

MBS are subject to significant prepayment risk because, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates.

Summarized information for GALIC’s MBS (including those classified as trading) at December 31, 2019, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency; Alt-A mortgages are those with risk profiles between prime and subprime. The average life of the residential and commercial MBS is approximately 4-1/2 years and 3 years, respectively.

	Amortized Cost	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$234	$235	100%	$1	100%
Non-agency prime	877	962	110%	85	50%
Alt-A	633	717	113%	84	40%
Subprime	167	187	112%	20	36%
Commercial	807	835	103%	28	97%

	$2,718	$2,936	108%	$218	64%

The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At December 31, 2019, 97% (based on statutory carrying value of $2.69 billion) of GALIC’s MBS had an NAIC designation of 1.

Municipal bonds represented approximately 13% of GALIC’s fixed maturity portfolio at December 31, 2019. GALIC’s municipal bond portfolio is high quality, with 99% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At December 31, 2019, approximately 72% of the municipal bond portfolio was held in revenue bonds, with the remaining 28% held in general obligation bonds.

Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at December 31, 2019, is shown in the following table (dollars in millions). Approximately $860 million of available for sale fixed maturity securities had no unrealized gains or losses at December 31, 2019.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$32,162	$4,877
Amortized cost of securities	$30,339	$4,945
Gross unrealized gain (loss)	$1,823	$(68)
Fair value as % of amortized cost	106%	99%
Number of security positions	3,751	509
Number individually exceeding $2 million gain or loss	146	3
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Banks, savings, and credit institutions	$280	$(2)
States and municipalities	270	(1)
Mortgage-backed securities	221	(3)
Other asset-backed securities	138	(16)
Insurance	135	(1)
Collateralized loan obligations	8	(30)
Percentage rated investment grade	93%	93%

The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at December 31, 2019, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	4%	2%
After one year through five years	25%	5%
After five years through ten years	39%	9%
After ten years	9%	10%

	77%	26%
Collateralized loan obligations and other asset-backed securities (average life of approximately 4-1/2 years)	15%	67%
Mortgage-backed securities (average life of approximately 4-1/2 years)	8%	7%

	100%	100%

The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at December 31, 2019
Securities with unrealized gains:
Exceeding $500,000 (1,133 securities)	$18,187	$1,394	108%
$500,000 or less (2,618 securities)	13,975	429	103%

	$32,162	$1,823	106%

Securities with unrealized losses:
Exceeding $500,000 (27 securities)	$514	$(30)	94%
$500,000 or less (482 securities)	4,363	(38)	99%

	$4,877	$(68)	99%

The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at December 31, 2019
Investment grade fixed maturities with losses for:
Less than one year (242 securities)	$2,919	$(25)	99%
One year or longer (141 securities)	1,594	(26)	98%

	$4,513	$(51)	99%

Non-investment grade fixed maturities with losses for:
Less than one year (93 securities)	$282	$(9)	97%
One year or longer (33 securities)	82	(8)	91%

	$364	$(17)	96%

When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as a realized loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the fixed maturity securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2019. Although GALIC has the ability to continue holding its fixed maturity investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change regarding a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, including charges for other-than-temporary impairment, see “Results of Operations — Realized Gains (Losses) on Securities.”

Uncertainties GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.

Reinsurance In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. Substantially all of GALIC’s reinsurance is with companies having an A.M. Best rating in the A category. At December 31, 2019, GALIC’s largest reinsurer directly or indirectly accounts for approximately 69% of GALIC’s reinsurance in force and is rated A+ by A.M. Best.

RESULTS OF OPERATIONS

GALIC’s operations produced $497 million in pretax earnings in 2019 compared to $256 million in 2018, an increase of $241 million (94%). GALIC’s results for 2019 compared to 2018 reflects net realized gains on securities in the 2019 period compared to net realized losses on securities in the 2018 period, the positive impact of strong market performance in the 2019 period, the unfavorable impact of the decline in the stock market in 2018 and higher unlocking charges in the 2018 period, partially offset by the unfavorable impact of significantly lower than anticipated interest rates on the fair value of derivatives related to FIAs in 2019 compared to the favorable impact of higher than anticipated interest rates in 2018. GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its annual unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim quarter. In addition to the fourth quarter detailed review, AFG unlocked its assumptions for option costs and interest rates in the second quarter of 2018 due to continued higher FIA option costs (resulting primarily from higher than expected risk-free rates). GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $1 million in 2019 compared to $31 million in 2018.

GALIC’s operations produced $256 million in pretax earnings in 2018 compared to $381 million in 2017, a decrease of $125 million (33%). This decrease reflects growth in the annuity business and higher earnings from limited partnerships and similar investments, more than offset by higher net realized losses on securities, higher unlocking charges, the impact of lower investment yields due to the run-off of higher yielding investments and the impact from changes in stock market and interest rates on the fair value of derivatives related to FIAs. GALIC’s unlocking of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $3 million in 2018 compared to a net annuity expense reduction of $1 million in 2017.

Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in earnings related to FIAs before realized gains (losses) on securities and income taxes that can be inconsistent with the long-term economics of the FIA business, management analyzes these impacts separately as shown in the following table. This table highlights the impact of unlocking, changes in the fair value of derivatives and other impacts of the changes in the stock market and interest rates on earnings before realized gains (losses) on securities and income taxes (dollars in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Earnings before realized gains (losses) on securities and income taxes — before the impact of unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$412	$409	$402	1%	2%
Unlocking	(1)	(31)	(3)	(97%)	933%
Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs:
Change in fair value of derivatives related to FIAs	(294)	(51)	(70)	476%	(27%)
Accretion of guaranteed minimum FIA benefits	(408)	(347)	(289)	18%	20%
Other annuity benefits	(14)	(83)	(58)	(83%)	43%
Less cost of equity options	586	506	395	16%	28%
Related impact on the amortization of deferred policy acquisition costs	84	(42)	17	(300%)	(347%)

Earnings before realized gains (losses) on securities and income taxes	365	361	394	1%	(8%)
Realized gains (losses) on securities	132	(105)	(13)	(226%)	708%

Earnings before income taxes	$497	$256	$381	94%	(33%)

Net Investment Income

Net investment income in 2019 was $1.81 billion compared to $1.66 billion in 2018, an increase of $156 million (9%). This increase primarily reflects growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

Net investment income in 2018 was $1.66 billion compared to $1.48 billion in 2017, an increase of $179 million (12%). This increase primarily reflects growth in GALIC’s annuity business and higher earnings from limited partnerships and similar investments, partially offset by the impact of lower investment yields. GALIC’s operations recorded $114 million in earnings from partnerships and similar investments and AFG-managed CLO’s in 2018 compared to $53 million in 2017, an increase of $61 million (115%).

Realized Gains (Losses) on Securities

GALIC’s realized gains (losses) on securities were net gains of $132 million in 2019 compared to net realized losses of $105 million in 2018, a change of $237 million (226%). GALIC’s net realized losses on securities were $105 million in 2018 compared to $13 million in 2017, an increase of $92 million (708%). Realized gains (losses) on securities consisted of the following (in millions):

	Year ended December 31,
	2019	2018	2017
Realized gains (losses) before impairments:
Disposals	$16	$12	$22
Change in the fair value of derivatives	5	(7)	(3)
Change in the fair value of equity securities (*)	122	(107)	—
Adjustments to annuity deferred policy acquisition costs and related items	(1)	11	(3)

	142	(91)	16

Impairment charges:
Securities	(21)	(21)	(43)
Adjustments to annuity deferred policy acquisition costs and related items	11	7	14

	(10)	(14)	(29)

Realized gains (losses) on securities	$132	$(105)	$(13)

(*)

As discussed in Note A - “Accounting Policies —Investments,” beginning in January 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. These amounts include a $123 million net gain and a $110 million net loss on securities that were still held at December 31, 2019 and 2018, respectively.

Policy Charges and Other Income

Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $114 million in 2019 compared to $115 million in 2018, a decrease of $1 million (1%). Excluding the favorable impact of unlocking of $1 million in 2019 and the unlocking charge of $1 million in 2018 related to unearned revenue, policy charges and other income were $113 million in 2019 and $116 million in 2018, a decrease of $3 million (3%).

Excluding the impact of unlocking charges of $1 million in 2018 and $3 million in 2017 related to unearned revenue, policy charges and other income were $116 million in 2018 and $114 million in 2017, an increase of $2 million (2%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

Annuity Benefits

Annuity benefits were $1.15 billion in 2019, $998 million in 2018 and $892 million in 2017, representing an increase of $153 million (15%) in 2019 compared to 2018 and an increase of $106 million (12%) in 2018 compared to 2017.

Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in annuity benefits expense related to FIAs that can be inconsistent with the long-term economics of the FIA business, management believes that annuity benefits expense should be analyzed by including the actual cost of the equity options purchased in the FIA business and isolating the impact of unlocking, the impact of changes in the fair value of derivatives related to FIAs, and other impacts of changes in the stock market and interest rates on the accounting for FIAs. This analysis provides investors with a better view of the true cost of funds in the business and a more comparable measure to the cost of funds reported by its peers. The cost of the equity options included in this analysis is the net purchase price of the option contracts amortized on a straight-line basis over the life of the contracts, which is generally one year. The following table reconciles this non-GAAP analysis using the cost of funds measure to total annuity benefits expense (in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Interest credited — fixed	$396	$357	$344	11%	4%
Include cost of equity options	586	506	395	16%	28%

Cost of funds	982	863	739	14%	17%
Interest credited — fixed component of variable annuities	4	5	5	(20%)	—%
Other annuity benefits, excluding the impact of interest rates and the stock market on FIAs	109	96	91	14%	5%

	1,095	964	835	14%	15%
Unlocking, changes in fair value of derivatives related to FIAs, and other impacts of the stock market and interest rates over or under option costs:
Unlocking	(74)	59	35	(225%)	69%
Impact of derivatives related to FIAs	294	51	70	476%	(27%)
Accretion of guaranteed minimum FIA benefits	408	347	289	18%	20%
Other annuity benefits — impact of the stock market and interest rates on FIAs	14	83	58	(83%)	43%
Less cost of equity options (included in cost of funds)	(586)	(506)	(395)	16%	28%

Total annuity benefits	$1,151	$998	$892	15%	12%

As shown in the table above, cost of funds for 2019 was $982 million compared to $863 million in 2018, an increase of $119 million (14%). This increase reflects growth in the annuity business and higher renewal option costs. Cost of funds for 2018 was $863 million compared to $739 million in 2017, an increase of $124 million (17%). This increase reflects growth in the annuity business and higher renewal option costs.

As discussed under “Annuity Benefits Accumulated” in Note A — “Accounting Policies” to the financial statements, guaranteed withdrawal benefit reserves are accrued for and modified using assumptions similar to those used in establishing and amortizing deferred policy acquisition costs. In addition, the guaranteed withdrawal benefit reserve related to FIAs can be inversely impacted by the calculated FIA embedded derivative reserve as the value to policyholders of the guaranteed withdrawal benefits decreases when the benefit of stock market participation increases. As shown in the table above, changes in the stock market and interest rates increased GALIC’s guaranteed withdrawal benefit reserve by $14 million, $83 million and $58 million in 2019, 2018 and 2017, respectively.

See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on annuity benefits expense.

Change in Fair Value of Derivatives Related to Fixed-Indexed (Including Registered Index-Linked) Annuities and Other Impacts of Changes in the Stock Market and Interest Rates on FIAs

GALIC’s fixed-indexed (including registered index-linked) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market, other financial index or other external rate, price or unit value (an “index”). GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the embedded derivative component of GALIC’s annuity benefits accumulated, see Note C — “Fair Value Measurements” to the financial statements. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.

As discussed above, the periodic accounting for DPAC and guaranteed withdrawal benefits related to FIAs is also impacted by changes in the stock market and interest rates. These impacts may be temporary in nature and not necessarily indicative of the long-term performance of the FIA business. The table below highlights the impact of changes in the fair value of derivatives related to FIAs and the other impacts of the stock market and interest rates (excluding the impact of unlocking) over or under the cost of the equity index options (discussed above) on earnings before income taxes (dollars in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Change in the fair value of derivatives related to FIAs	$(294)	$(51)	$(70)	476%	(27%)
Accretion of guaranteed minimum FIA benefits	(408)	(347)	(289)	18%	20%
Other annuity benefits	(14)	(83)	(58)	(83%)	43%
Less cost of equity options	586	506	395	16%	28%
Related impact on the amortization of DPAC	84	(42)	17	(300%)	(347%)

Impact on earnings before income taxes	$(46)	$(17)	$(5)	171%	240%

During 2019, the negative impact of significantly lower than anticipated interest rates, partially offset by the positive impact of strong stock market performance, reduced earnings before income taxes (excluding unlocking) by $46 million compared to the $17 million negative impact of the stock market and interest rates (excluding unlocking) on earnings before income taxes for 2018, an increase of $29 million (171%). In 2018, the positive impact of higher than expected interest rates was more than offset by higher interest on the embedded derivative, the negative impact of higher than expected option costs and significantly lower stock market performance. In 2017, the negative impact of significantly lower than anticipated interest rates was partially offset by the positive impact of strong stock market performance.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on the change in the fair value of the embedded derivative and other annuity liabilities.

Insurance Acquisition Expenses, Net

Insurance acquisition expenses, net, include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable expenses and commission charges on sales of insurance products.

Excluding the impact of unlocking expense of $76 million in 2019 and expense reductions of $29 million in 2018 and $35 million in 2017 (discussed below), insurance acquisition expenses, net, were $177 million in 2019, $289 million in 2018 and $207 million in 2017, representing a decrease of $112 million (39%) in 2019 compared to 2018 and an increase of $82 million (40%) in 2018 compared to 2017. The decrease in 2019 compared to 2018 is due to the deceleration (in 2019) and acceleration (in 2018) of DPAC amortization related to changes in the fair value of derivatives related to FIAs. The increase in 2018 compared to 2017 reflects growth in the business and the acceleration (in 2018) and deceleration (in 2017) of DPAC amortization related to changes in the fair value of derivatives related to FIAs.

See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience and higher than expected lapse rates could lead to write-offs of DPAC or PVFP in the future.

Other Expenses

Other expenses were $144 million in 2019 compared to $140 million in 2018, an increase of $4 million (3%), reflecting growth in the business. Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred.

Other expenses were $140 million in 2018 compared to $130 million in 2017, an increase of $10 million (8%), reflecting growth in the business.

Statutory Annuity Premiums

GALIC’s annuity operations generated statutory premiums of $4.96 billion in 2019, $5.41 billion in 2018 and $4.34 billion in 2017, a decrease of $447 million (8%) in 2019 compared to 2018 and an increase of $1.07 billion (25%) in 2018 compared to 2017. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Year ended December 31,			% Change
	2019	2018	2017	2019 - 2018	2018 - 2017
Financial institutions single premium annuities — indexed	$1,537	$1,776	$1,711	(13%)	4%
Financial institutions single premium annuities — fixed	1,229	492	622	150%	(21%)
Retail single premium annuities — indexed	943	1,418	990	(33%)	43%
Retail single premium annuities — fixed	120	87	70	38%	24%
Broker dealer single premium annuities — indexed	657	1,271	733	(48%)	73%
Broker dealer single premium annuities — fixed	32	14	7	129%	100%
Pension risk transfer	257	132	6	95%	2,100%
Education market — fixed and indexed annuities	164	192	174	(15%)	10%

Total fixed annuity premiums	4,939	5,382	4,313	(8%)	25%
Variable annuities	21	25	28	(16%)	(11%)

Total annuity premiums	$4,960	$5,407	$4,341	(8%)	25%

Management believes the 8% decrease in annuity premiums in 2019 compared to 2018 to the lower market interest rate environment. In response to the continued drop in market interest rates during 2019, GALIC lowered crediting rates on several products, which has slowed annuity sales compared to 2018 levels.

Management attributes the 25% increase in annuity premiums in 2018 compared to 2017 to the introduction of new products, efforts to expand in the retail and broker dealer markets and an improving interest rate environment in 2018.

Annuity Unlocking

GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim period.

The unlocking of the major actuarial assumptions underlying GALIC’s annuity operations resulted in net charges related to its annuity business of $1 million, $31 million and $3 million in 2019, 2018 and 2017, respectively, which impacted GALIC’s financial statements as follows (in millions):

	Year ended December 31,
	2019	2018	2017
Policy charges and other income:
Unearned revenue	$1	$(1)	$(3)

Total revenues	1	(1)	(3)
Annuity benefits:
Fixed-indexed annuities embedded derivative	(181)	44	25
Guaranteed withdrawal benefit reserve	102	10	13
Other reserves	4	5	3
Sales inducements asset	1	—	(6)

Total annuity benefits	(74)	59	35
Insurance acquisition expenses, net:
Deferred policy acquisition costs	76	(29)	(35)

Total costs and expenses	2	30	—

Net charge	$(1)	$(31)	$(3)

The net charge from unlocking annuity assumptions in 2019 is due primarily to the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates and the impact of lower than previously anticipated interest rates on floating rate investments) and higher assumed persistency in certain blocks of business, offset by lowering projected FIA option costs, including anticipated renewal rate actions. For the 2019 unlocking, reinvestment rate assumptions are based primarily on the expectation that the 7-year U.S. Treasury rate will increase to 3.20% and the 10-year U.S. Treasury rate will increase to 3.50% over time. For the unlocking in the third quarter of 2019, AFG assumed a net reinvestment rate (net of default and expense assumptions) of 3.38% for the fourth quarter of 2019, grading up ratably to an ultimate net reinvestment rate of 5.34% in 2029 and beyond.

The net charge of $4 million from unlocking annuity assumptions in the fourth quarter of 2018 reflects the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher actual yields than previously anticipated), more than offset by a slight increase in projected expenses and the unfavorable impact of changes in projected policyholder annuitization and lapse behavior.

In addition to the $4 million net charge from the periodic review of annuity assumptions in the fourth quarter of 2018, AFG recorded a $27 million net unlocking charge in the second quarter of 2018 due primarily to the unfavorable impact of higher projected option costs, partially offset by the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher than previously anticipated reinvestment rates).

The 2017 net charge reflects the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates), a slight increase in projected expenses (due primarily to an increase in projected trailer commissions) and slightly higher projected option costs in the near term, substantially offset by the favorable impact of changes in projected policyholder annuitization and lapse behavior.

Income Taxes GALIC’s provision for income taxes was $102 million in 2019 compared to $47 million in 2018, an increase of $55 million (117%). GALIC’s provision for income taxes was $47 million in 2018 compared to $105 million in 2017, a decrease of $58 million (55%). See Note I — “Income Taxes” to the financial statements for an analysis of items affecting GALIC’s effective tax rate.

ACCOUNTING STANDARDS TO BE ADOPTED

See Note A — “Accounting Policies — Credit Impairment Guidance Effective in 2020” to the financial statements for a discussion of accounting guidance adopted on January 1, 2020, which provides a new credit loss model for determining credit-related impairments for financial instruments measured at amortized cost (mortgage loans, premiums receivable and reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The new guidance did not have a material impact on GALIC’s results of operations or financial position.

In August 2018, the FASB issued ASU 2018-12, Financial Services – Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts, which changes the assumptions used to measure the liability for future policy benefits for traditional and limited pay contracts (e.g. life, accident and health benefits) from being locked in at inception to being updated at least annually and standardizes the liability discount rate to be used and updated each reporting period, requires the measurement of market risk benefits associated with deposit contracts (e.g. annuities) to be recorded at fair value, simplifies the amortization of deferred policy acquisition costs to a constant level basis over the expected life of the related contracts and requires enhanced disclosures. GALIC will be required to adopt this guidance effective January 1, 2022. GALIC cannot estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is closer to adoption.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

Fixed Maturity Portfolio In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.

Consistent with the discussion in Management’s Discussion and Analysis — “Investments,” the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	2019	2018
Fair value of fixed maturity portfolio	$37,953	$34,187
Pretax impact on fair value of fixed maturity portfolio	$(1,708)	$(1,538)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%)	(4.5%)

Annuity Contracts Substantially all of GALIC’s fixed rate annuity contracts permit GALIC to change crediting rates (subject to minimum interest rate guarantees as determined by applicable law) enabling management to react to changes in market interest rates. At December 31, 2019, GALIC could reduce the average crediting rate on approximately $30 billion of traditional fixed, fixed-indexed annuities and registered index-linked annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis).

The cost of funds as a percent of fixed annuity benefits accumulated on GALIC’s in-force block of fixed annuities was 2.55% for the year ended December 31, 2019. Management estimates that the cost of funds rate on this in-force business will range from 2.40% to 2.55% over the next three years. This rate reflects actuarial assumptions as to (i) expected investment spreads, (ii) deaths, (iii) annuitizations, (iv) surrenders and other withdrawals, (v) renewal premiums, and (vi) stock market performance and the cost of equity options. Actual experience and changes in actuarial assumptions may result in different effective cost of funds rates than those above.

Actuarial assumptions used to estimate DPAC and certain annuity liabilities, as well as GALIC’s ability to maintain spread, could be impacted if a low interest rate environment continues for an extended period, or if increases in interest rates cause policyholder behavior to differ significantly from current expectations.

Projected payments (in millions) in each of the subsequent five years and for all years thereafter on GALIC’s fixed annuity liabilities at December 31 were as follows:

	First	Second	Third	Fourth	Fifth	Thereafter	Total	Fair Value (*)
2019	$3,546	$4,185	$4,634	$5,196	$5,839	$22,051	$45,451	$40,182
2018	3,493	3,989	4,609	4,701	4,640	22,156	43,588	34,765

(*)	Fair value of annuity benefits accumulated excluding life contingent annuities in the payout phase (carrying value of $247 million at December 31, 2019 and $232 million at December 31, 2018).

GALIC’s fixed-indexed (including registered index-linked) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. See Note C — “Fair Value Measurements” and Note F — “Derivatives” to the financial statements for a discussion of these derivatives.

Financial Statements and Supplementary Data

Financial statements of Great American Life Insurance Company and supplementary data are included in this prospectus. The table of contents is set out below.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholder

Great American Life Insurance Company and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2019 and 2018, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Adoption of New Accounting Standard

As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for equity investments, other than those accounted for under the equity method, to measure equity investments at fair value with changes in fair value recognized in net earnings in 2018.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ERNST & YOUNG LLP
We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 17, 2020

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Dollars in Millions, Except Per Share Data)

	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$734	$329
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $36,144 and $34,024)	37,899	34,132
Fixed maturities, trading at fair value	54	55
Equity securities, at fair value	809	743
Investments accounted for using the equity method	985	817
Mortgage loans	1,072	783
Policy loans	164	174
Real estate and other investments	311	323

Total cash and investments	42,028	37,356
Recoverables from reinsurers	282	298
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $681 and $42)	713	1,381
Accrued investment income	335	326
Equity index call options	924	184
Variable annuity assets (separate accounts)	628	557
Funds held as collateral	577	103
Net deferred tax assets	44	168
Other assets	362	428

Total assets	$45,893	$40,801

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $220 and $14)	$40,406	$36,616
Life, accident and health reserves	612	635
Variable annuity liabilities (separate accounts)	628	557
Liability for funds held as collateral	577	103
Other liabilities	189	351

Total liabilities	42,412	38,262
Shareholder’s equity:
Common Stock, par value — $12.50 per share:— 1,200,000 shares authorized — 201,000 shares issued and outstanding	3	3
Capital surplus	989	970
Retained earnings	1,741	1,488
Accumulated other comprehensive income, net of tax	700	31

Total shareholder’s equity	3,433	2,492
Noncontrolling interests	48	47

Total equity	3,481	2,539

Total liabilities and equity	$45,893	$40,801

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS

(In Millions)

	Year ended December 31,
	2019	2018	2017
Revenues:
Net investment income	$1,813	$1,657	$1,478
Realized gains (losses) on securities (*)	132	(105)	(13)
Life, accident and health net earned premiums	22	24	22
Policy charges and other income	114	115	111

Total revenues	2,081	1,691	1,598
Costs and Expenses:
Annuity benefits	1,151	998	892
Life, accident and health benefits	36	37	23
Insurance acquisition expenses, net	253	260	172
Other expenses	144	140	130

Total costs and expenses	1,584	1,435	1,217

Earnings before income taxes	497	256	381
Provision for income taxes	102	47	105

Net earnings, including noncontrolling interests	395	209	276
Less: Net earnings attributable to noncontrolling interests	2	2	6

Net Earnings Attributable to Shareholder	$393	$207	$270

(*) Consists of the following:
Realized gains (losses) before impairments	$142	$(91)	$16
Losses on securities with impairment	(10)	(14)	(30)
Non-credit portion recognized in other comprehensive income (loss)	—	—	1

Impairment charges recognized in earnings	(10)	(14)	(29)

Total realized gains (losses) on securities	$132	$(105)	$(13)

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In Millions)

	Year ended December 31,
	2019	2018	2017
Net earnings, including noncontrolling interests	$395	$209	$276
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	654	(443)	194
Reclassification adjustment for realized (gains) losses included in net earnings	(13)	5	2

Total net unrealized gains (losses) on securities	641	(438)	196
Net unrealized gains (losses) on cash flow hedges	28	2	(4)

Other comprehensive income (loss), net of tax	669	(436)	192

Total comprehensive income (loss), net of tax	1,064	(227)	468
Less: Comprehensive income attributable to noncontrolling interests	2	2	6

Comprehensive income (loss) attributable to shareholder	$1,062	$(229)	$462

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Total Equity
Balance at December 31, 2016	201,000	$941	$1,302	$266	$2,509	$58	$2,567
Net earnings	—	—	270	—	270	6	276
Other comprehensive income	—	—	—	192	192	—	192
Impact of the U.S. corporate tax rate change on AOCI	—	—	(99)	99	—	—	—
Capital contributions from parent	—	14	—	—	14	—	14
Dividends	—	—	(225)	—	(225)	—	(225)
Other	—	1	—	—	1	(17)	(16)

Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
Cumulative effect of accounting change	—	—	93	(90)	3	—	3
Net earnings	—	—	207	—	207	2	209
Other comprehensive loss	—	—	—	(436)	(436)	—	(436)
Capital contributions from parent	—	17	—	—	17	—	17
Dividends	—	—	(60)	—	(60)	—	(60)
Other	—	—	—	—	—	(2)	(2)

Balance at December 31, 2018	201,000	$973	$1,488	$31	$2,492	$47	$2,539
Net earnings	—	—	393	—	393	2	395
Other comprehensive income	—	—	—	669	669	—	669
Capital contributions from parent	—	19	—	—	19	—	19
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	—	—	—	—	(1)	(1)

Balance at December 31, 2019	201,000	$992	$1,741	$700	$3,433	$48	$3,481

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In Millions)

	Year ended December 31,
	2019	2018	2017
Operating Activities:
Net earnings, including noncontrolling interests	$395	$209	$276
Adjustments:
Depreciation and amortization	(59)	(67)	(80)
Annuity benefits	1,151	998	892
Realized (gains) losses on investing activities	(132)	105	13
Net sales of trading securities	3	59	3
Deferred annuity and life policy acquisition costs	(206)	(263)	(225)
Amortization of insurance acquisition costs	202	215	133
Change in:
Recoverables from reinsurers	16	14	16
Accrued investment income	(9)	(35)	(29)
Funds held as collateral	(474)	286	(9)
Other assets	112	(71)	(25)
Life, accident and health reserves	(23)	(23)	(33)
Liability for funds held as collateral	474	(286)	9
Other liabilities	(42)	11	(106)
Other operating activities, net	(74)	(84)	(39)

Net cash provided by operating activities	1,334	1,068	796

Investing Activities:
Purchases of:
Fixed maturities	(6,177)	(7,898)	(7,062)
Equity securities	(126)	(326)	(128)
Mortgage loans	(407)	(142)	(130)
Equity index options	(600)	(567)	(432)
Other investments	(220)	(296)	(409)
Real estate, property and equipment	(8)	(15)	(10)
Proceeds from:
Maturities and redemptions of fixed maturities	3,215	3,551	4,247
Repayments of mortgage loans	118	155	156
Sales of fixed maturities	801	447	315
Sales of equity securities	214	121	82
Settlements of equity index options	666	786	717
Sales of other investments	65	122	186
Sales of real estate, property and equipment	—	—	27
Other investing activities, net	10	10	8

Net cash used in investing activities	(2,449)	(4,052)	(2,433)

Financing Activities:
Annuity receipts	4,960	5,407	4,341
Annuity surrenders, benefits and withdrawals	(3,358)	(2,916)	(2,341)
Net transfers from variable annuity assets	60	47	54
Advances from Federal Home Loan Bank	—	225	—
Repayments to Federal Home Loan Bank	—	—	(64)
Cash dividends paid	(140)	(60)	(225)
Other financing activities, net	(2)	(1)	(16)

Net cash provided by financing activities	1,520	2,702	1,749

Net Change in Cash and Cash Equivalents	405	(282)	112
Cash and cash equivalents at beginning of period	329	611	499

Cash and cash equivalents at end of period	$734	$329	$611

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.     Accounting Policies

Basis of Presentation The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). GALIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2019, and prior to April 17, 2020, have been evaluated for potential recognition or disclosure herein.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

On January 1, 2018, GALIC adopted Accounting Standards Update (“ASU”) 2014-09, which provides guidance on recognizing revenue when (or as) performance obligations under the contract are satisfied. The guidance also updates the accounting for certain costs associated with obtaining and fulfilling contracts with customers and requires certain new disclosures. Because revenue recognition for insurance contracts and financial instruments (GALIC’s primary sources of revenue) were excluded from the scope of the new guidance, the adoption of ASU 2014-09 did not have a material impact on GALIC’s results of operations or financial position.

Fair Value Measurements Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any material nonrecurring fair value measurements in 2019 or 2018.

Investments On January 1, 2018, GALIC adopted ASU 2016-01, which requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At December 31, 2017, GALIC had $593 million in equity securities classified as “available for sale” under the prior guidance with holding gains and losses included in accumulated other comprehensive income (“AOCI”) instead of net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI was reclassified to retained earnings as the cumulative effect of an accounting change. The cumulative effect of the accounting change also includes the net unrealized gain on GALIC’s small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under the new guidance ($3 million net of tax at the date of adoption).

Following the adoption of ASU 2016-01, holding gains and losses on equity securities carried at fair value are generally recorded in realized gains (losses) on securities. However, GALIC records holding gains and losses on securities classified as “trading” under previous guidance, its small portfolio of limited partnerships and similar investments carried at fair value and certain other securities classified at purchase as “fair value through net investment income” in net investment income.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Under the new guidance, GALIC recorded holding gains of $140 million on equity securities in net earnings during 2019 on securities that were still held December 31, 2019 and holding losses of $97 million on equity securities in net earnings during 2018 on securities that were still owned at December 31, 2018. Under the prior guidance, these holding losses would have been recorded in AOCI until the securities were disposed (with the exception of any impairment charge that may have been recorded). Because almost all of the equity securities impacted by the new guidance were carried at fair value through AOCI under the prior guidance, the adoption of the new guidance did not have a material impact on GALIC’s financial position.

Fixed maturity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in AOCI in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

Limited partnerships and similar investments are generally accounted for using the equity method of accounting. Under the equity method, GALIC records its share of the earnings or losses of the investee based on when they are reported by the investee in its financial statements rather than in the period in which the investee declares a dividend. GALIC’s share of the earnings or losses from equity method investments is generally recorded on a quarter lag due to the timing of the receipt of the investee’s financial statements. GALIC’s equity in the earnings (losses) of limited partnerships and similar investments is included in net investment income.

Gains or losses on fixed maturity securities classified as “available for sale” are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the statement of earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only and principal-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.

To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.

Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Funds Held as Collateral GALIC receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.

Reinsurance Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

Deferred Policy Acquisition Costs (“DPAC”) Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Annuity Benefits Accumulated Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue. For traditional fixed annuities, the liability for annuity benefits accumulated represents the account value that had accrued to the benefit of the policyholder as of the balance sheet date. For fixed-indexed annuities (“FIAs”), the liability for annuity benefits accumulated includes an embedded derivative that represents the estimated fair value of the index participation with the remaining component representing the discounted value of the guaranteed minimum contract benefits.

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.

Unearned Revenue Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.

Life, Accident and Health Reserves Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Variable Annuity Assets and Liabilities Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.

GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.

Leases On January 1, 2019, GALIC adopted ASU 2016-02, which requires entities that lease assets for terms longer than one year to recognize assets and liabilities for the rights and obligations created by those leases on the balance sheet based on the present value of contractual cash flows. As permitted under the ASU, GALIC adopted the guidance on a modified retrospective basis (comparative periods were not adjusted) and elected the following accounting policies and practical expedients:

•	exclude leases with a term of 12 months or less from the calculation of lease assets and liabilities,

•	not separate lease and non-lease components except for buildings (office space and storage facilities),

•

for contracts existing at the date of adoption — not reassess whether a contract is a lease or contains a lease, how initial direct costs were accounted for or whether the lease is an operating or finance lease, and

•	use hindsight to determine the lease term for leases existing at the date of adoption.

GALIC did not have any material leases at December 31, 2019 or January 1, 2019.

Noncontrolling Interests For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.

Premium Recognition For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Income Taxes GALIC and its subsidiaries have an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date. This includes the impact on deferred tax assets or liabilities established through AOCI, which results in an amount equal to the difference between the deferred tax at the historical corporate rate and the newly enacted rate stranded in AOCI. As permitted under guidance adopted effective December 31, 2017 (ASU 2018-02), GALIC reclassified the $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings at December 31, 2017. See Note I — “Income Taxes” for further information.

Benefit Plans GALIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

Credit Impairment Guidance Effective in 2020 In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which provides a new loss model for determining credit-related impairments for financial instruments measured at amortized cost (mortgage loans, premiums receivable and reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses considers historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. Expected credit losses, and subsequent increases or decreases in such expected losses, will be recorded immediately through net earnings as an allowance that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the balance sheet at the amount expected to be collected. The updated guidance also amends the current other-than-temporary impairment model for available for sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. Subsequent increases or decreases in expected credit losses will be recorded immediately in net earnings through realized gains (losses). GALIC will adopt this guidance effective January 1, 2020. The new guidance did not have a material impact on GALIC’s results of operations or financial position.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

B.    Segments of Operations

GALIC manages its business as two segments: (i) Annuity and (ii) Run-off life. GALIC’s annuity business sells traditional fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.

The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	2019	2018	2017
Assets
Annuity	$45,217	$40,115	$37,392
Run-off life	676	686	728

Total assets	$45,893	$40,801	$38,120

Revenues
Annuity:
Net investment income	$1,792	$1,638	$1,458
Other income	108	108	106

Total annuity	1,900	1,746	1,564
Run-off life	49	50	47

Total revenues before realized gains (losses)	1,949	1,796	1,611
Realized gains (losses) on securities	132	(105)	(13)

Total revenues	$2,081	$1,691	$1,598

Earnings Before Income Taxes
Annuity	$363	$363	$385
Run-off life	2	(2)	9

Total earnings before realized gains (losses) and income taxes	365	361	394
Realized gains (losses) on securities	132	(105)	(13)

Total earnings before income taxes	$497	$256	$381

C.    Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, corporate and municipal fixed maturity securities, asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), certain non-affiliated common stocks and equity index options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

information available at the valuation date. Financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information are classified as Level 3.

AFG’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company’s internal investment professionals are a group of approximately 20 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2019
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$6	$24	$15	$45
States, municipalities and political subdivisions	—	4,284	65	4,349
Foreign government	—	34	—	34
Residential MBS	—	1,971	128	2,099
Commercial MBS	—	806	29	835
Collateralized loan obligations	—	3,365	14	3,379
Other asset-backed securities	—	4,357	1,030	5,387
Corporate and other	16	20,220	1,535	21,771

Total AFS fixed maturities	22	35,061	2,816	37,899
Trading fixed maturities	—	54	—	54
Equity securities	492	41	276	809
Equity index call options	—	924	—	924
Variable annuity assets (separate accounts) (*)	—	628	—	628
Other assets — derivatives	—	50	—	50

Total assets accounted for at fair value	$514	$36,758	$3,092	$40,364

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$3,730	$3,730
Other liabilities — derivatives	—	10	—	10

Total liabilities accounted for at fair value	$—	$10	$3,730	$3,740

December 31, 2018
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$6	$25	$8	$39
States, municipalities and political subdivisions	—	4,238	59	4,297
Foreign government	—	13	—	13
Residential MBS	—	1,787	161	1,948
Commercial MBS	—	788	48	836
Collateralized loan obligations	—	3,298	85	3,383
Other asset-backed securities	—	3,627	543	4,170
Corporate and other	14	17,713	1,719	19,446

Total AFS fixed maturities	20	31,489	2,623	34,132
Trading fixed maturities	—	55	—	55
Equity securities	493	38	212	743
Equity index call options	—	184	—	184
Variable annuity assets (separate accounts) (*)	—	557	—	557
Other assets — derivatives	—	16	—	16

Total assets accounted for at fair value	$513	$32,339	$2,835	$35,687

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,720	$2,720
Other liabilities — derivatives	—	49	—	49

Total liabilities accounted for at fair value	$—	$49	$2,720	$2,769

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The transfers between Level 1 and Level 2 for the years ended December 31, 2019, 2018 and 2017 are reflected in the table below at fair value as of the end of the reporting period (dollars in millions):

	Level 2 To Level 1 Transfers						Level 1 To Level 2 Transfers
	# of Transfers			Fair Value			# of Transfers			Fair Value
	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017
Perpetual preferred stocks	—	—	1	$—	$—	$1	—	—	1	$—	$—	$1
Common stocks	2	—	—	—	—	—	—	—	—	—	—	—

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in observable trade activity.

Approximately 8% of the total assets carried at fair value on December 31, 2019 were Level 3 assets. Approximately 61% ($1.87 billion) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by GALIC.

Internally developed Level 3 asset fair values represent approximately $996 million at December 31, 2019. Of this amount, approximately $565 million relates to fixed maturity securities that were priced using management’s best estimate of an appropriate credit spread over the treasury yield (of a similar duration) to discount future expected cash flows using a third-party model. The credit spread applied by management is the significant unobservable input. For this group of approximately 34 securities, the average spread used was 400 basis points over the reference treasury yield and the spreads ranged from 100 basis points to 1,253 basis points (approximately 70% of the spreads were between 200 and 700 basis points). Had management used higher spreads, the fair value of this group of securities would have been lower. Conversely, if the spreads used were lower, the fair values would have been higher. For the remainder of the internally developed prices, any justifiable changes in unobservable inputs used to determine fair value would not have resulted in a material change in GALIC’s financial position.

The derivatives embedded in GALIC’s fixed-indexed and registered index-linked annuity liabilities are measured using a discounted cash flow approach and had a fair value of $3.73 billion at December 31, 2019. The following table presents information about the unobservable inputs used by management in determining fair value of these Level 3 liabilities. See Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for credit risk	0.2% – 2.4% over the risk-free rate
Risk margin for uncertainty in cash flows	0.80% reduction in the discount rate
Surrenders	3% – 22% of indexed account value
Partial surrenders	2% – 9% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	1.5% – 10.6% of indexed account value
Budgeted option costs	2.5% – 3.3% of indexed account value

The range of adjustments for credit risk is based on the Moody’s corporate A2 bond index and reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed and registered index-linked annuity products with an expected range of 7% to 10% in the majority of future calendar years (3% to 22% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed and registered index-linked annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Changes in balances of Level 3 financial assets and liabilities carried at fair value during 2019, 2018 and 2017 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs and $20 million of equity securities transferred into Level 3 in the first quarter of 2018 related to a small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under new guidance adopted on January 1, 2018, as discussed in Note A — “Accounting Policies — Investments.” All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2018	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2019
AFS fixed maturities:
U.S. government agency	$8	$—	$7	$—	$—	$—	$—	$15
State and municipal	59	—	6	—	(3)	10	(7)	65
Residential MBS	161	3	(3)	—	(18)	36	(51)	128
Commercial MBS	48	2	—	—	(13)	3	(11)	29
Collateralized loan obligations	85	(4)	4	—	—	14	(85)	14
Other asset-backed securities	543	—	5	727	(162)	23	(106)	1,030
Corporate and other	1,719	(1)	53	378	(250)	28	(392)	1,535

Total AFS fixed maturities	2,623	—	72	1,105	(446)	114	(652)	2,816
Equity securities	212	8	—	36	(2)	22	—	276

Total Level 3 assets	$2,835	$8	$72	$1,141	$(448)	$136	$(652)	$3,092

Embedded derivatives (*)	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

Total Level 3 liabilities	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

(*)

Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes a favorable adjustment related to the unlocking of actuarial assumptions of $181 million in 2019.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2017	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2018
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	72	—	(3)	—	(2)	—	(8)	59
Residential MBS	99	(5)	(4)	—	(18)	106	(17)	161
Commercial MBS	34	—	—	14	—	—	—	48
Collateralized loan obligations	142	(2)	(9)	24	(11)	2	(61)	85
Other asset-backed securities	398	—	(1)	292	(171)	69	(44)	543
Corporate and other	941	(9)	(18)	986	(148)	26	(59)	1,719

Total AFS fixed maturities	1,694	(16)	(35)	1,316	(350)	203	(189)	2,623
Equity securities	105	(4)	—	106	(4)	20	(11)	212

Total Level 3 assets	$1,799	$(20)	$(35)	$1,422	$(354)	$223	$(200)	$2,835

Embedded derivatives (*)	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

Total Level 3 liabilities	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes losses related to the unlocking of actuarial assumptions of $44 million in 2018.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2016	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2017
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	75	—	1	—	(2)	—	(2)	72
Residential MBS	148	(3)	1	1	(26)	32	(54)	99
Commercial MBS	25	2	—	13	(10)	4	—	34
Collateralized loan obligations	113	—	—	41	(12)	—	—	142
Other asset-backed securities	246	—	1	254	(83)	154	(174)	398
Corporate and other	652	(5)	3	440	(120)	29	(58)	941

Total AFS fixed maturities	1,267	(6)	6	749	(253)	219	(288)	1,694
Equity securities	110	(14)	7	25	(10)	—	(13)	105

Total Level 3 assets	$1,377	$(20)	$13	$774	$(263)	$219	$(301)	$1,799

Embedded derivatives (*)	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

Total Level 3 liabilities	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes losses related to the unlocking of actuarial assumptions of $25 million in 2017.

Fair Value of Financial Instruments The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying	Fair Value
	Value	Total	Level 1	Level 2	Level 3
December 31, 2019
Financial assets:
Cash and cash equivalents	$734	$734	$734	$—	$—
Mortgage loans	1,072	1,081	—	—	1,081
Policy loans	164	164	—	—	164

Total financial assets not accounted for at fair value	$1,970	$1,979	$734	$—	$1,245

Financial liabilities:
Annuity benefits accumulated (*)	$40,159	$40,182	$—	$—	$40,182

Total financial liabilities not accounted for at fair value	$40,159	$40,182	$—	$—	$40,182

December 31, 2018
Financial assets:
Cash and cash equivalents	$329	$329	$329	$—	$—
Mortgage loans	783	772	—	—	772
Policy loans	174	174	—	—	174

Total financial assets not accounted for at fair value	$1,286	$1,275	$329	$—	$946

Financial liabilities:
Annuity benefits accumulated (*)	$36,384	$34,765	$—	$—	$34,765

Total financial liabilities not accounted for at fair value	$36,384	$34,765	$—	$—	$34,765

(*)	Excludes $247 million and $232 million of life contingent annuities in the payout phase at December 31, 2019 and 2018, respectively.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

D.    Balance Sheet Impact of Net Unrealized Gains on Securities

In addition to adjusting fixed maturity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
December 31, 2019
Fixed maturities	$36,144	$1,755	$37,899
Deferred policy acquisition costs	1,394	(681)	713
Annuity benefits accumulated	(40,186)	(220)	(40,406)
Unearned revenue (included in other liabilities)	(23)	11	(12)

Net unrealized gain, pretax		865
Deferred tax on unrealized gain		(182)

Net unrealized gain, after tax (included in AOCI)		$683

December 31, 2018
Fixed maturities	$34,024	$108	$34,132
Deferred policy acquisition costs	1,423	(42)	1,381
Annuity benefits accumulated	(36,602)	(14)	(36,616)
Unearned revenue (included in other liabilities)	(29)	1	(28)

Net unrealized gain, pretax		53
Deferred tax on unrealized gain		(11)

Net unrealized gain, after tax (included in AOCI)		$42

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

E.    Investments

Available for sale fixed maturities at December 31 consisted of the following (in millions):

	2019					2018
	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value
		Gains	Losses				Gains	Losses
Fixed maturities:
U.S. Government and government agencies	$38	$7	$—	$7	$45	$41	$1	$(3)	$(2)	$39
States, municipalities and political subdivisions	4,080	270	(1)	269	4,349	4,195	130	(28)	102	4,297
Foreign government	31	3	—	3	34	11	2	—	2	13
Residential MBS	1,909	193	(3)	190	2,099	1,749	203	(4)	199	1,948
Commercial MBS	807	28	—	28	835	822	16	(2)	14	836
Collateralized loan obligations	3,401	8	(30)	(22)	3,379	3,440	—	(57)	(57)	3,383
Other asset-backed securities	5,265	138	(16)	122	5,387	4,067	122	(19)	103	4,170
Corporate and other	20,613	1,176	(18)	1,158	21,771	19,699	158	(411)	(253)	19,446

Total fixed maturities	$36,144	$1,823	$(68)	$1,755	$37,899	$34,024	$632	$(524)	$108	$34,132

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2019 and December 31, 2018 were $94 million and $112 million, respectively. Gross unrealized gains on such securities at December 31, 2019 and December 31, 2018 were $87 million and $89 million, respectively. Gross unrealized losses on such securities at December 31, 2019 and December 31, 2018 were $1 million and $5 million, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate primarily to residential MBS.

Equity securities, which are reported at fair value with holding gains and losses recognized in net earnings, consisted of the following at December 31 (in millions):

	2019			2018
			Fair Value			Fair Value
			over (under)			over (under)
	Actual Cost	Fair Value	Cost	Actual Cost	Fair Value	Cost
Common stocks	$497	$552	$55	$562	$518	$(44)
Perpetual preferred stocks	249	257	8	236	225	(11)

Total equity securities carried at fair value	$746	$809	$63	$798	$743	$(55)

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More
	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
December 31, 2019
Fixed maturities:
U.S. Government and government agencies	$—	$—	—%	$—	$—	—%
States, municipalities and political subdivisions	(1)	105	99%	—	5	100%
Residential MBS	(2)	315	99%	(1)	15	94%
Commercial MBS	—	11	100%	—	—	—%
Collateralized loan obligations	(9)	995	99%	(21)	1,363	98%
Other asset-backed securities	(11)	838	99%	(5)	91	95%
Corporate and other	(11)	937	99%	(7)	202	97%

Total fixed maturities	$(34)	$3,201	99%	$(34)	$1,676	98%

December 31, 2018
Fixed maturities:
U.S. Government and government agencies	$—	$1	100%	$(3)	$11	79%
States, municipalities and political subdivisions	(12)	773	98%	(16)	471	97%
Residential MBS	(3)	203	99%	(1)	32	97%
Commercial MBS	(1)	117	99%	(1)	30	97%
Collateralized loan obligations	(48)	2,807	98%	(9)	147	94%
Other asset-backed securities	(12)	1,231	99%	(7)	293	98%
Corporate and other	(294)	9,616	97%	(117)	1,761	94%

Total fixed maturities	$(370)	$14,748	98%	$(154)	$2,745	95%

At December 31, 2019, the gross unrealized losses on fixed maturities of $68 million relate to 509 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 75% of the gross unrealized loss and 93% of the fair value.

The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

GALIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. During 2019, 2018 and 2017, GALIC recorded other-than-temporary impairment charges related to its residential MBS of $1 million, $5 million and $1 million, respectively.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

In 2019, GALIC recorded other-than-temporary impairment charges of $12 million on third-party collateralized loan obligations and $8 million on corporate bonds. Other-than-temporary impairment charges on fixed maturities other than residential MBS were $16 million in 2018 and $13 million in 2017. In addition, GALIC recorded $2 million in other-than-temporary impairment charges in 2017 on investments that are included in other investments on the balance sheet.

Management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2019.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities previously classified as “available for sale” are required to be carried at fair value through net earnings instead of accumulated other comprehensive income and therefore are no longer evaluated for other-than-temporary impairment. In 2017, GALIC recorded other-than-temporary impairment charges on equity securities classified as available for sale of $27 million.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in millions):

	2019	2018	2017
Balance at January 1	$97	$99	$104
Additional credit impairments on:
Previously impaired securities	1	—	1
Securities without prior impairments	—	1	2
Reductions due to sales or redemptions	(6)	(3)	(8)

Balance at December 31	$92	$97	$99

The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2019 (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
	Cost	Amount	%
Maturity
One year or less	$1,334	$1,356	4%
After one year through five years	8,151	8,510	22%
After five years through ten years	12,092	12,940	34%
After ten years	3,185	3,393	9%

	24,762	26,199	69%
Collateralized loan obligations and other ABS (average life of approximately 4-1/2 years)	8,666	8,766	23%
MBS (average life of approximately 4-1/2 years)	2,716	2,934	8%

Total	$36,144	$37,899	100%

Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of shareholder’s equity at December 31, 2019 or 2018.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Net Investment Income The following table shows (in millions) investment income earned and investment expenses incurred.

	2019	2018	2017
Investment income:
Fixed maturities	$1,600	$1,450	$1,342
Equity securities:
Dividends	34	30	21
Change in fair value (*)	17	13	—
Equity in earnings of partnerships and similar investments	90	96	37
Mortgage loans	43	45	46
Policy loans	9	10	11
Real estate and other	36	26	31

Gross investment income	1,829	1,670	1,488
Investment expenses	(16)	(13)	(10)

Net investment income	$1,813	$1,657	$1,478

(*)

Although the change in the fair value of the majority of GALIC’s equity securities is recorded in realized gains (losses) on securities, GALIC records holding gains and losses in net investment income on equity securities classified as “trading” under previous guidance and on a small portfolio of limited partnership and similar investments that do not qualify for the equity method of accounting.

GALIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses, which included investment management fees charged by this subsidiary, for 2019, 2018 and 2017 were $11 million, $7 million and $5 million, respectively.

Realized gains (losses) and changes in unrealized appreciation (depreciation) included in AOCI related to fixed maturity and equity security investments are summarized as follows (in millions):

	2019				2018
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$19	$(21)	$(2)	$1,647	$5	$(21)	$(16)	$(1,057)
Equity securities	122	—	122	—	(107)	—	(107)	—
Mortgage loans and other investments	2	—	2	—	—	—	—	—
Other (*)	(1)	11	10	(835)	11	7	18	502

Total pretax	142	(10)	132	812	(91)	(14)	(105)	(555)
Tax effects	(30)	2	(28)	(171)	19	3	22	117

Net of tax	$112	$(8)	$104	$641	$(72)	$(11)	$(83)	$(438)

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

	2017
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$15	$(14)	$1	$455
Equity securities	12	(27)	(15)	66
Mortgage loans and other investments	(8)	(2)	(10)	—
Other (*)	(3)	14	11	(219)

Total pretax	16	(29)	(13)	302
Tax effects:
Reclassify impact of U.S. corporate tax rate change	—	—	—	101
Other	(6)	10	4	(106)

Total tax effects	(6)	10	4	(5)

Net of tax	$10	$(19)	$(9)	$297

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. GALIC recorded net holding gains (losses) on equity securities during 2019 and 2018 on securities that were still owned at December 31 as follows (in millions):

	2019	2018
Included in realized gains (losses)	$123	$(110)
Included in net investment income	17	13

	$140	$(97)

Gross realized gains and losses (excluding impairment write-downs and mark-to-market of derivatives) on available for sale fixed maturity investment transactions consisted of the following (in millions):

	2019	2018	2017
Gross gains	$30	$17	$37
Gross losses	(16)	(12)	(19)

During 2017, GALIC recorded gross gains of $23 million and gross losses of $11 million on available for sale equity securities.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

F.    Derivatives

As discussed under “Derivatives” in Note A — “Accounting Policies,” GALIC uses derivatives in certain areas of its operations.

Derivatives That Do Not Qualify for Hedge Accounting The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		December 31, 2019		December 31, 2018
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability
MBS with embedded derivatives	Fixed maturities	$74	$—	$84	$—
Public company warrants	Equity securities	—	—	—	—
Fixed-indexed and registered index-linked annuities (embedded derivative)	Annuity benefits accumulated	—	3,730	—	2,720
Equity index call options	Equity index call options	924	—	184	—
Equity index put options	Other liabilities	—	1	—	1
Reinsurance contract (embedded derivative)	Other liabilities	—	4	—	2

		$998	$3,735	$268	$2,723

The MBS with embedded derivatives consist of primarily interest-only and principal-only MBS. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.

Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.

GALIC’s fixed-indexed and registered index-linked annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($577 million at December 31, 2019 and $103 million at December 31, 2018) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the net change in the fair value of the call and put options will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for current reporting period but rather impact the timing of reported results.

As discussed under “Reinsurance” in Note A, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following table summarizes the gains (losses) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting for 2019, 2018, and 2017 (in millions):

Derivative	Statement of Earnings Line	2019	2018	2017
MBS with embedded derivatives	Realized gains (losses) on securities	$5	$(4)	$(3)
Public company warrants	Realized gains (losses) on securities	—	(3)	—
Fixed-indexed and registered index-linked annuities (embedded derivative) (*)	Annuity benefits	(919)	204	(589)
Equity index call options	Annuity benefits	804	(298)	494
Equity index put options	Annuity benefits	2	(1)	—
Reinsurance contract (embedded derivative)	Net investment income	(2)	2	(2)

		$(110)	$(100)	$(100)

(*)

The change in fair value of the embedded derivative includes a favorable adjustment related to unlocking of actuarial assumptions of $181 million in 2019 and losses of $44 million in 2018 and $25 million in 2017.

Derivatives Designated and Qualifying as Cash Flow Hedges As of December 31, 2019, GALIC has thirteen active interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.

Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between April 2020 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps was $1.98 billion at December 31, 2019 compared to $2.35 billion at December 31, 2018, reflecting the scheduled amortization discussed above, the termination of two swaps with notional amounts of $138 million and $100 million (on the settlement dates) in the second quarter and fourth quarter of 2019, respectively, and the expiration of a swap with a notional amount of $78 million (on the expiration date) in the third quarter of 2019. The fair value of the interest rate swaps in an asset position and included in other assets was $50 million at December 31, 2019 and $16 million at December 31, 2018. The fair value of the interest rate swaps in a liability position and included in other liabilities was $5 million at December 31, 2019 and $46 million at December 31, 2018. The net unrealized gain or loss on cash flow hedges is included in AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were income of $3 million in 2019, losses of $3 million in 2018 and income of $6 million in 2017. A collateral receivable supporting these swaps of $20 million at December 31, 2019 and $135 million at December 31, 2018 is included in other assets in GALIC’s Balance Sheet.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

G.    Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2016	$1,106	$110	$46	$1,262	$(265)	$997
Additions	225	4	—	229	—	229
Amortization:
Periodic amortization	(160)	(19)	(8)	(187)	—	(187)
Annuity unlocking	34	6	1	41	—	41
Included in realized gains	9	1	—	10	—	10
Other	—	—	10	10	—	10
Change in unrealized	—	—	—	—	(157)	(157)

Balance at December 31, 2017	1,214	102	49	1,365	(422)	943

Additions	263	2	—	265	—	265
Amortization:
Periodic amortization	(237)	(19)	(7)	(263)	—	(263)
Annuity unlocking	29	—	—	29	—	29
Included in realized gains	14	1	—	15	—	15
Change in unrealized	—	—	—	—	392	392

Balance at December 31, 2018	1,283	86	42	1,411	(30)	1,381

Additions	206	2	—	208	—	208
Amortization:
Periodic amortization	(120)	(13)	(6)	(139)	—	(139)
Annuity unlocking	(76)	(1)	—	(77)	—	(77)
Included in realized gains	8	1	—	9	—	9
Change in unrealized	—	—	—	—	(669)	(669)

Balance at December 31, 2019	$1,301	$75	$36	$1,412	$(699)	$713

(*)	Adjustments to DPAC related to net unrealized gains/losses on securities and cash flow hedges.

The present value of future profits (“PVFP”) amounts in the table above are net of $154 million and $148 million of accumulated amortization at December 31, 2019 and 2018, respectively. During each of the next five years, the PVFP is expected to decrease at a rate of approximately one-eighth of the balance at the beginning of each respective year.

H.    Shareholder’s Equity

Capital Contributions from Parent GALIC received non-cash capital contributions from GAFRI totaling $19 million in 2019, $17 million in 2018 and $14 million in 2017. The non-cash capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”) Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (c)	AOCI Ending Balance
Year ended December 31, 2019
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$828	$(174)	$654
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(16)	3	(13)

Total net unrealized gains on securities (b)	$42	812	(171)	641	$—	$683
Net unrealized gains (losses) on cash flow hedges	(11)	36	(8)	28	—	17

Total	$31	$848	$(179)	$669	$—	$700

Year ended December 31, 2018
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(561)	$118	$(443)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		6	(1)	5

Total net unrealized gains (losses) on securities (b)	$570	(555)	117	(438)	$(90)	$42
Net unrealized gains (losses) on cash flow hedges	(13)	2	—	2	—	(11)

Total	$557	$(553)	$117	$(436)	$(90)	$31

Year ended December 31, 2017
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$299	$(105)	$194
Reclassification adjustment for realized (gains) losses included in net earnings (a)		3	(1)	2

Total net unrealized gains on securities (b)	$273	302	(106)	196	$101	$570
Net unrealized losses on cash flow hedges	(7)	(6)	2	(4)	(2)	(13)

Total	$266	$296	$(104)	$192	$99	$557

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized gains (losses) on securities
Tax	Provision for income taxes

(b)

Includes net unrealized gains of $34 million at December 31, 2019 compared to $33 million and $42 million at December 31, 2018 and 2017 related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

(c)

On January 1, 2018, GALIC adopted new guidance that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities classified as available for sale (with unrealized holding gains and losses reported in AOCI) under the prior guidance was reclassified from AOCI to retained earnings as the cumulative effect of an accounting change. Other also includes the December 2017 reclassification of $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings (see Note A — “Accounting Policies — Income Taxes”).

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

I.    Income Taxes

The following is a reconciliation of income taxes at the statutory rate (21% in 2019 and 2018 and 35% in 2017) to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	2019		2018		2017
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT
Earnings before income taxes (“EBT”)	$497		$256		$381

Income taxes at statutory rate	$104	21%	$54	21%	$133	35%
Effect of permanent items	(2)	—%	(7)	(3%)	(4)	(1%)
Effect of change in U.S. corporate tax rate	—	—%	—	—%	(24)	(6%)

Provision for income taxes as shown in the statement of earnings	$102	21%	$47	18%	$105	28%

The Tax Cuts and Jobs Act of 2017 (“TCJA”), which was enacted on December 22, 2017, lowered the U.S corporate tax rate to 21% and made other widespread changes to the U.S. tax code effective in 2018. Because the TCJA was enacted in December 2017, GALIC recorded the $24 million decrease in its net deferred tax liability resulting from the changes in the tax code (primarily the lower corporate tax rate applicable to 2018 and future years) in the fourth quarter of 2017.

At the time it was enacted, the TCJA was subject to further clarification and interpretation by the U.S. Treasury Department and the Internal Revenue Service. GALIC’s deferred tax assets and liabilities were recorded at December 31, 2017 using reasonable estimates based on available information and were considered provisional in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 118 (“SAB 118”). In accordance with SAB 118, changes in deferred taxes resulting from clarification and interpretation of the TCJA were recorded in 2018 in the period in which the guidance was published and did not have a material impact on GALIC’s effective tax rate. As a result, GALIC’s implementation of the TCJA was complete as of December 31, 2018.

GALIC’s 2013 — 2019 tax years remain subject to examination by the IRS.

GALIC did not have any earnings or losses subject to tax in foreign jurisdictions for the years ended December 31, 2019, 2018 and 2017.

The total income tax provision (credit) consists of (in millions):

	2019	2018	2017
Current taxes:
Federal	$152	$130	$183
State	4	3	3
Deferred taxes:
Federal	(54)	(86)	(57)
Impact of change in U.S. corporate tax rate	—	—	(24)

Provision for income taxes	$102	$47	$105

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2019			2018
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserves	$601	$46	$647	$521	$3	$524
Other, net	7	(2)	5	8	—	8

Total deferred tax assets	608	44	652	529	3	532
Deferred tax liabilities:
Investment securities	(78)	(369)	(447)	(23)	(22)	(45)
Deferred policy acquisition costs	(236)	143	(93)	(248)	8	(240)
Insurance claims and reserves transition liability	(68)	—	(68)	(79)	—	(79)

Total deferred tax liabilities	(382)	(226)	(608)	(350)	(14)	(364)

Net deferred tax asset (liability)	$226	$(182)	$44	$179	$(11)	$168

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2019 and 2018.

GALIC did not have a liability for uncertain tax positions during 2019, 2018 or 2017.

Cash payments for income taxes, net of refunds, were $163 million, $106 million and $217 million for 2019, 2018 and 2017, respectively.

J.     Contingencies

GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.

K.     Insurance

Securities owned by GALIC, having a carrying value of approximately $28 million at December 31, 2019, were on deposit as required by regulatory authorities.

FHLB Funding Agreements GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $52 million investment in FHLB capital stock at December 31, 2019 is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market.

In 2019, GALIC refinanced the terms on advances totaling $610 million. In the fourth quarter of 2018, GALIC refinanced the terms on a $40 million advance and the FHLB advanced GALIC $225 million. At both December 31, 2019 and December 31, 2018, GALIC had $1.10 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.13% to 0.21% over LIBOR (average rate of 1.95% at December 31, 2019). While these advances must be repaid between 2020 and 2021 ($310 million in 2020 and $786 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.27 billion (included in available for sale fixed maturity securities) at December 31, 2019. Interest credited on the funding agreements, which is included in annuity benefits, was $27 million in 2019, $20 million in 2018 and $14 million in 2017.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Statutory Information GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2019	2018	2017	2019	2018
GALIC consolidated life insurance companies	$34	$802	$286	$2,868	$2,701

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit), which is reflected in the life insurance companies capital and surplus in the table above. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2019 and 2018, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2019 or 2018.

GALIC paid dividends to GAFRI totaling $140 million, $60 million and $225 million in 2019, 2018 and 2017, respectively. The maximum amount of dividends that can be paid to shareholders in 2020 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2020 by GALIC without prior approval is $287 million, based on 10% of statutory surplus. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2020 without prior approval is $35 million.

Reinsurance GALIC has reinsured approximately $6.23 billion of its $9.53 billion in face amount of life insurance at December 31, 2019 compared to $7.69 billion of its $10.82 billion in face amount of life insurance at December 31, 2018. Life written premiums ceded were $20 million, $22 million and $28 million for 2019, 2018 and 2017, respectively. Reinsurance recoveries on ceded life policies were $32 million, $41 million and $38 million for 2019, 2018 and 2017, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.

Fixed Annuities For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2019	2018
Expected death and annuitization	$232	$229
Guaranteed withdrawal benefits	625	472
Accrued persistency and premium bonuses	1	1

Variable Annuities At December 31, 2019, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $13 million, compared to $35 million at December 31, 2018. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2019, 2018 and 2017.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

L.     Additional Information

See Note A — “Accounting Policies — Credit Impairment Guidance Effective in 2020” for a discussion of accounting guidance adopted on January 1, 2020, which provides a new credit loss model for determining credit-related impairments for reinsurance recoverables and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The new guidance did not have a material impact on GALIC’s results of operations or financial position.

Related Parties Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its parent, GAFRI, based on actual costs incurred. In 2019, 2018 and 2017, GALIC paid GAFRI $44 million, $43 million and $40 million, respectively, for such services.

Financial Instruments — Unfunded Commitments On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2019, GALIC had commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $491 million.

Benefit Plans GALIC expensed approximately $1 million in 2019 and $2 million in both 2018 and 2017 related to the retirement and employee savings plans.

M.     Subsequent Event

Management of GALIC has evaluated all other events occurring after December 31, 2019 through April 17, 2020, the date the financial statements were available to be issued, to determine whether any event required either recognition or disclosure in the financial statements. Subsequent to December 31, 2019, the spread of the COVID-19 virus has affected the international and national economy and credit markets and has interrupted normal business activities due to quarantines and other travel or health-related restrictions. As of the date of issuance of these financial statements, the full impact to GALIC is unknown, but management expects continued interruptions to day-to-day business activities, impacts to claim and premium activity and decreases in the fair value of certain investments. As of the date of issuance, the outbreak is still evolving and thus there is significant uncertainty as to its ultimate impacts on GALIC. No other material subsequent events were noted other than those already disclosed. It was determined there were no events that require recognition or disclosure in the financial statements through the report date.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

SUPPLEMENTARY INSURANCE INFORMATION

THREE YEARS ENDED DECEMBER 31, 2019

(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2019
Annuity	$694	$40,406	$—	$1,792	$1,151	$198	$188
Run-off life	19	612	22	21	36	4	7

Total	$713	$41,018	$22	$1,813	$1,187	$202	$195

2018
Annuity	$1,358	$36,616	$—	$1,638	$998	$211	$174
Run-off life	23	635	24	19	37	4	11

Total	$1,381	$37,251	$24	$1,657	$1,035	$215	$185

2017
Annuity	$917	$33,316	$—	$1,458	$892	$129	$158
Run-off life	26	658	22	20	23	4	11

Total	$943	$33,974	$22	$1,478	$915	$133	$169

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$200,000
Estimated Filing Fees	$0
Estimated Legal Fees	$200,000
Registration Fees	$0

Item 14.	Indemnification of Directors and Officers

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article VI of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.

ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

1.1 Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Part II - Page 1

Section 2. Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

2.1 No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

3.1 Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

3.2 Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self- insurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

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Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination.

American Financial Group, Inc. (“AFG”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of AFG and of the companies which are, directly or indirectly, more than 50% owned by AFG, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978, or in the case of companies directly or indirectly 50% owned by AFG, which includes the Registrant, such later date as AFG or its predecessors may be deemed to control the company. The policy contains various exclusions and reporting requirements.

Item 15.	Recent Sales of Unregistered Securities

Not applicable

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

(1)	Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.

(3)(i)	Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)(ii)	Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a) Contracts

(1)   Index FrontierSM 7 Individual Deferred Annuity Contract (Form No. P11822317NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(2)   Endorsement-Limitations on Transfer or Assignment (Form No. E1824618NW) is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April  24, 2018. 1933 Act File No. 333-207914.

(3)   Index FrontierSM 5 Individual Deferred Annuity Contract (Form No. P1182217NW) is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(4)(b) Tax Endorsements

(1)   Inherited Contract Endorsement (Form No. E1091612NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)   Individual Retirement Annuity Endorsement (Form No. E6004010NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)   Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)   Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)   Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(6)   Governmental Section 457 Plan Endorsement (Form No. E6004505NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

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(7)   Tax Sheltered Annuity Endorsement (Form No. E6004308NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(8)   Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(9)   Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No.  3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(c) Strategy Endorsements

(1)   Declared Rate Strategy-Crediting Strategy Endorsement-Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1822417NW) is incorporated by reference to Post-Effective Amendment No.  3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(2)   S&P 500 Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822517NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(3)   S&P 500 Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1822617NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)   SPDR Gold Shares Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822717NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(5)   SPDR Gold Shares Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1822817NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(6)   iShares U.S. Real Estate Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822917NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(7)   iShares U.S. Real Estate Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1823017NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(8)   iShares U.S. MSCI EAFE Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1829620NW) is incorporated by reference to Post-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on January 16, 2020. 1933 Act File No. 333-229687.

(9)   iShares U.S. MSCI EAFE Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1829720NW) is incorporated by reference to Post-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on January 16, 2020. 1933 Act File No. 333-229687.

(10)  S&P 500 Buffer Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject by Buffer Each Term-Bailout Feature (Form No. E1829820NW) is incorporated by reference to Post-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on January 16, 2020. 1933 Act File No. 333-229687.

(4)(d) Waiver Riders

(1)   Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)   Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)   California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

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(5)	Opinion re Legality is incorporated by reference to Pre-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on April 29, 2019. 1933 Act File No. 333-229687.

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Materials Contracts—Not applicable.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

(21)	Subsidiaries of the Registrant—Information about the subsidiaries of Great American Life Insurance Company is filed herewith.

(23)

(a)   Consent of legal counsel is included in Opinion re Legality that is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(b) Consent of independent registered public accounting firm is filed herewith.

(24)	(a) Power of Attorney – Mark F. Muething is filed herewith.

(b) Power of Attorney – Michael J. Prager is filed herewith.

(c) Power of Attorney – Jeffrey G. Hester is filed herewith.

(25)	Statementof Eligibility of Trustee—Not applicable.

(26)	Invitation for Competitive Bids—Not applicable.

(99)	Additional Exhibits – None

(101)	Interactive Data File is filed herewith.

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(b)	Financial Statements

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Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

GREAT AMERICAN LIFE INSURANCE COMPANY

Number	Exhibit Description

21	Subsidiaries of the Registrant

23(b)	Consent of independent registered public accounting firm

24(a)	Power of Attorney - Mark F. Muething

24(b)	Power of Attorney - Michael J. Prager

24(c)	Power of Attorney - Jeffrey G. Hester

101	The following financial information from Great American Life Insurance Company’s Form S-1, formatted in XBRL (Extensible Business Reporting Language):

(i) Consolidated Balance Sheet

(ii) Consolidated Statement of Earnings

(iii) Consolidated Statement of Comprehensive Income

(iv) Consolidated Statement of Changes in Equity

(v) Consolidated Statement of Cash Flows

(vi) Notes to Consolidated Financial Statements

(vii) Financial Statement Schedules

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement on Form S-1 for the Modified Single Premium Deferred Annuity Contract to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on April 23, 2020.

Great American Life Insurance Company

April 23, 2020	By:	/s/ Christopher P. Miliano
Christopher P. Miliano
Executive Vice President, Chief Financial Officer, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement on Form S-1 for the Modified Single Premium Deferred Annuity Contract has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Mark F. Muething Mark F. Muething*	President Chief Operating Officer Director

/s/ Jeffrey G. Hester Jeffrey G. Hester*	Director

/s/ Michael J. Prager Michael J. Prager*	Director

/s/ Christopher P. Miliano Christopher P. Miliano	Executive Vice President and Treasurer Chief Financial Officer Chief Accounting Officer Director	April 23, 2020

/s/ John P. Gruber John P. Gruber	Director Senior Vice President and Secretary General Counsel	April 23, 2020

*By: /s/ John P. Gruber John P. Gruber	As Attorney-in-Fact pursuant to powers of attorney filed herewith

Date: April 23, 2020